As filed with the Securities and Exchange Commission on December 27, 1994

                                                       Registration No. 33-85224

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------


                                AMENDMENT NO. 1
                                       TO
                             FORM S-11 AND FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                  THE CIT GROUP SECURITIZATION CORPORATION II


                          THE CIT GROUP HOLDINGS, INC.
   (Exact name of each registrant as specified in its governing instruments)

                               ------------------

                Delaware                                   22-3328188
                Delaware                                   13-2994534
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                                 650 CIT Drive
                          Livingston, New Jersey 07039
                                 (201) 740-5000
                    (Address of principal executive office)
                           -------------------------
                                ERNEST D. STEIN
             Executive Vice President, General Counsel & Secretary
                          The CIT Group Holdings, Inc.
                          1211 Avenue of the Americas
                            New York, New York 10036
                    (Name and address of agent for service)

                  Please send copies of all communications to:
                             PAUL N. WATTERSON, JR.
                              Schulte Roth & Zabel
                                900 Third Avenue
                            New York, New York 10022
                           -------------------------

 Approximate date of commencement of proposed sale of securities to the public:
         From time to time after the effective date of this Amendment.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]



                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                    Proposed               Proposed
                                              Amount                maximum                maximum           Amount of
       Title of each class of                  to be             offering price           aggregate         registration
     securities to be registered            Registered            per unit(1)         offering price(1)        fee (2)
- ------------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Contract
Pass-Through Certificates.......
- -------------------------------------       $500,000,000               100%               $500,000,000       $172,070.00
Limited Guarantees of The CIT
Group Holdings, Inc. (3)
====================================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).


(2) Pursuant to Rule 457(b), the required fee paid herewith has been reduced by $344.83, which is the amount equal to the fee previously paid with respect to this registration statement pursuant to Rule 457.

(3) To be issued in connection with issuance of the Manufactured Housing Pass-Through Certificates of The CIT Group Securitization Corporation II. No additional consideration will be paid for the Limited Guarantee; accordingly, no separate filing fee is being paid herewith, pursuant to Rule 457(n).



                           -------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K




        Item on Form S-11                     Caption in Prospectus
        -----------------                     ---------------------


1.  Forepart of Registration
    Statement and Outside Front
    Cover Page of Prospectus.....   Front Cover Page of Registration  Statement;
                                    Outside Front Cover Page of Prospectus

2.  Inside Front and Outside
    Back Cover Pages of
    Prospectus... ...............   Inside Front and Outside Back Cover Pages of
                                    Prospectus

3.  Summary Information,
    Risk Factors and
    Ratio of earnings to
    Fixed Charges................   Summary  of  Terms;  Special Considerations;
                                    Yield Considerations; Maturity and Prepay-ment Considerations; Certain Legal Aspects of the Contracts**

4.  Determination of
    Offering Price..............    *

5.  Dilution....................    *

6.  Selling Security Holders....    *

7.  Plan of Distribution........    Underwriting**

8.  Use of Proceeds.............    Use of Proceeds**

9.  Selected Financial Data.....    *

10. Management's Discussion
    and Analysis of Financial
    Condition and Results of
    Operations...................   *

11. General Information as to
    Registrant...................   The Trust; The CIT Group Securitization
                                    Corporation II, Seller**

12. Policy with Respect to
    Certain Activities...........   Outside Front Cover Page of Prospectus;
                                    Special Considerations; Descriptions of the
                                    Certificates; The CIT Group Securitization
                                    Corporation II, Seller**
13. Investment Policies of
    Registrant...................   Outside Front Cover Page of Prospectus; The
                                    Trust; Description of the Certificates; The
                                    CIT  Group  Securitization  Corporation  II,
                                    Seller**
14. Description of Real
    Estate.......................   The Trust**

15. Operating Data...............   *

16. Tax Treatment of Registrant
    and Its Security Holders.....   Certain Federal Income Tax Consequences**

17. Market Price of and Dividends
    on Registrant's Common Equity
    and Related Stockholder
    Matters......................   *

18. Description of Registrant's
    Securities...................   Outside  Front Cover Page of Prospectus; The
                                    Trust; Special Considerations; Yield Con-siderations; Maturity and Prepayment Con-siderations; Description of the Certifi-cates; Description of FHA Insurance and VA
                                    Guarantees;  Certain  Legal  Aspects  of the
                                    Contracts; Certain Federal Income Tax Con-sequences; ERISA Considerations; Legal In-vestment Considerations**

19. Legal Proceedings............   *

20. Security Ownership of
    Certain Beneficial Owners
    and Management...............   *

21. Directors and Executive
    Officers.....................   *

22. Executive Compensation.......   *

23. Certain Relationships and
    Related Transactions.........   *

24. Selection, Management and
    Custody of Registrant's
    Investments..................   The Trust;  Description of the Certificates;
                                    The CIT Group Securitization Corporation II,
                                    Seller**

25. Policies with Respect to
    Certain Transactions.........   *

26. Limitations of Liability.....   Description of the Certificates

27. Financial Statements and
    Information..................   *

28. Interests of Named Experts
    and Counsel..................   Legal Matters

29. Disclosure of Commission
    Position of Indemnification
    for Securities Act
    Liabilities..................   See Part II

30. Other Expenses of Issuance
    and Distribution.............   See Part II

31. Sales to Special Parties.....   *

32. Recent Sales of Unregistered
    Securities...................   See Part II

33. Indemnification of Directors
    and Officers.................   See Part II

34. Treatment of Proceeds from
    Stock Being Registered.......   *

35. Financial Statements and
    Exhibits.....................   See Part II

36. Undertakings.................   See Part II

- --------------

*     Omitted since item is not applicable or answer is negative.
**    To be completed or provided from time to time by Prospectus Supplement.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 1994



PROSPECTUS SUPPLEMENT
(To Prospectus dated _________, 1994)



                           $___________ (Approximate)
              The CIT Group Securitization Corporation II, Seller
                         Manufactured Housing Contract
                 [Senior/Subordinate] Pass-Through Certificates
                                  Series 199__
                  $_______ (Approximate) ___% Class A (Senior)
              [$_______ (Approximate) ___% Class B (Subordinate)]
               (Principal and interest payable on the __th day of
                 each of each month beginning _________,199__)
                 (The CIT Group/Sales Financing Inc., Servicer)

     The  Manufactured   Housing  Contract   [Senior/Subordinate]   Pass-Through
Certificates, Series 199__ will represent interests in a trust (the "Trust") consisting of, among other things, a pool of manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") and certain related property conveyed by The CIT Group Securitization Corporation II (the "Company") to the Trust. The CIT Group/Sales Financing, Inc. ("CITSF") will act as servicer of the Contracts (in such capacity, referred to herein as the "Servicer"). The Contracts were purchased by the Company from CITSF. The Contracts were originated or acquired by CITSF [and The CIT Group/Consumer Finance, Inc. (NY), a wholly-owned subsidiary of The CIT Group Holdings, Inc.] in the ordinary course of its business. [Monies will be on deposit in a separate trust account (the "Pre-Funding Account") to be maintained with the Trustee, which will be used to purchase additional manufactured housing installment sales contracts and installment loan agreements from time to time during the Funding Period in the manner described herein.] The term "Approximate", with respect to the aggregate principal amount of the Certificates, means subject to a permitted variance of plus or minus 5%. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated _________, 1994 attached hereto (the "Prospectus").


     The Certificates will consist of one class of Senior Certificates (the "Class A Certificates") and two classes of Subordinated Certificates (the "Class B Certificates" and the "Class R Certificates"). Only the Class A Certificates [and the Class B Certificates] are being offered hereby in aggregate principal amount of $______ of which $_______ aggregate principal amount is Class A Certificates [and $_______ aggregate principal amount is Class B Certificates]. The Class A Certificates will evidence an initial __% undivided interest in the Trust, the Class B Certificates will evidence an initial __% undivided interest in the Trust, and the Class R Certificates will evidence an interest in a portion of the payments on the Contracts. The Trust will be created on _________, 199_, pursuant to a Pooling and Servicing Agreement among the Company, CITSF and _______, as trustee. The Trust property will include all rights to receive payments due on each Contract after ______, 199_ or the date of origination, if later, security interests in the manufactured homes securing the Contracts (the "Manufactured Homes"), all rights under certain hazard insurance policies with respect to the Manufactured Homes, and rights to amounts in the Certificate Account referred to below [, all rights under the FHA/VA Regulations pertaining to any FHA/VA Contract] [and any credit enhancement with respect to the Class B Certificates] [and the Limited Guarantee of The CIT Group Holdings, Inc. ("CIT")] [and any funds or other instruments on deposit in the PreFunding Account.] The obligations of the Servicer with respect to the Certificates are limited to its contractual servicing obligations. CITSF will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any representation or warranty that materially adversely affects the Trust's interest in a Contract, CITSF will be obligated to repurchase such Contract or substitute another contract therefor.


     Principal and interest are payable on the __th day of each month (or, if the __th day is not a business day, the next business day thereafter) (a "Remittance Date") beginning on ________, 199_. On each Remittance Date, the Class A Certificateholders [and the Class B Certificateholders] will be entitled to receive distributions, from and to the extent of funds available in the Certificate Account, in the amounts and priorities calculated as set forth herein. The rights of the Holders of [the Class B Certificates and] the Class R Certificates to receive distributions with respect to the Contracts are subordinated to the rights of the Class A Certificateholders as and to the extent described herein.


     [The Class B Certificateholders will have the benefit of a limited guarantee (the "Limited Guarantee") of CIT to protect against losses that would otherwise be absorbed by the Class B Certificateholders. To the extent that funds in the Certificate Account are insufficient to distribute to the holders of the Class B Certificates the Class B Formula Distribution Amount (as defined below), CIT will be obligated to pay the Guarantee Payment (as defined herein). See "Description of Certificates--Limited Guarantee of CIT" herein.]


     [An election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, the Class A Certificates and the Class B Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will constitute "residual interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

     The interests of the owners of the Class A Certificates [and the Class B Certificates] (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates--Registration of Class A Certificates [and Class B Certificates]" herein.

     _______________ (the "Underwriters") intend to make a secondary market in the Class A Certificates [and the Class B Certificates], but have no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates [or the Class B Certificates] will develop, or if it does develop, that it will continue.

     The Class A Certificates [and the Class B Certificates] will not be insured or guaranteed by any governmental agency or instrumentality, by the Underwriters or any of their affiliates or by the Company, the Servicer, The CIT Group Holdings, Inc. or any of their affiliates. Payments will be made on such Class A Certificates only from the Amount Available on any Determination Date. [Payments will be made on such Class B Certificates only from the Remaining Amount Available and the Available Credit Enhancement Amount on any Remittance Date.] See "Special Considerations" herein.

                              -------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------------------------------------------------------------------------------------------------------------------------
                                           Price to Public(1)           Underwriting Discount           Proceeds to Company(2)
- ----------------------------------------------------------------------------------------------------------------------------------

Per Class A Certificate.............                      %                              %                              %
- ----------------------------------------------------------------------------------------------------------------------------------
[Per Class B Certificate............                      %                              %                              %]
- ----------------------------------------------------------------------------------------------------------------------------------
Total...............................       $                            $                              $
- ----------------------------------------------------------------------------------------------------------------------------------

(1)    Plus accrued interest, if any, at the applicable rate from ____________ __, 19__.
(2)    Before deducting expenses, estimated to be $________________.

                              -------------------

     [The Class A Certificates [and the Class B Certificates] are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.] The Class A Certificates [and the Class B Certificates] are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates [and the Class B Certificates] will be made in book-entry form only through the Same Day Funds Settlement system of The Depository Trust Company on or about ________, 199__.


            The date of this Prospectus Supplement is_______, 199__.

     [IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES [OR THE CLASS B CERTIFICATES] OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]

                              -------------------


     This Prospectus Supplement does not contain complete information about the offering of the Class A Certificates [or the Class B Certificates]. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates [or the Class B Certificates] may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent, if any, that any statement in this Prospectus Supplement is inconsistent with statements contained in the Prospectus, the statements in this Prospectus Supplement shall control.

                              -------------------


     Until ___________, 199_, all dealers effecting transactions in the Class A Certificates [or the Class B Certificates], whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              -------------------

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Defined Terms for the location of certain defined terms contained in this Prospectus Supplement and to the Glossary contained in the Prospectus.


Securities Offered .......  The Class A Certificates [and  the Class B  Certifi-
                              cates] of the Manufactured Housing Contract [Senior/Subordinate] Pass-Through Certificates,
                              Series 199___ (the "Class A Certificates" [and the "Class B Certificates", respectively]). The Certificates also include [the Class B Certificates and] the Class R Certificates, which are not being offered hereby.


Seller ..................   The CIT Group  Securitization  Corporation  II  (the
                              "Company"), a wholly-owned, limited purpose subsidiary of The CIT Group Holdings, Inc. ("CIT"). Neither CIT nor any of its affiliates, including the Company and The CIT Group/Sales Financing, Inc. ("CITSF"), has guaranteed, insured or is otherwise obligated with respect to the Certificates. See "Special Considerations" in the Prospectus.

Servicer ................    The CIT Group/Sales Financing, Inc.(the"Servicer"),
                               a wholly-owned subsidiary of CIT.

Trustee .................    ________________ (the "Trustee").

Cut-off Date Pool
  Principal Balance .....   $______________ (Approximate. Subject to a permitted
                               variance of plus or minus 5%).

Original Class A
  Principal Balance .....   $______________ (Approximate. Subject to a permitted
                               variance of plus or minus 5%).

Original Class B
  Principal Balance .....   $______________ (Approximate. Subject to a permitted
                               variance of plus or minus 5%).

Class A
  Remittance Rate .......    ____%  per  annum, computed   on   the  basis  of a
                               360-day year of twelve 30-day months.

[Class B
  Remittance Rate .......    ___% per annum, computed on the basis of a  360-day
                               year of twelve 30-day months.]

Remittance Date.........   The ___ day  of  each  calendar  month  (or, if  such
                              day is not a business day, the next succeeding business day), commencing on __________, 199__.

Record Date ............   The last  business day  of  the  month  prior  to the
                              month of the related Remittance Date [or, in the case of the first Remittance Date, the day prior to such Remittance Date].

Cut-off Date ...........    __________, 199_  for all Contracts[, including  any
                              Contract which has a date of origination after __________, 199_].

Agreement ...............  The  Pooling  and  Servicing  Agreement, dated  as of
                              _______,   199_  (the   "Agreement"),   among  the
                              Company, CITSF as Servicer, and the Trustee.

Description of
  Certificates ..........   The Class A Certificates are Senior Certificates and
                              the Class B Certificates and the Class R Certificates are Subordinated Certificates, all as described herein. The [Class B Certificates and the] Class R Certificates are not being offered hereby. The undivided percentage interest (the "Percentage Interest") of any Class A Certificate [or any Class B Certificate] in the distributions on the Class A Certificates [or the Class B Certificates, respectively,] will be equal to the percentage obtained from dividing the denomi-nation specified on such Class A Certificate [or Class B Certificate] by the Original Class A
                              Principal   Balance  [or  the  Original   Class  B
                              Principal Balance, respectively]. The Class A Certificates will be offered in [book-entry] [fully registered] form, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. [The Class B Certificates will be offered in [book-entry] [fully registered] form, in denominations of $25,000 and integral multiples of $1,000 in excess thereof.] See "Description of the Certificates-- Registration of Class A Certificates [and Class B Certificates]".

Due Period ..............   For each Remittance  Date, the  Period commencing on
                              the _____ day of the month (or, if the _____ day is not a business day, the day following the first preceding business day) in the second month preceding the month of such Remittance Date (or the Cut-off Date, in the case of the first Remittance Date) and ending on the _____ day of the month (or, if such day is not a business day, the preceding business day) in the month preceding the month of such Remittance Date.

Class A [and Class B]
  Stated Maturity Date...   The stated maturity date of  the Class A [and  Class
                              B] Certificates[, respectively] is ________ __, ____, which is the Remittance Date following the stated maturity date of the Contract with the latest stated maturity date.

[Accrual Period..........   With respect to  each Remittance Date, interest will
                              accrue on the principal balance outstanding on the

  Stated Maturity Date...   The stated maturity date of  the Class A [and  Class
                              B] Certificates[, respectively] is ________ __, ____, which is the Remittance Date following the stated maturity date of the Contract with the latest stated maturity date.

[Accrual Period..........   With respect to  each Remittance Date, interest will
                              accrue on the principal balance outstanding on the
                      cateholders   [and  the  Class  B
                              Certificateholders] will be made in an amount equal to their respective Percentage Interests multiplied by the Class A Distribution Amount [or the Class B Distribution Amount, respectively] (as described below). Distributions will be made on each Remittance Date to Holders commencing in __________, 1994 of record on the preceding Record Date, except that the final distribution in respect of the Class A Certificates [and the Class B Certificates] will only be made upon presentation and surrender of the Class A
                              Certificates [or the Class B Certificates, respectively,] at the office or agency appointed by the Trustee for that purpose in _________,
                              --------.

                            Distributions will  be  applied first to the payment
                              of interest, then to the payment of principal on such Class. Following the Remittance Date in which the Principal Balance of the Class A Certificates [or the Class B Certificates, respectively] are reduced to zero, no further distributions will be made to the Holders of the Class A Certificates [and the Class B Certificates, respectively].

                            The "Class A Distribution Amount" for any Remittance
                              Date will equal the sum (such sum referred to as the "Class A Formula Distribution Amount") of (i) the amount of interest calculated as described under "A. Interest on Class A Certificates" below and (ii) the amount of principal calculated as described under "B. Principal (including Prepayments) on Class A Certificates" below; except that, if the Class A Formula Distribution Amount exceeds the amount of funds available for distribution in the Certificate Account on such Remittance Date (the "Amount Available"), then the Class A Distribution Amount will instead equal the Amount Available. The Amount Available will be determined as set forth in "Description of the Certificates -- Payments on Contracts; Distributions on Certificates". Following the Cross-over Date, no further distributions will be made to the Class A Certificateholders. The "Cross-over Date" is the Remittance Date on which the Principal Balance of the Class A Certificates is reduced to zero.


                           [The  "Class   B   Distribution   Amount"   for   any
                              Remittance Date will equal the sum (such sum referred to as the "Class B Formula Distribution Amount") of (i) the amount of interest calculated as described under "C. Interest on Class B
                              Certificates"   below  and  (ii)  the   amount  of
                              principal calculated as described under "D. Principal (including Prepayments) on Class B Certificates" below; except that if the Class B
                              Formula Distribution Amount exceeds the Amount Available in the Certificate Account available for distribution to the Class B Certificateholders (after giving effect to the distribution made to Class A Certificateholders) on a Remittance Date (the "Remaining Amount Available"), then the Class B Distribution Amount will equal the sum of the Remaining Amount Available, if any [and the Guarantee Payment, if any, pursuant to the Limited Guarantee, as described below][, and the Class B Enhancement Payment, if any]. [The "Class B Credit

                              Enhancement" for the Class B Certificates will be provided from funds deposited into a cash collateral account from which the Trustee may from time to time withdraw amounts up to the "Available Credit Enhancement Amount" as described below under "Payments to Class B Certificateholders Pursuant to the Class B Credit Enhancement".] The "Class B Enhancement Payment" equals the lesser of
                              (i) the Available  Credit  Enhancement  Amount (as
                              described below under "Payments to Class B Certificateholders Pursuant to the Class B Credit Enhancement") for such Remittance Date and (ii) the amount, if any, by which the Class B Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date, and will be [withdrawn by the Trustee from the Cash Collateral Account and deposited in the Certificate Account] [paid to the Trustee by the Credit Enhancer pursuant to the Enhancement Agreement and deposited in the Certificate Account].]

                            The "Principal  Balance" of a  Class of Certificates
                              as of any Remittance Date is the Original Principal Balance of such Class of Certificates less all amounts distributed to such Class in respect of principal on previous Remittance Dates.



                           [See "Description of the Certificates" for a detailed
                              description of the amounts on deposit in the Certificate Account that will constitute the Remaining Amount Available, if any, and the [Guarantee Payment] Class B Enhancement Payment, if any, on each Remittance Date. The Remaining Amount Available will include amounts otherwise payable to the Credit Enhancer as the Enhancement Fee [to CIT as the Guarantee Fee] or to the Class R Certificateholders. See "Description of the Certificates--Subordination of [Class B Certificates and] Class R Certificates".]



                            On each  Remittance  Date,  Certificateholders  will
                              be entitled to receive payments of interest and principal in the amounts, and according to the priorities, as set forth in subsections A. through [D.] below.

A. Interest on
   Class A Certificates.... Interest on the then  outstanding  Class A Principal
                              Balance will be paid on the Class A Certificates on each Remittance Date, to the extent of the Amount Available [(including any Monthly Advances)] for such date in the Certificate Account, at the Class A Remittance Rate.

                            In the  event  that,  on   a  particular  Remittance
                              Date, the Amount Available [(including any Monthly Advances)] in the Certificate Account is not sufficient to make a full distribution of interest to the Holders of the Class A Certificates, the amount of the shortfall will be carried forward and added to the amount such Holders will be entitled to receive (to the extent of funds available for the payment thereof) on the next Remittance Date and every Remittance Date thereafter until paid. Any such amount so carried forward will bear interest at the Class A Remittance Rate, to the extent legally permissible. See "Description of the Certificates".

B. Principal (including
   Prepayments) on
   Class A Certificates...  Commencing  on  the   first   Remittance   Date  and
                              on each Remittance Date thereafter on or prior to the Cross-Over Date, Class A Certificateholders will be entitled to receive as payments of principal, to the extent of the Amount Available in the Certificate Account after payment of all amounts described under "A. Interest on Class A Certificates" above, an amount equal to the sum (such sum referred to as the "Formula Principal Distribution Amount") of (i) with respect to Precomputed Contracts, all payments of principal due on each outstanding precomputed Contract during the Due Period which ended during the month preceding the month in which the Remittance Date occurs, and, with respect to simple interest Contracts, all payments of principal received in respect of each outstanding simple interest Contract during such Due Period, (ii) the Scheduled Principal Balance of each Contract which, during the related Due Period, was purchased by CITSF pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all partial principal prepayments applied and all principal prepayments in full received during such Due Period, (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such Due Period and (v) any Formula Principal Distribution Amount for any prior Remittance Date which was not distributed on a prior Remittance Date. In addition, the Class A Certificateholders will be entitled to receive, to the extent of any Remaining Amount Available, the amount, if any, by which the Pool Scheduled Principal Balance is less than the Class A Principal Balance (after giving effect to the distribution on such Remittance
                              Date).

                            The "Scheduled  Principal  Balance" of a Contract as
                              of any Remittance Date is (i) with respect to a Precomputed Contract, its principal balance as determined by calculating the present value of all remaining principal and interest payments due with respect to such Contract as of any date of determination at the Contract Rate for such Contract, after giving effect to any previous partial principal prepayments and to the scheduled payment due on the Due Date during such Due Period, but without giving effect to any adjustments due to bankruptcy or similar proceedings, and (ii) with respect to a simple interest Contract, its unpaid principal balance. The "Due Date" for a Contract is its scheduled payment date. The "Pool Scheduled Principal Balance" is the aggregate of the Scheduled Principal Balances of Contracts outstanding at the end of a Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the manufactured home securing such Contract (the "Manufactured Home") have been recovered. [The "Contract Rate" with respect to any fixed rate Contract is the rate of interest specified in that Contract and with respect to any variable rate Contract is the rate of interest calculated as provided in such Contract.]

                            [Any  amounts  on deposit in the Pre-Funding Account
                              at the end of the Pre-Funding Period will be distributed on the first Remittance Date following the end of the Pre-Funding Period to Holders of the Class A Certificates as a principal prepayment.]


[C.  Interest on
  Class B Certificates ...  Following the payment  to  the Class A  Certificate-
                              holders of the Class A Distribution Amount, interest will be paid to the Class B Certificateholders on each Remittance Date, to the extent of the Remaining Amount Available, if any, [and the Guarantee Payment] and the Class B Enhancement Payment, if any, in the Certificate Account on such Remittance Date, at the Class B Remittance Rate on the then outstanding Class B Principal Balance.

                            In  the  event  that,  on  a  particular  Remittance
                              Date, the Remaining Amount Available, if any, and the Class B Enhancement Payment, if any, in the Certificate Account [plus any amounts actually paid under the Limited Guarantee] are not sufficient to make a full distribution of interest to the Class B Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B Certificateholders are entitled to receive (to the extent of funds available for the payment thereof) on the next Remittance Date and every Remittance Date thereafter until paid. Any amount so carried forward will bear interest at the Class B Remittance Rate, to the extent legally permissible. See "Description of the Certificates".]


[D.  Principal
  (including Prepayments)
  on Class B Certificates.. Except  for  payments  of  the  Class  B   Principal
                              Liquidation Loss Amount (described below), payments of principal on the Class B Certificates will not commence until the Cross-over Date (the Remittance Date on which the Class A Certificateholders have received principal payments equal in the aggregate to the Original Class A Principal Balance).

                            On each  Remittance  Date prior  to  the  Cross-over
                              Date, the Class B Certificateholders will be entitled to receive (to the extent of the Remaining Amount Available, if any, and the Class B Enhancement Payment, if any, in the Certificate

                              Account on such date after payments in respect of interest, as described under "C. Interest on Class B Certificates" above, have been made to the Class B Certificateholders [and pursuant to the Limited Guarantee]) the amount, if any (the "Class B Principal Liquidation Loss Amount"), by which the sum of the Class A Principal Balance and the Class B Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date (after giving effect to all distributions in respect of principal and interest to the Class A Certificateholders on such Remittance Date). The Class B Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class B Certificates and liquidation losses on Liquidated Contracts, will not be paid to the Class B Certificateholders.

                            On each  Remittance  Date  on  and after the  Cross-
                              over Date, the Class B Certificateholders will be entitled to receive in respect of principal the Formula Principal Distribution Amount to the extent of the Remaining Amount Available, if any, and the Class B Enhancement Payment, if any, in the Certificate Account on such date after payments in respect of interest, as described under "C. Interest on Class B Certificates" above, have been made to the Class B Certificateholders [and the application of the Guarantee Payment, if any, for such date].]


Subordination of
  [Class B and] Class R
  Certificates..............The  rights of  Holders of [the Class B Certificates and] the Class R Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated, to the extent described herein, to such rights of the Holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Class A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such Holders protection against losses on Liquidated Contracts.

                            The  protection  afforded to  the Holders of Class A
                              Certificates by means of the subordination of the [Class B and] Class R Certificates will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the [Class B and] Class R Certificates, the amounts of principal and interest due them on each Remittance Date out of the Amount Available on such date in the Certificate Account and, if necessary, by the right of such Class A Certificateholders to receive future distributions of Amounts Available that would otherwise be payable to the Holders of the [Class B and] Class R Certificates. [If a Class B Principal Liquidation Loss Amount is realized for any Remittance Date and [CIT fails to pay such amount pursuant to its Limited Guarantee] [the Available Credit Enhancement Amount is less than such amount], the Class B Certificateholders may incur losses on their investment in the Class B Certificates to the extent such losses are not made up from future payments on the Contracts. No assurance can be given that the Class B Certificateholders will not experience losses due to the subordination feature of the Class B Certificates. See "Special Considerations - 1. General".]


                            [The   rights  of  the   Holders  of  the   Class  R
                              Certificates to receive distributions with respect to the Contracts on each Remittance Date will be subordinated to the rights of the Holders of the Class A and Class B Certificates.] See "Description of the Certificates -- Subordination of [Class B Certificates and] Class R Certificates".

[Payments to Class B
  Certificateholders
  Pursuant to the Class
  B Credit Enhancement..... [In order to mitigate the  effect of  the  subordin-
                              ation of the Class B Certificates, the Class B Certificateholders (and only the Class B Certificateholders) are entitled to receive on each Remittance Date the Class B Enhancement Payment, if any, for such Remittance Date. The "Class B Enhancement Payment" payable to the Class B Certificates on any Remittance Date will equal the lesser of (i) the Available Credit Enhancement Amount for such Remittance Date and (ii) the amount, if any, by which the Class B Formula Distribution Amount for such Remittance Date exceeds the Remaining Amount Available for such Remittance Date. An amount equal to the Class B Enhancement Payment would otherwise be absorbed by the Class B Certificates on account of the subordination feature. The Available Credit Enhancement Amount is limited (see "Description of the Certificates -- Class B Credit Enhancement") and no assurance can be given that the Class B Certificateholders will not experience losses due to the subordination feature of the Class B Certificates. See "Special Considerations - 1. General".]


                            [The "Available  Credit  Enhancement  Amount" on any
                              Remittance Date will equal ___________.]

                            [The  "Class B  Credit  Enhancement" for the Class B
                              Certificates will be __________.]

                            [The "Class B  Credit  Enhancement" for  the Class B
                              Certificates will be provided from funds deposited into a reserve account or cash collateral account (the "Cash Collateral Account") established pursuant to a Cash Collateral Agreement or pursuant to the Agreement or a separate reserve account or escrow agreement. The Trust will have the benefit of the right to receive payments from the Cash Collateral Account under certain circumstances specified below. [The Cash Collateral Account will be funded in the amount of $______________ (the "Initial Cash Collateral Amount") from the proceeds of a loan to be made by one or more financial institutions selected by the Company (the "Cash Collateral Depositor").] With respect to any Remittance Date, the amount available in the Cash Collateral Account (the "Available Credit Enhancement Amount") will equal the lesser of the amount on deposit in the Cash Collateral Account or the Required Cash Collateral Amount. The "Required Cash Collateral Amount" with respect to any Remittance Date means __% of the Pool Scheduled Principal Balance as of the first day of the related Due Period, but in no event less than $_____________, subject to adjustment based on delinquencies and losses on the Contracts as described in "The Certificates--The Cash Collateral Account." If the amount deposited in the Cash Collateral Account is reduced to zero, Certificateholders will bear the credit and other risks associated with ownership of the Contracts, including the risk that Certificateholders may not have a perfected security interest in the Manufactured Homes. See "Certain Legal Aspects of the Contracts."


                            With  respect  to any  Remittance  Date,  all  or  a
                              portion (specified in the Agreement) of the Excess Collections, if any, will be deposited in the Cash Collateral Account. "Excess Collections" for any Remittance Date will generally equal the amounts remaining in the Certificate Account on a Remittance Date after taking into account distributions to be made on the Certificates and payments and reimbursements made to the Servicer on such Remittance Date. Any Excess Collections not needed to fund the Cash Collateral Account up to the Required Cash Collateral Amount with respect to any Remittance Date will be withdrawn from the Cash Collateral Account and paid to the Cash Collateral Depositor. See "The Certificates--Distributions from the Certificate Account."


                            If, on  any  Remittance  Date, the amount on deposit
                              in the Cash Collateral Account exceeds the Required Cash Collateral Amount, such excess will be withdrawn from the Cash Collateral Account and paid to the Cash Collateral Depositor. See "The Certificates--The Cash Collateral Account."]


[Guarantee Payments
  to Class B Certi-
  ficateholders under
  the Limited Guar-
  antee of CIT ..........  In order  to  mitigate  the  effect of  the subordin-
                              ation of the Class B Certificates and liquidation losses and delinquencies on the Contracts, the Class B Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guarantee Payment, if any, under the Limited

                              Guarantee of CIT. Prior to the Cross-over Date, the Guarantee Payment will equal the amount, if any, by which (a) the sum of (i) the Class B Formula Distribution Amount (which will be equal to one month's interest on the Class B Principal Balance) for such Remittance Date and (ii) the Class B Principal Liquidation Loss Amount, if any, exceeds (b) the Class B Distribution Amount for such Remittance Date; provided, however, that the aggregate Guaranty Payments shall in no event exceed the Guarantee Amount. The Guaranty Amount shall be ___________. On each Remittance Date on and after the Cross-over Date, the Guarantee Payment will equal the amount, if any, by which the Class B Formula Distribution Amount (which will include both interest and principal) exceeds the Amount Available for such Remittance Date; provided, however, that the aggregate Guaranty Payments shall in no event exceed the Guarantee Amount.

                            The  Limited  Guarantee will be an unsecured general
                              obligation of CIT and will not be supported by any letter of credit or other credit enhancement arrangement.]


[Losses on Liquidated
   Contracts................As described above, the distribution of principal to the Class A Certificateholders is intended to include the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Due Period preceding the Remittance Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed by the Class R Certificateholders [and then the Class B Certificateholders] since a portion of the future Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders.

                            If  the  Amount Available is not sufficient to cover
                              the entire amount distributable to the Class A Certificateholders on a particular Remittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal

                              Balance less the Class A Principal Balance), on future Remittance Dates will be reduced by the amount of such deficiency and a Class B Principal Liquidation Loss Amount will be realized.


                            But  for  the  effect  of  the  payment  [under  the
                              Limited Guarantee as described above] [of the Class B Enhancement Payment described above], the subordination of the Class R Certificates and the [Guarantee Fee] [Enhancement Fee] and excess interest collections, the Class B Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon and (ii) all delinquent payments on the Contracts. See "Description of the Certificates--Subordination of [Class B Certificates and] Class R Certificates" and "Yield and Prepayment Considerations".]


                            If  further  delinquencies  and  liquidation  losses
                              were to continue to decrease the Pool Scheduled Principal Balance (which is reduced by scheduled principal payments and all other collections of principal on the Contracts and the Scheduled Principal Balances of all Contracts that become Liquidated Contracts or are repurchased by CITSF pursuant to the Agreement, including Contracts repurchased as a result of certain breaches of representations and warranties) faster than distributions of principal to the Class A Certificateholders reduce the Class A Principal
                              Balance, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates, and therefore the level of protection afforded by the subordination of the Class B Certificates for the benefit of the Class A Certificates, would be reduced. In the event that the Pool Scheduled Principal Balance is reduced by delinquencies and liquidation losses to an amount less than or equal to the Class A
                              Principal Balance, all additional losses on Liquidated Contracts, to the extent not covered by excess interest collections, will be absorbed by the Class A Certificates.

Optional Repurchase
  of the Contracts
  by the Servicer
  or the Company..........  At  its  option,  [either]  the  Servicer  [or   the
                              Company] may repurchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when, among other things, the Pool Scheduled Principal Balance is less than ___% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option".

The Contracts...........    [Conventional] [FHA-insured] [VA-guaranteed] [fixed-
                              rate] [variable rate] manufactured housing installment sales contracts and installment loan agreements, including any and all rights to receive payments due thereunder after the Cut-off Date and (i) security interests in Manufactured Homes purchased with the proceeds of such Contracts and/or (ii) with respect to certain of the Contracts liens on the real estate on which the related Manufactured Homes are located ("Land-Secured Contracts"). [Additional Contracts may be purchased by the Trust, from time to time, during the period beginning on _______ __, 1994 and ending on _________, 1994, (the "Subsequent Contracts") from monies on deposit in the Pre-Funding Account as described in "The Contract Pool".] The Contracts [(other than the Subsequent Contracts)] are secured by Manufactured Homes and/or real estate located in __ states [and the District of Columbia] and have been selected by CITSF from its portfolio of manufactured housing contracts based on the criteria specified in the Agreement. All [but ___, or ___% by Cut-off Date Pool Principal Balance,] of the Contracts [(other than the Subsequent Contracts)] are conventional Contracts (i.e., not insured or guaranteed by any governmental agency). The contractual rate of interest on the Contracts [(other than the Subsequent Contracts)] ranges from ___% to ___% with a weighted average of approximately ___%. The Contracts [(other than the Subsequent Contracts)] had a weighted average term to scheduled maturity, as of origination, of ___ months, and a weighted average remaining term to scheduled maturity, as of the Cut-off Date, of ___ months. The final scheduled payment date on the Contract with the latest maturity will be in ______, 20__. See "The Contract Pool".

Security Interests
  and Certain Other
  Aspects of the Con-
  tracts; Repurchase
  or Substitution
  Obligations.............  In connection with the transfer of the Contracts to the Trustee, CITSF has assigned the security interests in the Manufactured Homes and/or the liens on the underlying real property, as appropriate, to the Company and the Company has assigned such security interests and liens to the Trust. Because of the expense and administrative inconvenience involved, [CITSF will not amend the certificates of title to name CITSF as the lienholder where CITSF is not the originator of the Contract and] CITSF will not amend any certificate of title to name the Company or the Trustee as the lienholder and the Company will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment to the certificate of title, the successive assignments to [CITSF,] the Company and the Trustee of the security interest in the
                              Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home to the Trustee may not be effective against other creditors or a trustee in bankruptcy. Because of the expense and administrative inconvenience involved, CITSF will not record the successive assignments to [CITSF,] the Company and the Trustee of the mortgage, deed of trust or similar instrument securing each Land-Secured Contract. Consequently, in some states, in the absence of such recordation, the assignment to the Trustee of the mortgage, deed of trust or similar instrument securing a Land-Secured Contract may not be effective and, in the absence of such recordation, the assignment of the mortgage, deed of trust or similar instrument to the Trustee may not be effective against other creditors or a trustee in bankruptcy.

                            CITSF  has  agreed to repurchase, or, at its option,
                              substitute  another contract which is an "Eligible

                              Contract" (as defined in the Agreement) for, any Contract as to which the Trustee does not have a valid and perfected security interest in the Manufactured Home securing such Contract, if such failure materially adversely affects the Trust's interest in the Contract unless such failure has been cured within 85 days of CITSF receiving notice of such failure or within 90 days after CITSF otherwise becomes aware of such failure.

                            Subject  to  the foregoing,  the Servicer has agreed
                              to maintain the Trustee's perfected first priority security interest in each Manufactured Home and first or second lien on each mortgaged property securing a Contract so long as the related
                              Contract is the property of the Trust. See "Special Considerations--5. Security Interests and Certain Other Aspects of the Contracts" and "Certain Legal Aspects of the Contracts--The Contracts (Other than Land-Secured Contracts)" and "--Land-Secured Contracts" in the Prospectus.

Certain Federal Income
 Tax Consequences...........[For federal income tax  purposes, an election  will be made to treat the Trust as a real estate mortgage investment conduit ("REMIC"). The Class A Certificates [and the Class B Certificates] will constitute "regular interests" in the REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such
                              Certificates. The Class R Certificates will constitute "residual interests" in the REMIC. The Holders of the Class A [and Class B] Certificates will be required to include in income interest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting. See "Certain Federal Income Tax Consequences" in the Prospectus.]


                            [The Trust  will not be  treated  as  a real  estate
                              mortgage investment conduit ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus.]

ERISA Considerations......  Subject  to  the  conditions  described  herein, the
                              Class A Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "ERISA Considerations" herein and in the Prospectus.

                            [No  transfer  of  a  Class B  Certificate  will  be
                              permitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended, unless the opinion of counsel described under "ERISA Considerations" is delivered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.]


Legal Investment
  Considerations..........  [The Class A  and  the  Class B Certificates offered hereby will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA. See "Legal Investment Considerations" in the Prospectus.]


                            [Because  the  Class  B  Certificates  will  not  be
                              rated in one of its two highest rating categories by a nationally recognized statistical rating organization, the Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in more highly rated securities based on first mortgage loans may not be legally authorized to invest in the Class B Certificates. See "Legal Investment Considerations" herein and in the Prospectus. No representations are made as to any regulatory requirements or considerations (including without limitation regulatory capital requirements) applicable to the purchase of Class B Certificates by banks, savings and loan associations or other financial institutions, which institutions should consult their own counsel as to such matters.]

Rating....................  It is a condition  to  the  issuance of the Certifi-
                              cates on the Closing Date that the Class A Certificates be rated at least "_____" by _______. [It is a condition to the issuance of the Class B Certificates that they be rated at least "_______" by ________.] A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

Registration of
  Class A [and Class B]
  Certificates...........  [Each  of]  the  Class A  [and  Class B] Certificates
                              initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and its participants. Certificates representing the Class A [and Class B] Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through DTC and its participants, except as otherwise specified herein. See "Description of the Certificates--Registration of Class A Certificates [and Class B Certificates]" herein and "Description of the Certificates--Global Certificates" in the Prospectus.

                             SPECIAL CONSIDERATIONS

     Prospective Certificateholders should consider, in addition to the risk factors described under "Special Considerations" in the Prospectus, the following risk factors in connection with the purchase of the Class A Certificates [or the Class B Certificates]:


     1. General. An investment in the Class A Certificates [or the Class B Certificates] may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of manufactured housing installment sales contracts. In the event of defaults by the Obligors under the Contracts, the Trust will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. Regardless of its location, manufactured housing generally depreciates in value. See "The Contract Pool--Delinquency, Loan Loss and Repossession Experience" herein and "The Trust--The Contract Pools" in the Prospectus. Consequently, it is possible that the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate [(a)] the protection against loss afforded to the Class A Certificates by the subordination of the Class B and the Class R Certificates [and (b) the protection against loss afforded to the Class B Certificates by any monthly excess cashflow otherwise distributable to the Company and the Class R Certificateholders]. If [such protection] [the protection under (a)] is eliminated, the Class A Certificateholders will bear the risk of loss on the Contracts. [If the protection under (b) is eliminated and [CIT fails to make payments as required under the Limited Guarantee,] the Available Credit Enhancement Amount is reduced to zero, the Class B Certificateholders will bear the risk of losses on the Contracts.]

     2. Limited Obligations. The Class A Certificates [ and the Class B Certificates] will not represent an interest in or an obligation of the Company or any Servicer (including CITSF). [Except as set forth here with respect to the Limited Guarantee] the Class A Certificates [and the Class B Certificates] will not be insured or guaranteed by any government agency or instrumentality, CIT or any of its affiliates, including the Company and CITSF, the Underwriters or any of their affiliates, or any other Servicer or any of its affiliates.


     3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Class A [or Class B] Certificates or, if it does develop, that it will provide the Holders of the Class A [or Class B] Certificates with liquidity of investment or that it will remain for the term of the Class A [or Class B] Certificates. [In addition, the Class B Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Class B
        Certificates, limiting the market for such securities.] See "Legal Investment Considerations" in the Prospectus.

     4. Insurance. The insurance policies on the Contracts or all or any part of the Trust will not cover all contingencies and will cover certain contingencies only to a limited extent. See "Description of the
        Certificates--Servicing--Hazard Insurance" in the Prospectus. The Company and CITSF have not verified the extent to which the Manufactured Homes are covered by flood insurance, but CITSF believes that
        Manufactured Homes in manufactured housing parks and Land-Secured Contracts which, at the time of origination were, and continue to be, located within a federally designated special flood hazard area, are covered by flood insurance, although the amount of such coverage may be less than the principal balance due from the Obligor under the related Contract. For all other Contracts, the Company and CITSF can give no assurance that flood insurance coverage has been obtained with respect to the related Manufactured Home.

     5. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Class A Certificates [and the Class B Certificates]. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers, casualty losses and unemployment. In the event a Contract is prepaid in full, interest on such Contract will accrue only to the date of prepayment. If Class A Certificates [or Class B Certificates] are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus. [To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by or on behalf of the Trust by the end of the Pre-Funding Period, the Holders of the Class A Certificates will receive a prepayment of principal in an amount equal to the funds remaining in the Pre-Funding Account at such time, which prepayment will be made on the first Remittance Date following the end of the Pre-Funding Period. It is anticipated that the principal amount of Subsequent Contract purchased by or on behalf of the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Holders of the Class A Certificates.]


    [6. Distributions  of  Principal.   The yield  to  maturity  on  the Class A
        Certificates [and Class B Certificates] will be affected by the rate at which Contracts become Liquidated Contracts and the severity of ensuing losses on such Liquidated Contracts and the timing thereof. Prior to the time that the Class A Principal Balance is reduced to zero, the Class A Certificateholders will receive all payments of principal that are made on the Contracts and the Class B Certificateholders only will receive distributions of principal to the extent [that any Guarantee Payments paid under the Limited Guarantee represent a Class B Principal Liquidation Loss Amount] of any Class B Principal Liquidation Loss Amount. It is not possible to predict the timing of the occurrence of the Remittance Date, if any, on which the Class A Principal Balance is reduced to zero, which occurrence will be affected by rate of voluntary principal prepayments in addition to prepayments due to default and subsequent liquidation. Prepayments on Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.]

     7. Security Interests and Certain Other Aspects of the Contracts. A variety of factors may limit the ability of the Certificateholders to realize upon the manufactured homes securing the Contracts (the "Manufactured Homes") or may limit the amount realized to less than the amount due. See "Special Considerations" and "Certain Legal Aspects of the Contracts" in the Prospectus.

     8. Certain Matters Relating to Insolvency. CITSF and the Company intend that each transfer of Contracts from CITSF to the Company and from the Company to the related Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C.ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITSF or the Company, or CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITSF or the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Certificateholders.

     9. Subordination. While the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to the Class A Certificateholders, shortfalls on the Class A Certificates could occur if the Pool Scheduled Principal Balance is less than the Class A Principal Balance and losses on Liquidated Contracts are not covered by excess interest collections.


                          STRUCTURE OF THE TRANSACTION


     The Company will establish the Trust and transfer the Contracts and related rights to the Trust pursuant to the Agreement. The Certificates represent fractional undivided interests in the Trust, the corpus of which will consist of the Contracts (including all rights to receive payments due on such Contracts after ________, 199_ (the "Cut-off Date") [or the date of origination, if later] and security interests in the Manufactured Homes securing such Contracts), rights under certain hazard insurance policies with respect to the Manufactured Homes, amounts held for the Trust in the Certificate Account (as defined below) [, all rights under the FHA/VA Regulations pertaining to any FHA/VA Contract] [any credit enhancement with respect to the Class B Certificates] [and any funds or other instruments on deposit in the Pre-Funding Account] and all proceeds in any way derived from any of the foregoing. CITSF will service the Contracts for the Trust. The Contracts will be held by CITSF on behalf of the Trustee.


     Payments by obligors under the Contracts generally will be deposited in a separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") no later than two business days after receipt. However, subject to the terms of the Agreement, as long as CITSF remains the Servicer under the Agreement and is a direct or indirect subsidiary of The CIT Group Holdings, Inc. (the parent of the Servicer) ("CIT"), if CIT maintains a short-term debt rating of [___ or higher by _____________________ or ___ or higher by _______________________], [and the Trustee shall have received an opinion of counsel that any action taken pursuant to this sentence shall not adversely affect the status of the Trust as a REMIC or result in the imposition of a tax on the Trust,] the Servicer will not be required to deposit payments by obligors on the Contracts in the Certificate Account within two business days after the date of receipt. In such an event, the Servicer may make such deposits on a monthly basis but not later than the business day immediately preceding the next Remittance Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of the proceeding sentence not applied. Certain payments deposited in the Certificate Account in respect of each Due Period will be applied on the __th day of the next month (or, if such day is not a business day, the next succeeding business day) (a "Remittance Date") to make the distributions to certificateholders described under "Description of the Certificates--Distributions" and, to the extent not netted from deposits to the Certificate Account, [to reimburse the Servicer for unreimbursed Monthly Advances and] to pay certain other amounts to the Servicer including to pay certain monthly fees to Servicer as compensation for servicing the Contracts [and to [CIT for the Limited Guarantee] [to the Credit Enhancer for providing the Class B Credit Enhancement]. CITSF, in its capacity as Servicer of the Contracts, and any successor servicer are referred to herein as the "Servicer."


     For each Remittance Date, the "Due Period" is the period commencing on the _____ day of the month (or, if the _____ day of such month is not a business day, the day following the first preceding business day) in the second month preceding the month in which such Remittance occurs (or the Cut-off Date, in the case of the first Remittance Date) and ending on the ____ day of the month (or, if such day is not a business day, the preceding business day) in the month preceding the month in which such Remittance Date occurs. For each Remittance Date, the determination date (the "Determination Date") is the [third] business day prior to such Remittance Date.

     CITSF's transfer of the Contracts to the Company and the Company's conveyance of the Contracts to the Trust is without recourse, except for certain representations and warranties made by CITSF in the Agreement and certain indemnities by the Servicer described under "Description of the Certificates -- Indemnification".

                               THE CONTRACT POOL


     The Contract Pool consists of ______ [conventional] [FHA-insured] [VA-guaranteed] [fixed-rate] [variable rate] manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") having an [approximate] aggregate principal balance as of the Cut-off Date [(or, in the case of Contracts originated after the Cut-off Date, the date of origination)] of $____________ (the "Cut-off Date Pool Principal Balance"), which represents [the sum of] [the aggregate principal balance of each Contract that is] [an actuarial Contract or a Rule of 78s Contract (collectively referred to herein as "Precomputed Contracts")] and [the aggregate unpaid principal amount of each Contract that is a simple interest Contract]. For the purposes of the discussion of the characteristics of the Contracts on the Cut-off Date contained herein, the principal balance of each Contract is the Scheduled Principal Balance of such Contract as of the Cut-off Date. [The composition of the Contracts in the Contract Pool will change to the extent Subsequent Contracts are purchased from funds on deposit in the Pre-Funding Account. In addition, certain information set forth below does not take into account any of the Subsequent Contracts to the extent such information cannot yet be determined.]

     [____% of the Contracts (by remaining principal balance) as of the Cut-off Date are actuarial Contracts. An "actuarial Contract" is a Contract as to which the allocation of its monthly payments to interest and principal is precomputed for each Due Date on an actuarial basis and, unlike a simple interest Contract, is not affected by a monthly payment being made before or after its Due Date.]

     [____% of the Contracts (by remaining principal balance) as of the Cut-off Date are Rule of 78s Contracts. A "Rule of 78s Contract" is a Contract that provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments, which total represents the principal amount financed plus add-on interest in an amount calculated on the basis of the stated interest rate for such Contract. Under the "Rule of 78s", the amount of a monthly payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction derived as described below. ("Add-on interest" is interest that is "added on" to the principal balance of a Rule of 78s Contract at the origination thereof, with the sum thereof being used to derive the amount of the monthly payment due thereon, by dividing such sum by the number of monthly payments.) The fraction used in the calculation of add-on interest earned each month under a Rule of 78s Contract has as its denominator a number equal to the sum of a series of numbers representing the number of monthly payments due under the Contract. For example, with a Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. The numerator of the fraction for a given month is the number of payments remaining before giving effect to the payment to which the fraction is being applied. Accordingly, in the example of a twelve-payment Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment and the amount of earned add-on interest calculated for the month is applied to "principal" reduction.]

     [For purposes of the Agreement, each Rule of 78s Contract will be amortized on an actuarial basis. The Scheduled Principal Balance of a Rule of 78s Contract as of the Cut-off Date is the sum of the present value of each monthly payment due under such Rule of 78s Contract on or after the Cut-off Date for the calculated number of months remaining to maturity, discounted on a monthly basis (assuming a 360-day year of twelve 30-day months), using the actual contractual rate of interest for such Rule of 78s Contract as the discount rate. The scheduled amortization of such Scheduled Principal Balance will be computed, and each monthly payment thereon will be allocated to principal and interest, as if such Rule of 78s Contract were an actuarial Contract having a Contract Rate equal to the contractual rate of interest for such Rule of 78s Contract.]

     [____% of the Contracts (by remaining principal balance) are simple interest Contracts. A "simple interest Contract" is a Contract as to which interest is calculated each day on the basis of the actual principal balance outstanding on such day.]

     [Approximately ___% of the Contracts (measured by outstanding principal balance as of the Cut-off Date) are step-up rate Contracts. See "The Trust--The Contract Pools" in the Prospectus for a description of the general features of step-up rate Contracts. [All] [Approximately ___%] of the step-up rate Contracts are still bearing interest at their initial Contract Rate (the period during which such Contracts bear interest at their initial Contract Rate being referred to herein as the "Low Rate Period"). During the Low Rate Period, the total amount and the principal portion of each monthly payment is determined on a basis that would cause the Contract to be fully amortized over its term if the Contract were to bear interest during its entire term at its initial Contract

Rate and were to have level payments over its entire term. The total amount and principal portion of each monthly payment due after the end of the applicable Low Rate Period is determined on a basis that would cause the Contract (which would then be bearing interest at a stepped-up rate) to be fully amortized over its remaining term on a level-payment basis. The Low Rate Periods will end no earlier than_______ and no later than __________. The increases in Contract Rates at the end of the Low Rate Periods range from ___ percentage points to ___ percentage points. The increases in monthly payments range from $__________ to $__________. (Approximately ___% of the Contracts, by aggregate principal balance as of the Cut-off Date, constitute step-up rate Contracts that were underwritten on the basis of the lower monthly payments due during the Low Rate Period.) The statistical information concerning the Contracts which is set forth below, to the extent it relates to the Contract Rates of the step-up rate Contracts, takes into account only their Contract Rates as of the Cut-off Date.]

     The Contracts were originated between ___________, 19__ and ___________, 19__. [All Contracts are manufactured housing installments sales contracts originated by a manufactured housing dealer in the ordinary course of its business and purchased by CITSF [and The CIT Group/Consumer Finance, Inc. (NY), a wholly-owned subsidiary of CIT ("CITCF-NY")] in the ordinary course of its business, or manufactured housing installment loan agreements originated directly by CITSF [and CITCF-NY] in the ordinary course of its business.]

     [The aggregate amount of the Original Class A Principal Balance and the Original Class B Principal Balance exceeds the Cut-off Date Pool Principal Balance by $___________. Funds in the amount of such excess [plus certain additional amounts in respect of interest] have been deposited into a separate trust account maintained by the Trustee (the "Pre-Funding Account"). Additional Contracts may be purchased by or on behalf of the Trust, from time to time, during the period beginning on _________ ___, 1994 and ending on ___________ ____, 1994 (the "Pre-Funding Period") from monies on deposit in the Pre-Funding Account. Such additional Contracts will be purchased by or on behalf of the Trust pursuant to a contract in which the [formula to determine the] price, the characteristics of the Contracts to be purchased and the delivery dates of such Contracts are identified. Deposits into the Pre-Funding Account may be in the form of cash or certain short-term permitted investments, which shall consist of [ ]. The conditions precedent which must be complied with prior to the transfer of Contracts purchased from funds on deposit in the Pre- Funding Account are as follows:[ ]. Any amounts on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed on the first Remittance Date following the end of the Pre-Funding Period to Holders of the Class A Certificates as a principal prepayment.]

     All [but ___%] of the Contracts (by remaining principal balance) are conventional contracts, meaning that they are not insured or guaranteed by any governmental agency.

     Each Contract (a) is secured by a Manufactured Home and/or by a lien on the real estate on which the Manufactured Home is located, [(b) is fully amortizing with a fixed contractual rate of interest (the "Contract Rate") and provides for level payments over the term of such Contract] and (c) is dated on or after __________, 19__. [Each Contract has a fixed Contract Rate.] A detailed description of the Contracts is included in the Agreement. Approximately ___% of the Cut-off Date Pool Principal Balance is attributable to loans to purchase Manufactured Homes which were new and approximately ___% is attributable to loans to purchase Manufactured Homes which were used at the time the related Contract was originated. All Contracts have a Contract Rate of at least _____%. [Approximately ____% of the Contracts by Cut-off Date Pool Principal Balance have Contract Rates less than _____% (equal to the Class B Remittance Rate plus the Monthly Servicing Fee).] The Contracts have remaining maturities, as of the Cut-off Date (or the date of origination, if later), of at least ___ months but not more than ____ months, original maturities of at least ___ months but not more than ____ months, and a weighted average remaining term to scheduled maturity, as of the Cut-off Date (or the date of origination, if later), of ___ months. The average remaining principal balance per Contract, as of the Cut-off Date (or the date of origination, if later), was $_________ and the outstanding principal balances of the Contracts, as of the Cut-off Date (or the date of origination, if later), ranged from $__________ to $_________. All but ___, or ____% by Cut-off Date Pool Principal Balance, of the Contracts had loan-to-value ratios at the time of origination of 90% or less. [The weighted average loan-to-value ratio of the Contracts, as of the origination of the Contracts, was ________%.] "Value" in such calculation is equal to (i) in the case of a Land-Secured Contract, the sum of the original appraised market value of the Manufactured Home and the real estate securing such Contract, if available, or the total delivered sales price for such Manufactured Home, plus taxes, fees and insurance, (ii) in the case of a new Manufactured Home, the total delivered sales price for such Manufactured Home, if available, or its appraised market value, plus taxes, fees and insurance and (iii) in the case of a used Manufactured Home, the lesser of the total delivered sales price for such Manufactured Home and its appraised market value (or whichever of the price or appraised value is available to the extent one of the two is not available), in each case plus taxes, fees and insurance. Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high loan-to-value ratios at origination, that the market value of a Manufactured
Home may be lower than the principal amount outstanding under the related Contract.

     The Contracts are secured by Manufactured Homes located in ___ states [and the District of Columbia], of which approximately ____% of the Contracts by remaining principal balance are secured by Manufactured Homes located in _____. No other state represented more than 5% of the Contracts.

     Set forth below is a description of certain characteristics of the Contracts. [References to "Cut-off Date" in the following tables shall refer to the Cut-off Date in the case of Contracts originated on or prior to the Cut-off Date and to the date of origination in the case of a Contract originated after the Cut-off Date.] [The information set forth below does not relate to the Subsequent Contracts.]

                Geographical Distribution of Manufactured Homes

                                                                                                     % of Contract
                                                          % of Contract                                 Pool by
                                       Number of         Pool by Number     Aggregate Principal    Principal Balance
                                       Contracts          of Contracts      Balance Outstanding       Outstanding
State                             As of Cut-off Date   As of Cut-off Date   As of Cut-off Date    As of Cut-off Date
- -----                             ------------------   ------------------   ------------------    ------------------

Alabama.........................                                   %            $                               %
Arizona.........................
Arkansas........................
California......................
Colorado........................
Connecticut.....................
Delaware........................
District of Columbia............
Florida.........................
Georgia.........................
Idaho...........................
Illinois........................
Indiana.........................
Iowa............................
Kansas..........................
Kentucky........................
Louisiana.......................
Maine...........................
Maryland........................
Massachusetts...................
Michigan........................
Minnesota.......................
Mississippi.....................
Missouri........................
Montana.........................
Nebraska........................
Nevada..........................
New Hampshire...................
New Jersey......................
New Mexico......................
New York........................
North Carolina..................
North Dakota....................
Ohio............................
Oklahoma........................
Oregon..........................
Pennsylvania....................
South Carolina..................
South Dakota....................
Tennessee.......................
Texas...........................
Utah............................
Vermont.........................
Virginia........................
Washington......................
West Virginia...................
Wisconsin.......................
Wyoming.........................        ---------            --------          ---------------           --------
Total...........................                              100.00%           $                         100.00%
                                        =========            ========          ===============           ========

                       Years of Origination of Contracts


                                                                                               % of Contract Pool
                                                         Number of       Aggregate Principal      By Principal
                                                         Contracts       Balance Outstanding   Balance Outstanding
Year of Origination                                 As of Cut-off Date   As of Cut-off Date    As of Cut-off Date
- -------------------                                 ------------------   ------------------    ------------------

1981...............................................                        $                                %
1982...............................................
1983...............................................
1984...............................................
1985...............................................
1986...............................................
1987...............................................
1988...............................................
1989...............................................
1990...............................................
1991...............................................
1992...............................................
1993...............................................      --------          --------------            --------
           Total...................................                        $                          100.00%
                                                         ========          ==============            ========



            Distribution of [Remaining] [Original] Contract Amounts


 [Remaining]                                                                                   % of Contract Pool
[Original] Contract                                      Number of       Aggregate Principal      By Principal
 Amount (in                                              Contracts       Balance Outstanding   Balance Outstanding
  Dollars)(1)                                       As of Cut-off Date   As of Cut-off Date    As of Cut-off Date
- -------------                                       ------------------   ------------------    ------------------

Less than $10,000..................................                          $                                %
$10,000-$19,999.99.................................
$20,000-$29,999.99.................................
$30,000-$39,999.99.................................
$40,000-$49,999.99.................................
$50,000-$59,999.99.................................
$60,000-$69,999.99.................................
$70,000-$79,999.99.................................      --------           --------------             --------
           Total...................................                          $                          100.00%
                                                         ========           ==============             ========

- ------------
(1) The largest [original] [Remaining] Contract amount is $__________, which represents __% of the Cut-off Date Pool Principal Balance.

                 Distribution of Original Loan-to-Value Ratios

                                                                                               % of Contract Pool
   Loan-to                                               Number of       Aggregate Principal      By Principal
    Value                                                Contracts       Balance Outstanding   Balance Outstanding
   Ratio(1)                                         As of Cut-off Date   As of Cut-off Date    As of Cut-off Date
- ----------                                         ------------------   ------------------    ------------------
Less than 61%......................................                        $                                %
61-65%.............................................
66-70%.............................................
71-75%.............................................
76-80%.............................................
81-85%.............................................
86-90%.............................................
Over 90%...........................................    -----------         --------------           --------
           Total...................................                        $                          100.00%
                                                       ===========         ==============           ========

- ------------
(1) [Rounded to the nearest 1%. The term "Value" as used in this table is defined above. The loan-to-value ratios on the Contracts may be subject to a variance of up to 5% from the tabular presentation. Such variances were caused by information input by CITSF's personnel in regional offices with respect to incidental items financed in the loans, such as dealer-installed equipment, the costs of which were estimated at the time the loan applications were approved.]


                                 Contract Rates


                                                                                               % of Contract Pool
                                                         Number of       Aggregate Principal      By Principal
Range of Contracts                                       Contracts       Balance Outstanding   Balance Outstanding
By Contract Rates                                   As of Cut-off Date   As of Cut-off Date    As of Cut-off Date
- -----------------                                   ------------------   ------------------    ------------------
 9.25%-10.00%......................................                        $                                %
10.01%-11.00%......................................
11.01%-12.00%......................................
12.01%-13.00%......................................
13.01%-14.00%......................................
14.01%-15.00%......................................
15.01%-16.00%......................................
16.01%-16.50%......................................
Over 16.50%........................................   -----------          --------------            --------
           Total...................................                        $                          100.00%
                                                      ===========          ==============            ========


                          Remaining Months to Maturity

                                                                                               % of Contract Pool
                                                         Number of       Aggregate Principal      By Principal
Months Remaining                                         Contracts       Balance Outstanding   Balance Outstanding
As of Cut-off Date                                  As of Cut-off Date   As of Cut-off Date    As of Cut-off Date
- -------------------                                 ------------------   ------------------    ------------------
Less than 31.......................................                        $                                 %
 31-60.............................................
 61-90.............................................
 91-120............................................
121-150............................................
151-180............................................
181-210............................................
211-240............................................
Over 240...........................................   -----------          --------------            --------
           Total...................................                        $                          100.00%
                                                      ===========          ==============            ========


Delinquency, Loan Loss and Repossession Experience


     The following Delinquency Experience and Loan Loss/Repossession Experience tables set forth data for CITSF's and CITCF-NY's originated non-recourse conventional manufactured housing portfolio. The following table sets forth the delinquency experience for the four years ended December 31, 1993 and the nine months ended September 30, 1994 of the portfolio of conventional manufactured housing contracts serviced by CITSF (other than contracts already in repossession), excluding contracts which are subject to dealer recourse arrangements, contracts acquired by CITSF through portfolio purchases and contracts which are serviced for others. All of the Contracts in the Trust are conventional Contracts.



                             Delinquency Experience
                             (Dollars in thousands)


                                                                                               Nine months
                                                 Years Ended December 31,                         ended
                                    ------------------------------------------------------     September 30,
                                      1990           1991         1992            1993(3)         1994(3)
                                    --------       --------     --------        ----------     -------------
Number of Contracts
  Outstanding..................       2,631          4,348          5,590          9,021            11,889
Principal Balance of Contracts
  Serviced.....................    $ 76,724       $137,669       $186,476      $ 289,001          $405,184
Principal Balance of Delinquent
  Contracts(1):
     30-59 Days................    $    369       $    720       $  1,043      $   1,678          $  2,222
     60-89 Days................          85            294            428            189             1,080
     90 Days or More...........          81            486            647            991             1,199
                                   --------       --------       --------      ---------          --------
Principal Balance of Delinquent
  Contracts....................    $    535       $  1,500      $   2,118      $   2,858          $  4,501
                                   ========       ========      =========      =========          ========
Delinquencies as a
 Percent of Principal Balances
  Outstanding(2)...............        0.70%         1.09%          1.14%           .99%             1.11%



- ---------------------

(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(2)  Based on dollar percent delinquent.

(3)  Includes Contracts securitized in July, 1993.

     The following table sets forth the loan loss and repossession experience for the four years ended December 31, 1993 and the nine months ended September 30, 1994, of the portfolio of conventional manufactured housing contracts serviced by CITSF, excluding contracts which are subject to dealer recourse arrangements, contracts acquired by CITSF through portfolio purchases and contracts which are serviced for others.



                       Loan Loss/Repossession Experience
                             (Dollars in thousands)



                                                                                              Nine months
                                                 Years Ended December 31,                        ended
                                 -----------------------------------------------------       September 30,
                                   1990           1991         1992            1993(6)           1994(6)
                                 --------       --------     --------        ---------        -----------

Number of Contracts(1).            2,631          4,348        5,590           9,021             11,889
Principal Balance of
  Contracts Serviced(1)         $ 76,724       $137,669     $186,746        $289,001          $ 405,184
Contract Liquidations(2)           0.11%          0.37%        0.39%           0.57%              0.89%(5)
Net Losses:
  Dollars(3)...........        $    168       $    206     $    547        $  1,310          $   1,409
  Percentage(4)........            0.22%          0.15%        0.29%           0.45%              0.46%(5)




- ---------------------

(1)  As of period end.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4)  As a percentage of the principal balance of contracts as of period end.

(5)  Annualized.
(6)  Includes Contracts securitized in July, 1993.

     CITSF began originating nonrecourse to dealer manufactured housing loans in 1989. CITSF's targeted customer under these guidelines has stable residence and employment history and good credit performance at the time of origination. CITSF's program generally requires down payments (which may include a mortgage interest in the land on which the Manufactured Home is located) in excess of 10% of the original purchase price or appraised value of the manufactured home and focuses on a high percentage of borrowers who own the underlying real estate associated with the manufactured home. Down payments of less than 10% to a minimum of 5% of the original purchase price are considered on a case by case basis. For homes placed in manufactured housing parks, CITSF focuses on better than average parks in terms of amenities and location, which CITSF believes attracts both higher quality borrowers and strong collateral.

     During the period from 1989 through 1991, CITSF utilized a manual credit approval system, requiring strict adherence to the above established underwriting criteria. In 1992, CITSF introduced an automated credit scoring system. Such automated system was developed based on the credit performance of loans underwritten under the manual system. The automated credit scoring system incorporates CITSF's underwriting guidelines and assists loan officers in the credit approval process, resulting in more consistent decision making. Additionally, the system provides CITSF home office credit personnel with timely information to measure adherence to credit criteria and monitor trends.

     In July 1994 CITSF's credit criteria was changed in line with industry practice to include manufactured housing units located on land leased by the Obligor from a third party and to permit greater reliance on credit scores and overall evaluation instead of using specific disqualifying criteria (e.g., five years of employment). Interest rates charged are adjusted in accordance with the underwriter's evaluation of each such individual application. It is possible that this change may result in higher delinquency and loan loss experience than is shown on the above charts.

     The management of CITSF believes that its underwriting, high quality park criteria, and emphasis on financing borrowers who own the underlying real estate have contributed to low delinquency, default and loss rates during the period from January 1990 through September 30, 1994. Since 1990, the level of delinquency (more than 30 days past due after contractual due date) in CITSF's nonrecourse manufactured housing portfolio has approximated 1%. Since 1990 the delinquency ratio ranged from .70% to 1.14% and stands at 1.11% as of September 30, 1994. This trend reflects the normal seasoning of the portfolio. The annualized net charge-off rate on the portfolio for the period from 1990 through the third quarter of 1994 has ranged from .15% to .46%. The increase in the annualized net charge-off rate in 1993 and the first three quarters of 1994 to .45% and .46%, respectively, was well within loan losses that had been expected for these receivables at their stage of seasoning.


     The data presented in the foregoing tables are for illustrative purposes only. The data presented above relates to the performance of CITSF's entire nonrecourse manufactured housing portfolio, and is not historical data regarding solely the portion of CITSF's portfolio constituting the Contracts. There is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. [In recent years, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in many areas of the country in which the Manufactured Homes are located, including New England and areas dependent on the oil and gas industry, notably certain areas of Texas, Oklahoma and Louisiana.] These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any of the regions in which the Manufactured Homes are located. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. [In order to achieve geographic dispersion and to limit the effect of regional and local economic conditions on the Contract Pool, Contracts originated in any one state (except with respect to Contracts secured by Manufactured Homes located in ____________) will not exceed ___% of the Cut-Off Date Pool Principal Balance.]

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Yield Considerations".

     The Contracts have maturities at origination ranging from _ years to __ years, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the average life of the Class A Certificates [and the Class B Certificates]. Based on CITSF's experience with the portfolio of manufactured housing contracts serviced by it, CITSF anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Contracts by CITSF on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Class A [and Class B] Certificates. [Furthermore, any amounts on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed to the Holders of the Class A Certificates as a prepayment of principal and therefore would affect the average life of the Class A Certificates.] The prepayment experience on manufactured housing contracts varies greatly. Although most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home, CITSF currently expects to permit assumptions of Contracts if the purchaser of the related Manufactured Home satisfies CITSF's then-current underwriting standards.

     The allocation of distributions to the Class A Certificateholders on each Remittance Date will have the effect of accelerating the amortization of the Class A Certificates compared to the amortization that would be applicable if the principal were distributed pro rata according to the Class A Principal Balance and the Class B Principal Balance. If the Class A Certificates are purchased at a discount and the purchaser calculates their anticipated yield to maturity based on an assumed rate of payment of principal on such Class A Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.


     [Until the Class A Principal Balance has been reduced to zero, the Class A Certificateholders will receive all payments of principal which are made on the Contracts. [The Class B Certificateholders will only receive distributions of principal prior to the Cross-over Date to the extent that any Remaining Amount Available and [Guarantee Payment] Class B Enhancement Payment (after the payment of interest on the Class B Certificates) represent a Class B Principal Liquidation Loss Amount. The rate of principal payments on the Class B
Certificates and the aggregate amount of distributions on the Class B Certificates will be affected by the rate of obligor defaults resulting in delinquencies on the Contracts and losses on Liquidated Contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Class B Certificates--Subordination of [Class B Certificates and] Class R Certificates" for a description of the manner in which such losses are borne by the Class B Certificateholders. If the Class B
Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Class B Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.]]


     There can be no assurance that the delinquency or repossession experience for CITSF's portfolio set forth under "The Contract Pool--Delinquency, Loan Loss and Repossession Experience" will be representative of the results that may be experienced with respect to the Contracts.

     [Each of the Company and] the Servicer has the option to purchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than __% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option".

     Although Contract Rates on the Contracts vary, prepayments on Contracts will not affect the Class A Remittance Rate or the Class B Remittance Rate because such rates are fixed and do not exceed the Contract Rate on any Contract. Although partial prepayments of principal on Contracts are applied on scheduled payment dates for such Contracts, obligors are not required to pay interest on Contracts after the date of a full prepayment of principal. As a result, full prepayments on Contracts in advance of the scheduled payment dates for such Contracts in any Due Period will reduce the amount of interest received from obligors during such Due Period and available to be passed through to Holders of Certificates on the following Remittance Date. Subject to the availability of the subordination provided by the Class B and Class R Certificates, such subordination would apply to the net shortfall of interest received on account of prepayments in full in any Due Period so that the amount of interest paid on the Class A Certificates on the following Remittance Date would not be affected by such shortfall.

     [The yield to Class A Certificateholders [and Class B Certificateholders] will be below that otherwise produced by the Class A Remittance Rate [and the Class B Remittance Rate, respectively], because, while interest will accrue in respect of each Due Period, the distribution of interest will be made on the __th day (or, if such day is not a business day, the next business day) of the month following the Due Period in which it accrues.]

     The final  scheduled  payment date on the Contract with the latest maturity
is in     ,     .

     Certain  statistical  information  relating  to  the  payment  behavior  of nonrecourse manufactured housing contracts originated by CITSF is set forth below. In evaluating the information contained in this table and its relationship to the expected prepayment behavior of the Contracts, prospective Certificateholders should consider that the Company has performed no statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of nonrecourse manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, no assurance can be given that the prepayment experience of the Contracts will exhibit prepayment behavior similar to the behavior summarized in the following table. In addition to the foregoing, prospective Class A [and Class B] Certificateholders should consider that the table set forth below is limited to the period covered therein and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond such periods.


     The following table sets forth, with respect to all of the nonrecourse manufactured housing contracts originated by CITSF and CITCF-NY in each year since 1990, the aggregate initial principal balance of the contracts originated in such year, the approximate aggregate principal balance outstanding on the contracts originated in such year as of the last day of such year and the approximate aggregate principal balance outstanding on the contracts originated in such year as of the end of the subsequent fiscal quarter.

     Information Regarding Principal Reduction on Nonrecourse Manufactured
               Housing Contracts Originated by CITSF and CITCF-NY

                             (Dollars in Thousands)




Year of Origination                                          1990                1991               1992                1993
- -------------------                                          ----                ----               ----                ----

Volume (1).....................................              $69,611            $74,262            $70,109            $139,200

Aggregate Principal Balance (2):

12/31/90........................................             $62,800
03/31/91........................................              61,900
06/30/91........................................              61,000
09/30/91........................................              59,900
12/31/91........................................              59,100            $65,700
03/31/92........................................              56,700             63,400
06/30/92........................................              54,000             61,500
09/30/92........................................              52,100             59,700
12/31/92........................................              50,400             57,900            $67,200
03/31/93........................................              48,700             56,700             65,200
06/30/93........................................              47,100             54,900             61,900
09/30/93........................................              44,600             53,000             59,900
12/31/93........................................              41,200             49,800             56,700            $134,400
03/31/94........................................              38,900             47,300             53,600             130,500
06/30/94........................................              37,000             44,700             51,100             127,000
09/30/94........................................              35,400             42,800             49,400             124,400



- ------------------------------------

(1) Volume represents aggregate initial principal balance of each contract originated in a particular year.
(2) Approximate aggregate principal balance as of any date represents the approximate aggregate principal balance outstanding on each contract originated in a particular year.


This table includes Contracts securitized in July, 1993.


Weighted Average Life of the Class A Certificates

     The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Class A Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus ("MH Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts.

     As used in the following tables, a prepayment assumption of "100% of the MH Prepayment Model" assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the Contracts, 100% of the MH Prepayment Model assumes a constant prepayment rate of 6.0% per annum each month. As used in the following table "0% of the MH Prepayment Model" assumes no prepayments on the Contracts; "50% of the MH Prepayment Model" assumes the Contracts will prepay at rates equal to 50% of the MH Prepayment Model assumed prepayment rates; "150% of the MH Prepayment Model" assumes the Contracts will prepay at rates equal to 150% of the MH Prepayment Model assumed prepayment rates; "175% of the MH Prepayment Model" assumes the Contracts will prepay at rates equal to 175% of the MH Prepayment Model assumed prepayment rates; "200% of the MH Prepayment Model" assumes the Contracts will prepay at rates equal to 200% of the MH Prepayment Model assumed prepayment rates; and "300% of the MH Prepayment Model" assumes the Contracts will prepay at rates equal to 300% of the MH Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayment of the Contracts will conform to any level of the MH Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

     The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the MH Prepayment Model set forth in the table; (ii) [the Servicer does not exercise] [neither the Servicer nor the Company exercises] its right of optional termination described above; (iii) the Cut-off Date Pool Principal Balance is $ , the Contracts have a weighted average term to maturity, as of origination, of months, a weighted average remaining term to maturity, as of the Cut-off Date, of months, a weighted average Contract Rate of
    %; (iv) the Class A Certificates initially represent $ of the Cut-off Date Pool Principal Balance and will have a Class A Remittance Rate of %; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts;
(vii)  distributions  are  made  on  the  Class  A  Certificates  on  the   __th
day  of  each  month,  commencing                __________,  199_;  (viii)  the
Class A Certificates are issued on , 199- [and (ix no mandatory redemption of the Class A Certificates at the end of the Pre-Funding Period].

No representation is made that the Contractswill not experience delinquencies or losses.

     Since the table was prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the Original Principal Balances outstanding and the weighted average life of the Class A Certificates set forth in the table. In addition, since the actual Contracts and the Trust have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

     It is not likely that Contracts will prepay at any constant percentage of the MH Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the MH Prepayment Model specified even if the weighted average remaining term to
maturity of the Contracts is           months.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following table indicates the projected weighted average life the Class A Certificates and set forth percentages of the Original Class A Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the MH Prepayment Model.


          Percentage of the Original Principal Balance of the Class A
              Certificates at the Respective Percentages of the MH
                       Prepayment Model Set Forth Below:


Date                                    0%        50%       100%       150%      175%       200%      300%
- ----                                    --        ---       ----       ----      ----       ----      ----




Weighted Average Life
  (1)(years)....................


- ----------------

(1) [The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Class A Certificate by the number of years from the date of issuance of such Class A Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A Certificate.]

[Weighted Average Life of the Class B Certificates

     The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Class B Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.


     As described under "Description of the Certificates--Principal (including Prepayments)--Class B Certificates," except for payments, if any, of [Guarantee Payments] Class B Enhancement Payments representing Class B Principal Liquidation Loss Amounts, payments of principal on the Class B Certificates will not commence until the Class A Certificateholders have received principal payments equal in the aggregate to the Original Class A Principal Balance, equal to $ . This will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Class B Principal Liquidation Loss Amounts, increasing the respective interest in the Trust of the Class B Certificates.


     The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the MH Prepayment Model set forth in the table; (ii) [the Servicer does not exercise] [neither the Servicer nor the Company exercises] its right of optional termination described above; (iii) the Cut-off Date Pool Principal Balance is $ , the Contracts have a weighted average term to maturity, as of origination, of months, a weighted average remaining term to maturity, as of the Cut-off Date, of months, and a weighted average Contract Rate of %; (iv) the Class B Certificates initially represent $ of the Cut-off Date Pool Principal Balance and have a Class B Remittance Rate of
%, the Class A Certificates initially represent $ of the Cut-off Date Pool Principal Balance and will have a Class A Remittance Rate of %; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vi) no delinquencies or losses are experienced on the Contracts;
(vii) distributions are made on the Class B Certificates on the __th day of each month, commencing , 199 ; and (viii) the Class B Certificates are issued on , 199 . No representation is made that the Contracts will not experience delinquencies or losses.

     Since the table was prepared on the basis of the foregoing assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the Original Class B Principal Balance outstanding and the weighted average life of the Class B Certificates set forth in the table. In addition, since the actual Contracts and the Trust have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class B Certificates may be made earlier or later than as indicated in the table.

     It is not likely that Contracts will prepay at any constant percentage of the MH Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the table at the various percentages of the MH Prepayment Model specified even if the weighted average remaining term to
maturity of the Contracts is        months.

     Investors are urged to make their investment decisions based on their determination of anticipated prepayment rates in light of the assumptions discussed herein.

     Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Class B Certificates and sets forth the percentage of the Original Class B Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the MH Prepayment Model.

          Percentage of the Original Principal Balance of the Class B
              Certificates at the Respective Percentages of the MH
                       Prepayment Model Set Forth Below:


Date                                    0%        50%       100%       150%      175%       200%      300%
- ----                                    --        ---       ----       ----      ----       ----      ----





Weighted Average Life
  (1) (years)....................


- ----------------

(1) [The weighted average life of a Class B Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Class B Certificate by the number of years from the date of issuance of such Class B Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B Certificate.]]


                        DESCRIPTION OF THE CERTIFICATES

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates".

     The Certificates will be issued pursuant to the Agreement between the Company, CITSF as Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by the Agreement, which is incorporated herein by reference. Wherever provisions of the Agreement are referred to, such provisions are incorporated herein by reference.

 General

     The Class A Certificates will be issued in [book-entry] [fully registered] form only in denominations equal to $1,000 or any integral multiple of $1,000 in excess thereof, except for one Class A Certificate with a denomination representing any remainder of the Original Class A Principal Balance. The percentage interest (the "Percentage Interest") of a Class A Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class A Principal Balance.

     [The Class B Certificates will be issued in [book-entry] [fully registered] form only in denominations equal to $25,000 or any integral multiple of $1,000 in excess thereof, except for one Class B Certificate with a denomination representing any remainder of the Original Class B Principal Balance. The Percentage Interest of a Class B Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class B Principal Balance.]


     The Trust will consist of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith and any related mortgages, deeds of trust or similar instruments, all rights under certain hazard insurance on individual Manufactured Homes, proceeds from the errors and omissions protection policy and any blanket hazard insurance policies maintained pursuant to the Agreement, to the extent such proceeds relate to any Manufactured Homes, [all rights under the FHA/VA Regulations pertaining to any FHA/VA Contract,] [the rights of the Class B Certificateholders to receive Guarantee Payments pursuant to the Limited Guarantee of CIT] [the Class B Credit Enhancement with respect to the Class B Certificates] amounts held for the Trust in the Certificate Account, all documents contained in the Contract files [, any funds or other instruments on deposit in the Pre-Funding Account] and all proceeds in any way derived from any of the foregoing. (Section 1.02.)


     Distributions on the Certificates will be made by the paying agent as specified in the Agreement, which shall be an Eligible Institution (the "Paying Agent") on each Remittance Date to persons in whose names the Certificates are registered as of the preceding Record Date. The Remittance Date for the Certificates will be the __th day of each month (or if such __th day is not a business day, the next succeeding business day) commencing with the month following the month of issuance. Payments will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register, provided that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of the Class A Certificates [or at least 5% of the Class B Certificates] may request payment by wire transfer or immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Remittance Date. Final payments will be made only upon tender of the Certificates to the Paying Agent for cancellation. (Articles I and VIII.) See "Registration of Class A Certificates [and Class B Certificates]" below.

Conveyance of Contracts

In addition to the representations and warranties described in the Prospectus under "Description of the Certificates--Conveyance of Contracts," CITSF has also made certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the obligors on the Contracts as of the Cut-off Date, or the date of origination, if later, equals the Cut-off Date Pool Principal Balance [and each fixed rate Contract and variable rate Contract has a maximum Contract Rate or a minimum Contract Rate, as applicable, equal to or greater than the Class A [and Class B] Remittance Rate]; (ii) as of the Cut-off Date, or the date of origination, if later, no more than __% of the Contracts by Cut-off Date Pool Principal Balance are secured by Manufactured Homes located in any one state (except with respect to Contracts secured by Manufactured Homes located in ), no more than __% of the Contracts by remaining principal balance are secured by Manufactured Homes located in an area with the same zip code; (iii) no more than % of the Cut-off Date Pool Principal Balance is attributable to loans to purchase used Manufactured Homes; (iv) no Contract has a remaining maturity of less than ___ months or more than months; (v) the date of each Contract is on or after _______ __, 19__ and (vi) except for the effect of the representations and warranties of CITSF, no adverse selection procedures were employed in selecting the Contracts. (Article III.)

Payments on Contracts; Distributions on Certificates


     The Trustee, on behalf of the Trust, will establish and maintain the Certificate Account at a depository institution or trust company (which may be the Trustee or an affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term securities or unsecured long-term debt (or, in the case of the principal bank of a bank holding company system, the short-term securities or unsecured long-term debt of such bank holding company) has a rating of [P-1 or higher by Moody's Investors Services, Inc. ("Moody's")] in the case of short-term securities, or in one of the two highest rating categories by [Moody's] in the case of unsecured long-term debt (an "Eligible Institution"). (Section 1.02.) The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Remittance Date. "Eligible Investments" include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; corporate securities assigned at least ____ rating by _______________________; commercial paper assigned an ___ rating by at the time of such investment; and money market funds rated _____ or ____by (which may include money market or other funds for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian and collects certain fees and expenses in connection therewith). (Section 5.05.)


     All payments from obligors on the Contracts received by the Servicer, including principal prepayments and advance payments by obligors not constituting principal prepayments ("Advance Payments"), shall be paid into the Certificate Account no later than two business days following receipt thereof, except amounts received as late payment fees, extension fees, assumption fees or similar fees, which fees, together with any net income and gain from investments of funds in the Certificate Account, are included as part of the Servicer's servicing fees; provided, however, that, subject to compliance with the Agreement, for as long as CITSF remains the Servicer under the Agreement and CITSF remains a direct or indirect subsidiary of CIT, and if CIT has and maintains a short-term debt rating of ___ or higher by _________________ or ___ or higher by __________, [and the Trustee shall have received an opinion of counsel that any action taken pursuant to this sentence shall not adversely affect the status of the Trust as a REMIC or result in the imposition of a tax on the Trust,] the Servicer will not be required to make such deposits into the Certificate Account (the "Delayed Deposits") until the business day immediately preceding the Remittance Date following the last day of the Due Period within which such payments were processed by the Servicer. See "Description of the Certificates--Servicing--Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, (i) amounts paid by CITSF for Contracts repurchased as a result of breach of warranties under the Agreement, (ii) amounts required to be deposited upon substitution of a Contract because of breach of warranties, as described under "Description of the Certificates -- Conveyance of Contracts" in the Prospectus, [(iii) Monthly Advances,] (iv) the cash proceeds (net of Liquidation Expenses) received in connection with the liquidation of certain defaulted Contracts and (v) insurance proceeds with respect to the Contracts shall be paid into the Certificate Account. "Liquidation Expenses" are out-of-pocket expenses incurred by the Servicer in connection with the liquidation of certain defaulted Contracts, including, without limitation, legal fees and expenses. (Sections 1.02 and 8.02.) [Except with respect to Monthly
Advances as set forth below,] [The Servicer will not make any advances in respect of delinquent payments on the Contracts.]

     On the third business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Certificates for such Remittance Date. The Amount Available is the amount in the Certificate Account on the last day of the preceding Due Period (or the Delayed Deposit, if applicable) less the following amounts: any repossession profits on defaulted Contracts, Advance Payments in respect of the Due Period just ended; [amounts payable to the Servicer to reimburse it for any REMIC "prohibited transaction" tax imposed on the Trust and paid by the Servicer;] Liquidation Expenses incurred and taxes and insurance advanced by the Servicer in respect of Manufactured Homes that are reimbursable to the Servicer under the Agreement; any amounts incorrectly deposited in the Certificate Account; and net investment earnings on the funds in the Certificate Account due to the Servicer pursuant to the Agreement and any other amounts permitted to be withdrawn from the Certificate Account by the Servicer pursuant to the Agreement. (Sections 1.02 and 8.02.)


     The Trustee will withdraw funds from the Certificate Account to make payments to Certificateholders at the direction of the Servicer. From time to time, as provided in the Agreement, the Trustee will also withdraw funds from the Certificate Account to pay [the Guarantee Fee to CIT] [the Enhancement Fee to the Credit Enhancer as compensation for providing the Class B Credit Enhancement] and to make payments to the Servicer. (Sections 1.02 and 8.02.)


Distributions

     Distributions  of interest and  principal on each  Remittance  Date will be
made  first  to  Holders  of  Class  A   Certificates   [and  then  to  Class  B
Certificates].

     Distributions of interest and principal to Holders of Class A Certificates will be made on each Remittance Date in an amount equal to the sum of their respective Percentage Interests multiplied by the Class A Distribution Amount. Distributions to Class A Certificateholders will be applied first to the payment of interest and then to the payment of principal. The "Class A Distribution Amount" for any Remittance Date will equal the sum (such sum referred to as the "Class A Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Interest--Class A Certificates" below and (ii) the amount of principal calculated as described in "Principal (including Prepayments)--Class A Certificates" below; except that, if the Class A Formula Distribution Amount exceeds the Amount Available in the Certificate Account on such Remittance Date, then the Class A Distribution Amount shall instead equal the Amount Available. (Sections 1.02 and 8.01.)


     [Following the payment to the Class A Certificateholders of the Class A Distribution Amount, distributions of interest and principal to Holders of Class B Certificates will be made on each Remittance Date in an amount equal to their respective Percentage Interests multiplied by the Class B Distribution Amount. Distributions to the Class B Certificateholders will be applied first to the payment of interest and then to the payment of principal. The "Class B
Distribution Amount" for any Remittance Date will equal the sum (such sum referred to as the "Class B Formula Distribution Amount") of (i) the amount of interest calculated as set forth under "Interest--Class B Certificates" below and (ii) an amount of principal calculated as described under "Principal (including Prepayments)--Class B Certificates" below; except that if the Class B Formula Distribution Amount exceeds the Amount Available in the Certificate Account available for distribution to the Class B Certificateholders (after giving effect to any distribution made to Class A Certificateholders) on such Remittance Date (the "Remaining Amount Available"), then the Class B Distribution Amount will equal the sum of the Remaining Amount Available, if any, [and the Class B Enhancement Payment, if any] [and CIT will be obligated to pay the lesser of the sum of such deficiency and an amount equal _________

(the "Guaranteed Amount"). Such payment will constitute a Guarantee Payment.] [The "Class B Credit Enhancement" for the Class B Certificates will be provided from funds deposited into a Cash Collateral Account from which the Trustee may from time to time withdraw amounts up to the "Available Credit Enhancement
Amount" as described below under "Payments to Class B Certificateholders Pursuant to the Class B Credit Enhancement".] The "Class B Enhancement Payment" for any Remittance Date will equal the lesser of (i) the Available Credit Enhancement Amount (as described below) for such Remittance Date and (ii) the amount, if any, by which the Class B Formula Distribution Amount for such Remittance Date exceeds the Remaining Amount Available for such Remittance Date, and will be [withdrawn by the Trustee from the Cash Collateral Account and deposited in the Certificate Account] [paid to the Trustee by the Credit Enhancer pursuant to the Enhancement Agreement and deposited in the Certificate Account]. (Sections 1.02 and 8.01.)]


     Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

     The Servicer will furnish to the Trustee, and the Trustee, so long as it has received such statement or statements, will send with each distribution on a Remittance Date to each holder of Class A Certificates [and Class B Certificates] (or to DTC), a statement or statements setting forth, among other things, (i) the amount of such distribution allocable to principal (including principal prepayments, if any) and (ii) the amount of such distribution allocable to interest. (Section 6.05.)

     On each Remittance Date on or before the Cross-over Date, the Amount Available in the Certificate Account will be distributed to Class A Certificateholders and the Class B Certificateholders in the amounts and order of priority set forth below:

Interest - Class A Certificates

     One month's interest[, accruing from the ___ day of the month preceding the applicable Remittance Date through the ___ of the month of the applicable Remittance Date computed on the basis of a 360 day year of twelve 30 day months,) on the then outstanding Class A Principal Balance will be paid on the Class A Certificates on each Remittance Date, to the extent of the Amount Available [(including any Monthly Advance)] in the Certificate Account on such date, at the related Remittance Rate. (Sections 1.02 and 8.01.) The Class A Principal Balance as of any Remittance Date is the Original Class A Principal Balance less all amounts previously distributed to holders of Class A Certificates in respect of principal. (Section 1.02.) In the event that, on a particular Remittance Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Holders of Class A Certificates, the Amount Available [(including any Monthly Advances)] will be distributed among the outstanding Class A Certificateholders pro rata based on their Percentage Interest in such Class, and the amount of the shortfall will be carried forward and added to the amount such Holders will be entitled to receive on the next Remittance Date and every succeeding Remittance Date thereafter until paid ("Unpaid Class A Interest Shortfall"). (Section 1.02.) Such a shortfall could occur, for example, if delinquencies or losses realized on the Contracts were exceptionally high and were concentrated in a particular Due Period. Any such amount so carried forward will bear interest at the Class A Remittance Rate, to the extent permitted by law.

Principal (including Prepayments) - Class A Certificates

     Commencing on the first Remittance Date and on each Remittance Date thereafter, Holders of Class A Certificates will be entitled to receive on each Remittance Date as payment of principal, to the extent of the Amount Available in the Certificate Account on such date after the payment of interest on the Class A Certificates, the sum (such sum referred to as the "Formula Principal Distribution Amount") of (i) with respect to Precomputed Contracts, all payments of principal due on each outstanding Precomputed Contract during the Due Period which ends during the month preceding the month in which the Remittance Date occurs (after adjustments for previous partial principal prepayments on the Contracts but before any adjustment by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) and with respect to simple interest Contracts, all payments of principal received in respect of each outstanding simple interest Contract during such Due Period,
(ii) the Scheduled Principal Balance of each Contract which, during the Due Period next preceding such Remittance Date, was purchased by CITSF pursuant to the Agreement, including on account of certain breaches of its representations and warranties, (iii) all partial principal prepayments applied and all principal prepayments in full received during such Due Period, (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such Due Period and (v) any Formula Principal Distribution Amount for any prior Remittance Date which was not distributed on a prior Remittance Date.

     The "Scheduled Principal Balance" of a Contract as of any Remittance Date is (i) with respect to a Precomputed Contract, its principal balance as determined by calculating the present value of all remaining principal and interest payments due with respect to such Contract as of any date of determination at the Contract Rate for such Contract, after giving effect to any previous partial principal prepayments and to the scheduled payment due on the Due Date during such Due Period, but without giving effect to any adjustments due to bankruptcy or similar proceedings, and (ii) with respect to a simple interest Contract, its unpaid principal balance. The "Due Date" for a Contract is its scheduled payment date. The "Pool Scheduled Principal Balance" is the aggregate of the Scheduled Principal Balances of Contracts outstanding at the end of a Due Period. A "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home have been received. (Section 1.02.)

     The Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest on the Class A Certificates, to the Class A Certificateholders until the Class A Principal Balance has been reduced to zero. When the Class A Principal Balance is reduced to zero, no further distributions will be made to the Class A Certificateholders.

     [Any amounts on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed on the first Remittance Date following the end of the Pre-Funding Period to Holders of the Class A Certificates as a principal prepayment.]

[Interest - Class B Certificates


     Following the payment to the Class A Certificateholders of the Class A Distribution Amount, one month's interest[, accruing from the ___ day of the month preceding the applicable Remittance Date through the ___ day of the month of the applicable Remittance Date computed on the basis of a 360 day year of twelve 30 day months,] will be paid to the Class B Certificateholders on each Remittance Date, to the extent of the Remaining Amount Available [(including any Monthly Advances)], if any, and the [amount paid pursuant to the Limited Guarantee] Class B Enhancement Payment, if any, in the Certificate Account on such Remittance Date, at the Class B Remittance Rate on the then outstanding Class B Principal Balance. The Class B Principal Balance is the Original Class B Principal Balance less the sum of all amounts previously distributed to Class B Certificateholders in respect of principal. In the event that, on a particular Remittance Date, the Remaining Amount Available, if any, and the Class B Enhancement Payment, if any, in the Certificate Account are not sufficient to make a full distribution to the Class B Certificateholders [and CIT fails to pay such amount under the Limited Guarantee], the amount of such deficiency will be carried forward and added to the amount such Holders will be entitled to receive on the next Remittance Date, and every Remittance Date thereafter until paid ("Unpaid Class B Interest Shortfall"). Any such amount so carried forward will bear interest at the Class B Remittance Rate, to the extent permitted by law.]


[Principal (including Prepayments) - Class B Certificates

     Except for distributions of any amounts representing a Class B Principal Liquidation Loss Amount as described below, prior to the Cross-over Date, there will be no distributions of principal on the Class B Certificates.


     On each Remittance Date prior to the Cross-over Date, the Class B Certificateholders will be entitled to receive (to the extent of the Remaining Amount Available, if any, and the Class B Enhancement Payment, if any, in the Certificate Account on such date after payments in respect of interest, as described under "Interest--Class B Certificates" above, to the Class B Certificateholders [and pursuant to the Limited Guarantee]) the amount, if any (the "Class B Principal Liquidation Loss Amount"), by which the sum of Class A Principal Balance and the Class B Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date (after giving effect to all distributions of principal on such Remittance Date). The Class B Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class B Certificates and liquidation losses on Liquidated Contracts, will not be paid to the Class B Certificateholders.

     On each Remittance Date on and after the Cross-over Date, Class B Certificateholders will be entitled to receive, as payments of principal, the Formula Principal Distribution Amount (as described above) to the extent of the Remaining Amount Available, if any, and the Class B Enhancement Payment, if any, in the Certificate Account on such date after payments in respect of interest, as described under "Interest--Class B Certificates" above, to the Class B Certificateholders [and the Guarantee Payment, if any].]


     Notwithstanding the distributions to Certificateholders described above, amounts otherwise distributable to Certificateholders pursuant to the Agreement which are required to be withheld and remitted to a taxing authority shall be withheld and remitted to such taxing authority and such amounts shall be treated as actually distributed to such Certificateholders for all purposes of the Agreement.

Subordination of [Class B Certificates and] Class R Certificates

     The rights of the Holders of [the Class B Certificates and] the Class R Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated to such rights of the Class A Certificateholders to the extent described herein. The protection afforded to the Class A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of [the Class B Certificates and] the Class R Certificates, the amount of principal and interest due them on each Remittance Date out of the Amount Available in the Certificate Account on such date and, to the extent described below, by the right of the Class A Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the Holders of [Class B and] Class R Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the full amount of their scheduled monthly payments of principal and interest and to afford such Holders protection against losses on Liquidated Contracts. [On each Remittance Date, the Class B Certificateholders will be entitled to receive only amounts described above under "Interest--Class B Certificates" and "Principal (including Prepayments)--Class B Certificates".]


     The rights of the Class R Certificateholders to receive distributions with respect to the Contracts in the Trust will be subordinated to the rights of the Class A [and the Class B] Certificateholders. On each Remittance Date the Class R Certificateholders will receive the Remaining Amount Available, if any, after payment of the amount distributed to the Class A Certificateholders [and Class B Certificateholders] as described above (less the Monthly Servicing Fee[, the Enhancement Fee payable to the Credit Enhancer] [and the Guarantee Fee payable to CIT] and less amounts retained by the Servicer to reimburse itself for taxes paid in respect to prohibited transactions) plus aggregate Repossession Profits (as defined in the Agreement) and all other amounts which the Servicer is entitled to withdraw from the Certificate Account pursuant to the Agreement.

     As described above, prior to the Cross-over Date, the distribution of principal to the Class A Certificateholders is intended to include the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Due Period next preceding the Remittance Date. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Scheduled Principal Balance plus accrued interest thereon, the deficiency will, in effect, be absorbed by amounts otherwise distributable to [the Class B and] the Class R Certificateholders, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. If the Amount Available is not sufficient to cover the amounts distributable to the Class A Certificateholders on a particular Remittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class A Principal Balance) on future Remittance Dates will be reduced. [Consequently, but for the effect of the relative subordination of [the Monthly Servicing Fee payable to the Servicer,] [the Enhancement Fee payable to the Credit Enhancer,] [and the Guarantee Fee payable to CIT] amounts otherwise distributable to the Class R Certificateholders, amounts [paid under the Limited Guarantee] applied from the Available Credit Enhancement Amount as described below and excess interest collections, the Class B Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon [less the Monthly Servicing Fee] and (ii) all delinquent payments on the Contracts.] [If CIT fails to make a payment required under the Limited Guarantee, the Class B Certificateholders will therefore incur a loss on their investment in the Class B Certificates.]


     If further delinquencies and liquidation losses were to continue to decrease the Pool Scheduled Principal Balance (which is reduced by scheduled principal payments and all other collections of principal on the Contracts and the Scheduled Principal Balances of all Contracts that become Liquidated Contracts or are repurchased by CITSF pursuant to the Agreement, including Contracts repurchased as a result of certain breaches of representations and warranties) faster than distributions of principal to the Class A Certificateholders reduce the Class A Principal Balance, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates, and therefore the level of protection afforded by the subordination of the Class B Certificates for the benefit of the Class A Certificates, would be reduced. In the event that the Pool Scheduled Principal Balance is reduced by delinquencies and liquidation losses to an amount less than or equal to the Class A Principal Balance, all additional losses on Liquidated Contracts, to the extent not covered by excess interest collections, will be absorbed by the Class A Certificates.


[Limited Guarantee of CIT

     In order to mitigate the effect of the subordination of the Class B Certificates and liquidation losses and delinquencies on the Contracts, CIT will provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class B Certificates. Each payment required to be made under the Limited Guarantee is referred to as a "Guarantee Payment". Prior to the Cross-over Date, the Guarantee Payment will equal the amount, if any, by which (i) the sum of (a) the Class B Formula Distribution Amount for such Remittance Date (which will be one month's interest at the Class B Remittance Rate on the Class B Principal Balance) and (b) the Class B Principal Liquidation Loss Amount for such Remittance Date exceeds (ii) the Class B Distribution Amount for such Remittance Date; provided, however, the aggregate Guaranty Payments shall in no event exceed the Guaranty Amount. The Guaranty Amount shall be __________. On each Remittance Date after the Remittance Date on which the Class A Principal Balance is reduced to zero, the Guarantee Payment will equal the amount, if any, by which (i) the Class B Formula Distribution Amount for such Remittance Date (which will include both interest and principal) exceeds
(ii) the Amount Available for such Remittance Date; provided, however, the aggregate Guaranty Payments shall in no event exceed the Guaranty Amount. The Class B Principal Liquidation Loss Amount for any Remittance date equals the amount, if any, by which the sum of the Class A Principal Balance and the Class B Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date. The Class B Principal Liquidation Loss Amount is, in substance, the amount of delinquencies and losses experienced on the Contracts during the related due period that was not absorbed by the Guarantee Fee or the Class R Certificates.

     The Limited Guarantee will be an unsecured general obligation of CIT and will not be supported by any letter of credit or other credit enhancement arrangement. The Limited Guarantee will not benefit in any way, or result in any payment to, the Class A or Class R Certificateholders.

     The Agreement will specify the circumstances under which distributions that would otherwise be paid to the Class R Certificateholders will instead be paid to CIT to reimburse it for Guarantee Payments and interest thereon.

     As compensation for providing the Limited Guarantee, CIT will be entitled to receive a Guarantee Fee on each Remittance Date equal to [the lesser of (a) the Amount Available less the Class A Distribution Amount, the Class B Distribution Amount, the Monthly Servicing Fee and any other amounts required to be paid to the Servicer, and (b) an amount equal to 1/12 of the product of __% and the Pool Scheduled Principal Balance for such Remittance Date].]


[Class B Credit Enhancement

     In order  to  mitigate  the  effect  of the  subordination  of the  Class B
Certificates and liquidation losses and delinquencies on the Class B Certificateholders, the Class B Credit Enhancement will provide a mechanism to protect Class B Certificateholders against losses that would otherwise be absorbed by them. [The "Class B Credit Enhancement" will be ________________.]

[The Cash Collateral Account


     The "Class B Credit Enhancement" will be provided from a reserve account, escrow account or cash collateral account (the "Cash Collateral Account"). The Trust will have the benefit of the right to receive payments from the Cash Collateral Account under certain circumstances specified below. The Cash
Collateral Account will be funded in the amount of $____________ from the proceeds of a loan to be made by the Cash Collateral Depositor.


     On each Remittance Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Credit Enhancement Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to be made to the Cash Collateral Account on such Remittance Date) and the Required Cash Collateral Amount.

     On each Determination Date, the Servicer will determine the amounts, if any, required to be withdrawn from the Cash Collateral Account, up to the Available Credit Enhancement Amount, as described below on the related
Remittance Date. The Trustee will withdraw funds from the Cash Collateral Account in such amount and will deposit the proceeds of such demand into the Certificate Account on the Business Day before the Remittance Date with respect to which such demand was made.


     On each Remittance Date, (i) the Trustee will deposit into the Cash Collateral Account an amount equal to all or a portion (specified in the Agreement) of the Excess Collections, if any, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Cash Collateral Account on such Remittance Date, and (ii) the Trustee will withdraw from the Cash Collateral Account an amount equal to the amount by which the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount and pay such amounts to the Cash Collateral Depositor. Any such amounts paid to the Cash Collateral Depositor will not be available for distribution to Certificateholders.


     The Required Cash Collateral Amount with respect to any Remittance Date will equal __% of the Pool Scheduled Principal Balance as of the first day of the related Due Period, but in no event less than $___________.]

     Each payment required to be made pursuant to the Class B Credit Enhancement is referred to as a "Class B Enhancement Payment". Prior to the Cross-over Date, the Class B Enhancement Payment will equal the lesser of (i) the Available Credit Enhancement Amount for such Remittance Date and (ii) the amount, if any, by which the Class B Formula Distribution Amount for such Remittance Date (which will be one month's interest on the Class B Certificates and the Class B Principal Liquidation Loss Amount, if any) for such Remittance Date exceeds the Remaining Amount Available for such Remittance Date. The Class B Principal Liquidation Loss Amount for any Remittance Date equals the amount, if any, by which the sum of the Class A Principal Balance and the Class B Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date (after giving effect to all distributions on account of principal and interest to the Class A Certificateholders). The Class B Principal Liquidation Loss Amount is, in substance, the amount of delinquencies and losses experienced on the Contracts during the related Due Period that was not absorbed by the Enhancement Fee, excess interest collections or the Class R Certificates. On or after the Cross-over Date, the Class B Enhancement Payment will equal the lesser of (i) the Available Credit Enhancement Amount for such Remittance Date and (ii) the amount, if any, by which the Class B Formula Distribution Amount (which will be one month's interest on the Class B Certificates and the Formula Principal Distribution Amount) for such Remittance Date exceeds the Remaining Amount Available for such Remittance Date.

     The "Available  Credit  Enhancement  Amount" on any Remittance Date will be
___________.

     The Class B Credit Enhancement and the Available Credit Enhancement Amount will not benefit in any way, or result in any payment to, the Class A or Class R Certificateholders.

     As compensation  for providing the Class B Credit  Enhancement,  the Credit
Enhancer  will be entitled to receive an  "Enhancement  Fee" on each  Remittance
Date equal to         .]

Servicing Compensation and Payment of Expenses

     [The Servicer will receive on each Remittance Date a Servicing Fee equal to 1/12th of the product of ___% and the Pool Scheduled Principal Balance.]

     The Servicer is obligated to pay certain on-going expenses associated with the Contract Pool and incurred by the Servicer in connection with its responsibilities under the Agreement. See "Description of the Certificates--Servicing--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer and for information regarding expenses payable by the Servicer.

[Advances

     The Servicer is obligated to make advances of cash for distribution to the Certificateholders equal to the difference between the amount due to them and the amount in the Certificate Account to be distributed to them pursuant to the Agreement, but only to the extent such difference is attributable to delinquent payments of principal and interest during the prior Due Period which the Servicer determines will be recoverable from future payments and collections on the Contracts ("Monthly Advances"). Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on the related Contracts which represent late collections respecting which any such Monthly Advance is made.]

[FHA Insurance and VA Guarantee

     ____% and ____%, respectively (by aggregate principal balance as of Cut-off
Date) are subject to FHA insurance and VA guarantees. See "Description of FHA Insurance and VA Guarantees" in the Prospectus.]

Indemnification

     The Agreement requires CITSF to defend and indemnify the Company, the Trust, the Trustee and the Certificateholders for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates or distributions with respect thereto). (Article X.)

     The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend, hold harmless and indemnify the Company, the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any negligent or wrongful action taken by the Servicer with respect to any Contract while it was the Servicer. (Section 10.04.)

Reports to Class A Certificateholders

     The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

          (a) the amount of such distribution to holders of the Class A Certificates allocable to interest separately identifying any Unpaid Class A Interest Shortfall included therein;

          (b) the amount of such distribution to holders of the Class A Certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included therein;

          (c) the amount, if any, by which the Class A Formula Distribution Amount exceeds the Class A Distribution Amount for such Remittance Date;

          (d) the Class A Principal Balance after giving effect to the distribution of principal on such Remittance Date;

          (e) the Pool Scheduled Principal Balance of the Contracts for the following Remittance Date;

          (f) the Class A Percentage for the following Remittance Date;

          (g) the Pool Factor (a percentage derived from a fraction the numerator of which is the amount specified in (e) and the denominator of which is the Cut-Off Date Pool Principal Balance);

          (h) the number and aggregate principal balance of Contracts delinquent
     (i) 30-59 days and (ii) 60 or more days;

          (i) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date;

          (j) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date;

          (k) the weighted average  Contract Rate of all outstanding  Contracts;
     and

          (l) during the Pre-Funding Period, the amount of funds on deposit in the Pre-Funding Account.

     Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate. (Section 6.05.)

[Reports to Class B Certificateholders

     The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

          (a) the amount of such distribution to Holders of Class B Certificates allocable to interest separately identifying any Unpaid Class B Interest Shortfall included therein;

          (b) the amount of such distribution to Holders of Class B Certificates principal, identifying separately the aggregate amount of any principal prepayments included therein;

          (c) the amount, if any, by which the Class B Formula Distribution Amount exceeds the Remaining Amount Available for such Remittance Date;

          (d) the Class B Principal Liquidation Loss Amount, if any, for such Remittance Date;


          (e) the [Guarantee Payment] [Class B Enhancement Payment], if any, for such Remittance Date;


          (f) the Class B Principal Balance after giving effect to the distribution of principal on such Remittance Date;

          (g) the Pool Scheduled Principal Balance of the Contracts for the following Remittance Date;

          (h) the Pool Factor (a percentage derived from a fraction the numerator of which is the amount specified in (g) and the denominator of which is the Cut-off Date Pool Principal Balance);

          (i) the number and aggregate principal balance of Contracts delinquent
     (i) 30-59 days and (ii) 60 or more days;

          (j) the number of Manufactured Homes that were repossessed during the Due Period ending immediately prior to such Remittance Date;

          (k) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the Due Period ending immediately prior to such Remittance Date;

          (l) the weighted average  Contract Rate of all outstanding  Contracts;
     and

          (m) during the Pre-Funding Period, the amount of funds on deposit in the Pre-Funding Account.

     Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B Certificate with a l% Percentage Interest or per $l,000 denomination of Class B Certificate.]

Repurchase Option

     The Agreement provides that on any Remittance Date on which the Pool Scheduled Principal Balance is less than __% of the Cut-off Date Pool Principal Balance, [the Company or] the Servicer will have the option to repurchase for cash, upon [the Company or] the Servicer giving notice mailed to the Certificateholders no earlier than the 15th day and no later than the 25th day of the month next preceding the month of such final distribution, all outstanding Contracts at a price equal to the greater of (i) the sum of (A) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and whose fair market value is included pursuant to clause (B) below as of the final Remittance
Date), and (B) the fair market value of such acquired property (as determined by the Servicer on the third business day next preceding the date upon which notice of such termination is furnished to Certificateholders pursuant to the Agreement), (ii) the aggregate fair market value (as determined by the Servicer as of the close of business on such third business day) of all of the assets of the Trust, and (iii) the remaining Pool Scheduled Principal Balance as of the close of business on such third business day, plus, in each case, any unpaid interest on the Class A Certificates and any unpaid interest on the Class B Certificates, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed). (Section 8.03.)

Termination of the Agreement

     The Agreement will terminate upon the last action required to be taken by the Trustee on the final Remittance Date following the earlier of (i) the purchase by the [Company or the] Servicer of all Contracts and all property acquired in respect of any Contract remaining in the Trust as described under "Repurchase Option" above or (ii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Class A Certificates, the Class A Principal Balance, together with any unpaid interest at the Class A Remittance Rate and one month's interest at the Class A

Remittance Rate on the Class A Principal Balance, (ii) as to the Class B Certificates, the Class B Principal Balance together with any unpaid interest thereon at the Class B Remittance Rate and one month's interest at the Class B Remittance Rate on the Class B Principal Balance, and (iii) as to the Class R Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(iii) above. (Section 12.03.)

Amendment

     The Agreement may be amended by agreement of the Trustee, the Company and the Servicer at any time, without the consent of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, [to make such changes as are necessary to maintain the status of the Trust as a REMIC,] to add or amend any provision as required by __________ or any other nationally recognized statistical rating organization to improve or maintain the rating of the Class A Certificates [or the Class B Certificates] or to add other provisions not inconsistent with the Agreement upon receipt of an Opinion of Counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder. (Section 12.07.) Neither the Company nor the Servicer is obligated to take any action to maintain or improve the rating given the Class A Certificates [or the Class B Certificates].

     The Agreement may also be amended from time to time by the Trustee, the Company and the Servicer, with the consent of the holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating at least 51%, provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (ii) reduce the aforesaid percentages of Certificateholders required for any amendment of the Agreement, without the unanimous consent of the Certificateholders or, (c) result in the disqualification of the Trust as a REMIC under the Code or adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, or cause any tax to be imposed on the Trust or (d) adversely affect in any material respect the interest of the Class R Certificateholders without the unanimous written consent of the Class R Certificateholders. (Section 12.07.)

     [The Agreement may also be amended from time to time, without the consent of any Certificateholders, by the Company, the Trustee and the Servicer to modify, eliminate or add to the provisions of the Agreement to (i) maintain the qualification of the Trust as a REMIC under the Code and under relevant state and local law or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (A) an Opinion of Counsel is delivered to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (B) such amendment shall not materially adversely affect the interests of any Certificateholder or (ii) prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code.]

     The Trustee is required under the Agreement to furnish Certificateholders affected thereby with notice promptly upon execution of any amendment to the Agreement pursuant to the second preceding paragraph. (Section 12.07.)

The Trustee

     ___________________________ (the "Trustee") has its corporate trust offices at ________________________________. The Trustee [and certain of its affiliates] maintain commercial banking relationships with [CIT, CITSF and the Company].

     The Agreement requires the Trustee to maintain, at its own expense, an office or agency in ____________________, _________________________ where
Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof, the Trustee's offices for such purposes are
located at              ________________,        ______________________________,
_____________________________. The Trustee will promptly give written notice to the Certificateholders of any change thereof. (Section 12.02.)

Registration of Class A Certificates [and Class B Certificates]

     The Class A Certificates [and the Class B Certificates] will be registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

     Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Class A Certificates [or Class B Certificates] may do so only through Participants (unless and until Definitive Class A Certificates [or Definitive Class B Certificates], as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates [or the Class B Certificates] from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates [or the Class B Certificates, as the case may be], except under the limited circumstances described below.

     Unless and until Definitive Class A Certificates [or Definitive Class B Certificates] are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates [or the Class B Certificates, respectively,] will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement and will not receive reports or payments directly from the Trustee or the Servicer. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Class A Certificates [or the Class B Certificates] are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates [or the Class B

Certificates, respectively], and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates [and the Class B Certificates]. Participants with whom Certificate Owners have accounts with respect to Class A Certificates [or Class B Certificates] are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Class A Certificates [and Class B Certificates] will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Class A Certificates" [and "Definitive Class B Certificates"]), respectively, if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Class A Certificates [or the Class B Certificates, respectively,] and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Class A Certificates [or Definitive Class B Certificates] to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Company and the Trustee that DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction  of one or  more  Participants  to  whose  DTC  accounts  the  Class A
Certificates [or Class B Certificates, respectively,] are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Class A Certificates [or Class B Certificates] only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A Certificates [or Class B Certificates, respectively]. DTC may take actions, at the direction of the related
Participants, with respect to some Class A Certificates [or some Class B Certificates] which conflict with actions taken with respect to other Class A Certificates [or other Class B Certificates, respectively].

     Issuance of the Class A Certificates [and the Class B Certificates] in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A Certificates [or the Class B Certificates] in the secondary market and the ability to Certificate Owners to pledge them. In addition, since distributions on the Class A Certificates [and the Class B Certificates] will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.


                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates [and the Class B Certificates] will be used by the Company to purchase the Contracts from CITSF and to pay expenses connected with pooling the Contracts and issuing the Certificates.

                              ERISA CONSIDERATIONS

     The  following  information  supplements,  and to the  extent  inconsistent
therewith   supersedes,   the   information  in  the  Prospectus   under  "ERISA
Considerations".

[Class A Certificates]

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     The U.S. Department of Labor ("DOL") has granted to _______________ an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding, and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

          (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed twenty-five (25) percent of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Company believes that the Exemption will apply to the acquisition and holding of Class A Certificates sold by the Underwriter and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

[Class B Certificates

     No transfer of Class B Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of a Class B Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class B Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.]

                        LEGAL INVESTMENT CONSIDERATIONS


     [The Class A Certificates offered hereby will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984
("SMMEA") and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in that Act. See "Legal Investment Considerations" in the Prospectus.]


     [The Class B Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B Certificates will constitute legal investments for them.]

     [The Company makes no representation as to the proper characterization of the Class B Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class B Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B Certificates) may adversely affect the liquidity of the Class B Certificates.]


                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement dated ________, 19__ (the "Underwriting Agreement"), among CITSF, the Company and
____________________ and _________ (the "Underwriters"), the Company has agreed to sell and the Underwriters have agreed to purchase the respective principal amounts of Class A Certificates [and the Class B Certificates] offered hereby upon issuance, as set forth opposite their names below:

                                          Principal Amount of
Underwriter               Class A Certificates            [Class B Certificates]
- -----------               --------------------            ----------------------
                             $                                   $
                             $                                   $

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all such Class A Certificates [and all such Class B Certificates] if any are purchased.

     [Distribution of the Class A Certificates [and the Class B Certificates] will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Class A Certificates [and the Class B Certificates] will be _____% of the Original Class A Principal Balance [and _____% of the Original Class B Principal Balance, in each case] plus accrued interest thereon from the Cut-off Date, but before deducting expenses payable by the Company.] The Underwriters propose to offer the Class A Certificates [and the Class B Certificates] in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to securities dealers at such prices less concessions not to exceed ___% of the Class A Principal Balance [and ___% of the Class B Principal Balance]. The

Underwriters may allow, and such dealers may reallow, concessions not to exceed ___% of the Class A Principal Balance [and ___% of the Class B Principal Balance] to certain brokers and dealers. After the Class A Certificates [and the Class B Certificates] are released for sale to the public, the offering price and other selling terms may be waived by the Underwriters. In connection with the purchase and sale of the Class A Certificates [and the Class B Certificates] offered hereby, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts.

     CITSF has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make in respect thereof.

                             INDEX OF DEFINED TERMS


                                                                            Page

Add-on interest..........................................................    26
Advance Payments.........................................................    43
Agreement................................................................     4
Amount Available.........................................................     6
Available Credit Enhancement
   Amount................................................................    13
Bankruptcy Code..........................................................    24
[Cash Collateral Depositor...............................................    13]
Certificate Account......................................................    24
Certificate Owners.......................................................     2
Certificateholder(s).....................................................    21
CIT......................................................................     1
CITCF-NY.................................................................    27
CITSF....................................................................     1
Class A Certificates.....................................................     1
Class A Distribution Amount..............................................     6
Class A Formula Distribution Amount......................................     6
Class B Certificates.....................................................     1
Class B Credit Enhancement...............................................     7
Class B Distribution Amount..............................................     6
Class B Enhancement Payment..............................................     7
Class B Formula Distribution Amount......................................     6
Class B Principal Liquidation Loss Amount................................    11
Class R Certificates.....................................................     1
Company..................................................................     1
Contract Rate............................................................     9
Contract Pool............................................................    25
Contracts................................................................     1
Cross-over Date..........................................................     6
Cut-off Date.............................................................    24
Cut-off Date Pool Principal Balance......................................    25
Definitive Class A Certificates..........................................    57
Definitive Class B Certificates..........................................    57
Delayed Deposits.........................................................    43
Determination Date.......................................................    25
DOL......................................................................    58
DTC......................................................................    21
DTC Rules................................................................    56
Due Date.................................................................     9
Due Period...............................................................    25
Eligible Contract........................................................    18
Eligible Institution.....................................................    43
Eligible Investment......................................................    43
Enhancement Fee..........................................................    51
ERISA....................................................................    20
[Excess Collections......................................................     4]

                                                                            Page


Exemption................................................................    58
Formula Principal Distribution Amount....................................     8
[Guarantee Fee...........................................................    50]
[Guarantee Payment.......................................................    49]
Holders..................................................................    21
[Initial Cash Collateral Amount..........................................    13]
Land-Secured Contracts...................................................    17
[Limited Guarantee.......................................................     1]
Liquidated Contract......................................................    46
Liquidation Expenses.....................................................    43
Low Rate Period..........................................................    26
Manufactured Home........................................................     1
MH Prepayment Model......................................................    38
[Monthly Advances........................................................    51]
[Moody's.................................................................    43]
Participants.............................................................    56
Paying Agent.............................................................    42
Percentage Interest......................................................     4
Plans....................................................................    58
Pool Scheduled Principal Balance.........................................     9
[Precomputed Contracts...................................................    25]
[Pre-Funding Account.....................................................     1]
[Pre-Funding Period......................................................    27]
Principal Balance........................................................     7
Prospectus...............................................................     1
Remaining Amount Available...............................................     6
REMIC....................................................................     2
Remittance Date..........................................................     1
Restricted Group.........................................................    59
Rule of 78s..............................................................    26
Rule of 78s Contract.....................................................    26
Scheduled Principal Balance..............................................     9
Servicer.................................................................     1
simple interest Contract.................................................    26
SMMEA....................................................................    20
[Subsequent Contracts....................................................    17]
[Trust...................................................................     1]
Trustee..................................................................     3
Underwriters.............................................................     2
Underwriting Agreement...................................................    60
Unpaid Class A Interest Shortfall........................................    45
Unpaid Class B Interest Shortfall........................................    47
Value....................................................................    28

     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus Supplement or the Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representation may not be relied upon as having been authorized by the Company, CITSF or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy the Class A Certificates [or Class B Certificates] in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus Supplement or the Prospectus or in the affairs of the Company since the date hereof.

                              ____________________

                               TABLE OF CONTENTS

                             Prospectus Supplement
                                                                           Page


Summary of Terms.....................................................      S-3
Special Considerations...............................................      S-22
Structure of the Transaction.........................................      S-24
The Contract Pool....................................................      S-25
Yield and Prepayment Considerations..................................      S-34
Description of the Certificates......................................      S-41
Use of Proceeds......................................................      S-57
ERISA Considerations.................................................      S-58
Legal Investment Considerations......................................      S-60
Underwriting.........................................................      S-60
Index of Defined Terms...............................................      S-62


                                   Prospectus


Reports to Certificateholders........................................         2
Additional Information...............................................         2
Documents Incorporated by Reference..................................         2
Summary of Terms.....................................................         4
Special Considerations...............................................        12
The Trust............................................................        14
Use of Proceeds......................................................        16
The CIT Group Securitization Corporation II, Seller .................        16
The CIT Group/Sales Financing, Inc., Servicer........................        17
Yield Considerations.................................................        22
Maturity and Prepayment Considerations...............................        22
CIT..................................................................        23
Description of the Certificates......................................        24
Description of FHA Insurance and VA Guarantees.......................        42
Certain Legal Aspects of the Contracts...............................        43
ERISA Considerations.................................................        50
Certain Federal Income Tax Consequences..............................        52
Legal Investment Considerations......................................        66
Ratings..............................................................        67
Underwriting.........................................................        67
Legal Matters........................................................        68
Experts..............................................................        68
Index of Defined Terms...............................................        69
Glossary.............................................................        70



                                ----------------

                          The CIT Group Securitization
                             Corporation II, Seller
                (The CIT Group/Sales Financing, Inc., Servicer)




                         $______________ (Approximate)
                         Manufactured Housing Contract
                       [Senior/Subordinate] Pass-Through
                           Certificates, Series 199_


                   $_____________ (Approximate) ____% Class A
                  [$_____________ (Approximate) ____% Class B]




                              --------------------


                             PROSPECTUS SUPPLEMENT
                                _____ __, 199__
                              --------------------










                                 [Underwriters]

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 1994


PRELIMINARY PROSPECTUS DATED _____, 1994

              THE CIT GROUP SECURITIZATION CORPORATION II, SELLER
                         MANUFACTURED HOUSING CONTRACT
                           PASS-THROUGH CERTIFICATES
                              (Issuable In Series)
                (The CIT Group/Sales Financing, Inc., Servicer)

     Manufactured Housing Contract Pass-Through Certificates of one or more series (each, a "Series") may be sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more Classes or subclasses, as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.


     The Certificates evidence specified interests in separate pools of manufactured housing installment sales contracts and installment loan agreements (the "Contracts"), as more particularly described herein, and in certain other property conveyed by The CIT Group Securitization Corporation II (the "Company"). The Contracts included in any pool of contracts will be described in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Contracts will have been originated in the ordinary course of business by The CIT Group/Sales Financing, Inc. ("CITSF") or its affiliates or by a manufactured housing dealer and purchased by CITSF or its affiliates in the ordinary course of business. See "The CIT Group/Sales Financing, Inc., Servicer--Contract Origination". CITSF will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. The related Prospectus Supplement may provide that monies will be on deposit in a separate trust account (the "Pre-Funding Account") to be maintained with the Trustee, which will be used to purchase additional manufactured housing installment sales contracts and installment loan agreements from the Company from time to time during the funding period specified in such Prospectus Supplement in the manner set forth therein. In addition, if specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, surety bond, a guarantee by The CIT Group Holdings, Inc. ("CIT"), its affiliates or an unaffiliated third party (which may be limited in nature), cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a Series of Certificates (which may include one or more Classes of Senior Certificates), or one or more Classes of such Series, evidencing interests in the Contracts.


     Each Series of Certificates will consist of one or more Classes of Certificates, which may include one or more senior Classes of Certificates and one or more subordinate Classes of Certificates. Certificates of a Series may be divided into two or more Classes or sub-classes representing interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered thereby.

     The Prospectus Supplement will set forth the Remittance Rate that will be paid to Certificateholders of each Class or sub-class of such Series. Such Remittance Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, the only obligations of CITSF with respect to a Series of Certificates will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Contracts and certain other exceptions, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts or otherwise. See "Description of the Certificates--Advances" and "--Distributions on Certificates".

     There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

     The Company may elect to cause the Trust relating to a Series of Certificates to be treated as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.


     THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CIT, THE COMPANY, CITSF, THE SERVICER OR ANY OF THEIR AFFILIATES, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT. THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, OR (EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT) BY ANY OTHER PERSON OR ENTITY.


                              ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus may not be used to consummate sales of a Series of Certificates unless aTUS
SUPPLEMENT) BY ANY OTHER PERSON OR ENTITY.


                           ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This  Prospectus  may  not be used  to  consummate  ADDITIONAL INFORMATION


     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit. CIT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Such reports, copies of the Registration Statement and other information can be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at prescribed rates. Certain securities of CIT are listed on the New York Stock Exchange and reports and other information concerning CIT can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


     The Company will be subject to the informational requirements of the Securities Exchange Act of 1934 and, in connection therewith, will file reports and other information with the Commission. Such reports and other information filed by the Company will be available for inspection as set forth above.


                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission by CIT are incorporated by reference in this Prospectus:

          (a) CIT's Annual Report on Form 10-K for the year ended December 31, 1993 together with the report of KPMG Peat Marwick LLP, independent certified public accountants. The report of KPMG Peat Marwick LLP covering the aforementioned financial statements refers to a change in the method of accounting for post-retirement benefits other than pensions in 1993;

          (b) CIT's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and

          (c) CIT's Current Reports on Form 8-K dated January 14, 1994, February 28, 1994, April 12, 1994, July 14, 1994 and October 13, 1994.

     All documents filed by CIT pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     CIT will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such request should be directed to:

                                            Corporate Secretary
                                            The CIT Group Holdings, Inc.
                                            1211 Avenue of the Americas
                                            New York, New York  10036
                                            (212) 536-1950

                                SUMMARY OF TERMS


     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and on the accompanying Prospectus Supplement. Reference is made to the Index of Defined Terms and the Glossary for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.



Title of Securities ........ Manufactured Housing  Contract  Pass-Through Certi-
                               ficates (Issuable in Series)(the "Certificates").



Seller ..................... The  CIT Group  Securitization  Corporation II (the
                               "Company"), a wholly-owned, limited purpose subsidiary of The CIT Group Holdings, Inc. ("CIT"). Neither The CIT Group/Sales Financing, Inc. ("CITSF") nor any of its affiliates, including the Company and CIT, has guaranteed or is otherwise obligated with respect to the Certificates, except as otherwise specified in the related Prospecuts Supplement. See "Special Considerations".


Servicer ..................  The CIT  Group/Sales  Financing,  Inc. (the  "Serv-
                               icer"), a wholly-owned subsidiary of CIT.

Special Considerations ....  Certain  special  considerations  are  particularly relevant to a decision to invest in any Certificates sold hereunder. See "Special Considerations," herein.

Securities Offered ........  Certificates  evidencing interests in pools of Con-
                               tracts (as defined herein) may be issued from time to time in Series pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") between the Company, as Seller, CITSF, as Servicer, and the Trustee specified in the related Prospectus Supplement for such Series of Certificates (the "Trustee").

The Contracts .............  The Contracts evidenced by a Series of Certificates
                               (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of manufactured housing installment sales contracts and installment loan agreements, some of which may be conventional contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Each Contract will be secured by a new or used Manufactured Home (as defined herein) and/or, in certain cases, by a mortgage, deed of trust or similar instrument on the real estate on which the manufactured home is located (a "Land-Secured Contract"). Under the laws of the jurisdiction in which such real estate is located the Manufactured Home may or may not be deemed permanently affixed to the real estate on which such Manufactured Home is situated and may or may not be considered or classified as part of the real estate regardless of whether the Manufactured Home is deemed affixed to the real estate on which it is situated.

                             The  Prospectus  Supplement  for  each Series  will
                               provide information with respect to (i) the aggregate principal balance of the Contracts comprising the Contract Pool, as of the date specified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average contractual rate of interest (the "Contract Rate") on the Contracts; (iii) the weighted average term to scheduled maturity as of origination; (iv) the weighted average term to scheduled maturity as of the Cut-off Date and the range of terms to maturity; (v) the percentage amount of Contracts secured by new or used Manufactured Homes; (vi) the average outstanding principal balance of the Contracts, as of the Cut-off Date; (vii) the range of loan-to-value ratios at the time of origination of the Contracts ("Loan-to-Value Ratios"); and (viii) the geographic location and types of Manufactured Homes securing the Contracts.

                             Except  as  otherwise   specified  in  the  related
                               Prospectus Supplement, the Contracts will have been originated by CITSF (or a subsidiary of CIT) on an individual basis in the ordinary course of its business or by a manufactured housing dealer acting in the ordinary course of its business and purchased by CITSF (or a subsidiary of CIT) in the ordinary course of its business. See "The CIT Group/Sales Financing, Inc., Servicer--Contract Origination".

                             If  so   provided   in   the   related   Prospectus
                               Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Contracts initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Contracts for the related Trust. In addition, if so provided in the related Prospectus Supplement, certain additional amounts in respect of interest will be deposited into the Pre-Funding Account or in a separate trust account. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Certificates at the time and in the manner set forth in the related Prospectus Supplement, which will affect the average life of each such Class of Certificates.


Description of
  Certificates............   Each  Class  of Certificates  within  a Series will
                               evidence the interest specified in the related Prospectus Supplement in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust").


                             Each Series  of Certificates  may consist of one or
                               more Classes, one or more of which may be senior Certificates ("Senior Certificates") and one or more of which may be subordinated Certificates ("Subordinated Certificates"). A Class of Certificates of a Series may be divided into two or more sub-classes, as and on the terms specified in the related Prospectus Supplement. Within a Class, one or more of the sub-classes may be subordinated to other sub-classes or may be entitled to a specified priority in distributions specified in the related Prospectus Supplement. Each Class or sub-class of a Series may evidence the right to receive a specified portion (which may be 0%) of each distribution of principal or interest, or both, on the Contracts. Each Class or sub-class of a Series may be assigned a principal balance (the "Stated Balance") based on the cash flow from the assets in the Trust, and a fixed, variable or adjustable stated annual interest rate, and may be entitled to receive distributions in reduction of Stated Balance to the extent available therefor in the manner, priority and amounts specified in the related Prospectus Supplement. A Class or sub-class of Certificates may be Compound Interest Certificates on which interest will accrue, but not be paid for the period set forth in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized denominations specified in the related Prospectus Supplement. See "Description of the Certificates". The Subordi-nated Certificates of a Series will be subordinated in certain respects to the Senior Certificates of the same Series. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The Certificates will not be guaranteed or insured by any government agency or, unless otherwise specified in the related Prospectus Supplement, other insurer and, except as described below and in the related Prospectus Supplement, the Contracts will not be guaranteed or insured by any government agency or other insurer.


Subordinated
  Certificates ............  One or  more  Classes or  sub-classes of any Series may be Subordinated Certificates, as specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class (or sub-class) of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordinated, may be on a parity with those of Senior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses.

Credit Enhancement ........  As an alternative, or in addition, to the subordin-
                               ation of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates (which may include one or more Classes of Senior Certificates) may be provided by a pool insurance policy, letter of credit, surety bond, a guarantee by CIT, its affiliates or an unaffiliated third party (which may be limited in nature), cash reserve fund, cash collateral account or other form of enhancement, or any combination thereof, acceptable to each nationally recognized statistical rating organization rating such Series of Certificates, in each case as described in the related Prospectus Supplement.


Interest ..................  Except  as  otherwise  set  forth  in  the  related
                               Prospectus Supplement, interest on the Certificates will be paid on the dates specified in the related Prospectus Supplement (each, a "Remittance Date"), commencing on the date specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth for each Class or sub-class of Certificates the interest rate, if any, for each such Class or sub-class or the method of determining such interest rate. See "Yield Considerations" and "Description of the Certificates". As specified in the related Prospectus Supplement, Classes of a Series of Certificates or sub-classes within a Class may be entitled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal
 (Including Prepayments) ... Except  as  otherwise  set  forth  in  the  related
                               Prospectus Supplement, principal on each Contract, including any principal prepayments, will be passed through on each Remittance Date. See "Maturity and Prepayment Considerations" and "Description of the Certificates". If so
                               specified in the Prospectus Supplement with respect to a Class or sub-class of a Series having a Stated Balance, such distributions may be made in reduction of the Stated Balance, in an amount equal to the Certificate Remittance Amount or such other amounts as are specified in the related Prospectus Supplement. See "Maturity and Prepayment Considerations" and "Description of the Certificates-- Distributions on Certificates" and "--Payments on Contracts".

Optional Termination ......  Unless  otherwise  specified  in  the related Pros-
                               pectus Supplement, CITSF may at its option repurchase all Contracts relating to a Series of Certificates remaining outstanding at such time and under the circumstances specified in such Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts. See "Description of the Certificates--Termination of the Agreement".

Global Certificate ........  Unless otherwise specified  in  the  related  Pros-
                               pectus Supplement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global certificates (each, a "Global Certificate") to be held by a depositary (the "Depositary") on behalf of the beneficial owners of the Certificates, as described herein under "Description of the
                               Certificates-- Global Certificates." The description of the Certificates in this Prospectus assumes that the Certificates of a Series will not be issued in the form of Global Certificates. If some or all of the Certificates of a Series are issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates and the rights of such Certificateholders will be limited as described herein under "Description of the Certificates--Global Certificates".

Representations
 and Warranties
 of CITSF ................   As  a  condition  to  CITSF's   conveyance  of  any
                               Contract Pool to the Company and the Company's conveyance of such Contract Pool to the Trust, CITSF will be required to make certain representations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if CITSF becomes aware of a breach of any such representation or warranty that materially and adversely affects the Trust's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then CITSF will be obligated either to cure such breach or to repurchase or substitute for the affected Contract, in each case under the conditions further described herein. See "Description of the Certificates--Conveyance of Contracts" herein.

Federal Income
 Tax Considerations .......  If an  election  (a "REMIC Election")  is  made  to treat the Trust represented by a Series of Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), each class of
                               Certificates which is offered hereby will constitute "regular interests" in such REMIC under the Code, with the tax consequences under the Code described herein and in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, a Class of Certificates offered hereby may represent interests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be created under the same Pooling and Servicing Agreement. See "Certain Federal Income Tax Consequences--REMIC Series".

                             If a REMIC  Election is not made  with respect to a
                               Series of Certificates, the Trust represented by such Certificates will be treated as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related Contract Pool and any other assets held by the Trust and will be considered the equitable owner of an undivided interest in the Contracts included in such
                               Contract Pool. See "Certain Federal Income Tax Consequences--Non-REMIC Series".

ERISA Considerations ......  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations" herein.

Legal Investment ..........  Unless  otherwise   indicated  in   the  applicable
                               Prospectus Supplement, any Certificates offered hereby and by the related Prospectus Supplement that are rated by at least one nationally recognized statistical rating organization in one of its two highest rating categories will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as such (unless otherwise indicated in the applicable Prospectus Supplement) will be "legal investments" for certain types of institutional investors to the extent provided in that Act. Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and thus would not constitute "mortgage related securities". See "Legal Investment Considerations" herein.

Ratings ..................   It is a condition precedent  to the issuance of any
                               Class of Certificates sold under this Prospectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein.

                             SPECIAL CONSIDERATIONS

     Prospective investors in Certificates should consider, among other things, the following risk factors in connection with the purchase of the Certificates:

     1. General. An investment in Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. In the event of defaults by the obligors under the Contracts, the Trust will have to look primarily to the value of the Manufactured Homes securing such Contracts for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. Regardless of its location, manufactured housing generally depreciates in value. Consequently, it is possible that the market value of a Manufactured Home could be or become lower than the outstanding principal balances of the Contracts that it secures. To the extent that losses on the Contracts are not covered by the subordination of other Classes of Certificates, if any, or by any other form of credit enhancement, Holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Contracts. See "The Trust--The Contract Pools".


     2. Limited Obligations. The Certificates will not represent an interest in or obligation of the Company or any Servicer (including CITSF), except to the limited extent described herein. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, any Underwriter or its affiliates, CIT or any of its affiliates (except as otherwise specified in the related Prospectus Supplement), including the Company and CITSF, or any Servicer or any of its affiliates and will be payable only from amounts collected on the Contracts (except as otherwise specified in the related Prospectus Supplement).


     3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the Holders of any of the Certificates with liquidity of investment or that it will continue for the term of any Series of Certificates. Unless otherwise specified in the related Prospectus Supplement, Certificateholders have no right to request the repurchase of the Certificates.

     4. Prepayment Considerations. The prepayment experience on the related Contracts will affect the average life of each Class of Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers, casualty losses and unemployment. In the event a Contract is prepaid in full, interest on such Contract will accrue only to the date of prepayment. If the Certificates of any Series are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Maturity and Prepayment Considerations".

     5. Security Interests and Certain Other Aspects of the Contracts. Each Contract will be secured by a security interest in a Manufactured Home (and/or, in the case of a Land-Secured Contract, by a mortgage, deed of trust or similar instrument on the real estate on which the Manufactured Home is located). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In most cases, the certificates of title relating to the Manufactured Homes name the originator of the contract (or its affiliates or predecessors) as the secured party. Because of the expense and administrative inconvenience involved, CITSF will not amend the certificates of title to name CITSF as the lienholder where CITSF is not the originator of the Contract and CITSF will not amend any certificate of title to name the Company or the Trustee as the lienholder and the Company will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment to the certificate of title of the successive assignments (directly or by mesne assignment) to CITSF, the Company and the Trustee of the security interest in the Manufactured Home may not be effective, or such security interest may not be perfected, and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home to the Trustee may not be effective against other creditors or a trustee in bankruptcy. Because of the expense and administrative inconvenience involved, CITSF will not record the successive assignments (directly or by mesne assignment) to CITSF, the Company and the Trustee of the mortgage, deed of trust or similar instrument securing each Land-Secured Contract. Consequently, in some states, in the absence of such recordation the assignment to the Trustee of the mortgage, deed of trust or similar instrument securing a Land-Secured Contract may not be effective and, in the absence of such recordation, the assignment of the mortgage, deed of trust or similar instrument to the Trustee may not be effective against other creditors or a trustee in bankruptcy.

     In addition, numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements, such as the Contracts. The failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right to set-off against claims by such assignees. These laws would apply to the Trust as assignee of the Contracts. Neither the Trust nor the Company has obtained any license required under any federal or state consumer or mortgage banking laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement rights. From time to time, CITSF has been involved in administrative proceedings before governmental and regulatory bodies and in litigation under consumer or debtor protection laws, some of which have been class actions.

     Pursuant to the Agreement, CITSF will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach by CITSF of any such warranty that materially adversely affects any Contract would require CITSF to repurchase, or at its option substitute another manufactured housing contract which is an Eligible Substitute Contract (as herein defined) for, such Contract unless such breach is cured within 85 days after it receives written notice of such breach or within 90 days after it becomes aware of such breach. If CITSF does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts".

     6. Certain Matters Relating to Insolvency. CITSF and the Company intend that each transfer of Contracts from CITSF to the Company and from the Company to the related Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITSF or the Company, or CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITSF to the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Certificateholders.

     A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If the Company were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, Certificateholders could experience a delay or reduction in distributions.



                                   THE TRUST

General

     Each Trust will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes (or the related real estate, in the case of Land-Secured Contracts) acquired by repossession, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

     Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates.

     Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by CITSF (or a subsidiary of CIT) on an individual basis in the ordinary course of its business or by a manufactured housing dealer in the ordinary course of its business and purchased by CITSF (or a subsidiary of CIT). The following is a brief description of the Contracts expected to be included in the Trust. Specific information respecting the Contracts will be provided in the Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

     Whenever in this Prospectus terms such as "Contract Pool," "Trust," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to the Contract Pool, Trust, Agreement and Remittance Rate applicable to the related Series of Certificates.

The Contract Pools

     Except as otherwise specified in the related Prospectus Supplement, each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist of manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by CITSF (or a subsidiary of CIT) on an individual basis in the ordinary course of business or by a manufactured housing dealer in the ordinary course of its business and purchased by CITSF (or a subsidiary of CIT) in the ordinary course of business and conveyed to the Company. The Contracts may be conventional manufactured housing contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Each Contract will be secured by a Manufactured Home (as defined below) and/or by a mortgage, deed of trust or similar instrument relating to the real estate to which the Manufactured Home is deemed permanently affixed or, in certain cases, by a mortgage, deed of trust or similar instrument relating to the real estate on which such Manufactured Home is situated, which Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which such real estate is located (a "Land-Secured Contract"). Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate").

     CITSF will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of (this) paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). CITSF, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates--Servicing". Unless otherwise specified in the related Prospectus Supplement, the Contract documents will be held by the Servicer as custodian for the Trustee.

     Each Contract Pool will be composed of Contracts bearing interest at the annual fixed or variable Contract Rates specified in the Prospectus Supplement. Unless otherwise stated in the related Prospectus Supplement, each registered Holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

     The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the dates of origination of the Contracts; the Contract Rates on the Contracts; the loan-to-value ratios at the time of origination of the Contracts (the "Loan-to-Value Ratios"), the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.


     If provided in the related Prospectus Supplement, the original principal amount of a Series of Certificates may exceed the principal balance of the Contracts initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Contracts for the related Trust. In addition, if so provided in the related Prospectus Supplement, certain additional amounts in respect of interest will be deposited into the Pre-Funding Account or in a separate trust account. The related Prospectus Supplement will specify the conditions which must be satisfied prior to the transfer of any such additional Contracts, including the requisite characteristics of such Contracts. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Certificates at the time and in the manner set forth in the related Prospectus Supplement.


     CITSF will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Contract, CITSF will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by CITSF. See "Description of the Certificates--Conveyance of Contracts".


                                USE OF PROCEEDS


     Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company to purchase the Contracts from CITSF and to pay expenses connected with pooling the Contracts and issuing the Certificates of such Series.



              THE CIT GROUP SECURITIZATION CORPORATION II, SELLER

     The CIT Group Securitization Corporation II (the "Company") was incorporated in the State of Delaware on June 24, 1994 and is a wholly-owned, limited purpose finance subsidiary of The CIT Group Holdings, Inc., a Delaware corporation ("CIT"), which is a successor to a company founded in St. Louis, Missouri, in February 1908. CIT is 60% owned by The Dai-Ichi Kangyo Bank, Ltd. and 40% owned by MHC Holdings (Delaware) Inc., a subsidiary of Chemical Banking Corporation. The Company maintains its principal office at 650 CIT Drive, Livingston, New Jersey 07039. Its telephone number is (201) 740-5000.

     As described herein and in the related Prospectus Supplement, the obligations, if any, of the Company with respect to any Series of Certificates are limited. The Company will have no ongoing servicing obligations or responsibilities with respect to any Contract Pool and will not make any representations or warranties regarding the Contracts.

     CITSF is an affiliate of the Company. The Company will acquire each Contract Pool in a privately negotiated transaction from CITSF. If so specified in the related Prospectus Supplement, CITSF will acquire a portion of the Contracts from The CIT Group/Consumer Finance, Inc. (NY), a wholly-owned subsidiary of CIT.


     Unless otherwise  specified in the related Prospectus  Supplement,  neither
CIT nor any of its affiliates, including the Company and CITSF, will be obligated with respect to any Series of Certificates. Accordingly, the Company has determined that financial statements of CITSF and its affiliates, including the Company, are not material to the offering of any Series of Certificates. If, with respect to a Series of Certificates any such financial statements are material, they will be included in the related Prospectus Supplement.



                 THE CIT GROUP/SALES FINANCING, INC., SERVICER

General

     The CIT Group/Sales Financing, Inc., a Delaware corporation ("CITSF"), is a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (201) 740-5000.

     CITSF originates, purchases, sells and services conditional sales contracts for manufactured housing, recreational vehicles and other consumer goods throughout the United States. CITSF has been a lender to the manufactured housing industry for more than 30 years. CITSF has Regional Business Centers in five cities and a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma. Working through dealers and manufacturers, CITSF offers retail installment credit. In addition to purchasing manufactured housing contracts from dealers on an individual basis, CITSF makes bulk purchases of manufactured housing contracts and services, on behalf of other owners, manufactured housing contracts that were not originated by CITSF. These bulk purchases may be from, and these servicing arrangements may be made with respect to, the portfolios of other lending institutions or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts.

     The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for manufactured housing and recreational vehicle retail installment credit supplemented by outside collectors and field remarketers located throughout the United States.


     As of September 30, 1994, CITSF serviced for itself and others approximately 95,000 contracts (consisting primarily of manufactured housing and recreational vehicle contracts), representing an outstanding balance of approximately $2.3 billion. Of this portfolio, approximately 38,000 contracts (representing approximately $800 million outstanding balance) consisted of manufactured housing contracts.

     Since December 1991, CITSF has entered into arrangements to service, on behalf of other owners, approximately 15,000 manufactured housing contracts (determined as of September 30, 1994) which were originated by other institutions. CITSF's management currently intends to pursue both the bulk purchase of manufactured housing contracts and arrangements under which it would service manufactured housing contracts, on behalf of other owners, that it neither purchased nor originated.


     CITSF's general policies with regard to the origination of manufactured housing installment loans and the purchase of manufactured housing installment sales contracts from manufactured housing dealers are described below under "Contract Origination" and "CITSF's Underwriting Guidelines". See "Servicing" below for a description of certain of CITSF's servicing policies.


Contract Origination

     The following information on CITSF's origination practices is presented for illustrative purposes and may not relate to each or any Contract in a particular Contract Pool. As described in the related Prospectus Supplement, some or all of the Contracts in a Contract Pool may not have been originated by CITSF.

     Through its Regional Business Centers, CITSF arranges to purchase manufactured housing contracts from manufactured housing dealers located throughout the United States. Regional Business Center personnel contact the dealers located in their territories and explain CITSF's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use CITSF's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of CITSF's investigation of the dealer's creditworthiness and general business reputation, CITSF and the dealer execute a dealer agreement. CITSF also originates manufactured housing installment loan agreements directly. In addition, CITSF purchases portfolios of manufactured housing contracts from other lending institutions or finance companies, and from governmental agencies or instrumentalities.

     Contracts that CITSF purchases from dealers or originates itself (as opposed to portfolios of contracts purchased from other lenders) are purchased or originated on an individually approved basis in accordance with CITSF's underwriting guidelines.

CITSF's Underwriting Guidelines


     Manufactured housing contracts are either originated by being purchased by CITSF from dealers or being entered into directly by CITSF with customers referred by dealers or purchased by CITSF in bulk from third party financial institutions. Forms for all contracts are provided by CITSF and are originated on an individually approved basis. For all contracts, CITSF's general practice is to have the dealer submit the customer's credit application, manufacturer's invoice (if the contract is for a new home) and certain other information relating to the contract to the applicable Regional Business Center. Personnel at the Regional Business Center make an analysis of the creditworthiness of the customer and of other aspects of the proposed transaction.


     Since 1992, each credit application is entered into an automated application processing system. CITSF's underwriting guidelines require, and have required, a credit officer at a Regional Business Center with the appropriate level of credit authority to examine each applicant's credit history, residence history, employment history and debt-to-income payment ratio. Although, with respect to these criteria, CITSF has, and has had, certain minimum requirements, as described below, CITSF's management does not believe that these minimum requirements are themselves generally sufficient to warrant credit approval of an applicant. Thus, there were and are no requirements on the basis of which, if they are met, credit is routinely approved. Based on credit score and other risk factors, each applicant is either approved, declined or, if necessary, referred to a credit officer with a higher credit authority. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related manufactured home.


     The targeted retail customer has a five year residence, employment and credit history, a minimum of two years in his or her present job, a housing ratio of 30% or less (the ratio of payments on the contract and park rental payments to gross monthly income), a debt ratio (the ratio of total installment debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 15% and an overall favorable credit profile. Approval of retail customers that do not meet the above-described retail customer profile are considered by the appropriate level credit officer, on a case by case basis. Such approval, if granted, is based on the applicant's length and likelihood of continued employment, ability to pay, and a review of the applicants' paying habits. No guarantors, endorsers or co-signers are to be considered in considering whether to accept or reject an application.

     Prior to implementing the automated credit scoring system, applicants required a five year residence history, with no less than the last two years verified, a minimum five years of employment history with a minimum of three years or five years in his or her present job for home owners and renters, respectively, which employment must be verified, a housing ratio of 28% or less, a debt ratio of 40% or less, and a minimum of five years of established credit history. The credit history was evidenced by a current credit bureau report confirming a minimum of the last two years of good ratings indicated.

     The credit review and approval practices of each Regional Business Center are subject to internal reviews and internal audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories, debt ratios and housing ratios of the applicants and evaluate the credit risks associated with the contracts purchased through such regional office by rating the obligors on such contracts according to their credit histories, employment histories, debt ratios and housing ratios.


     The underwriting policies or standards applied by originators of contracts other than CITSF may differ from those applied by CITSF.

Servicing

     CITSF services, through its Asset Service Center, manufactured housing, home equity, recreational vehicle and other consumer loans. CITSF services all of the manufactured housing contracts it purchases or originates, whether on an individual basis or in bulk. CITSF is actively seeking arrangements pursuant to which it will service manufactured housing contracts held by other entities. Such contracts would not be purchased by CITSF or sold to such other entities by CITSF. Generally, such servicing responsibilities are, and would be, also carried out through CITSF's Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contracts have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of such manufactured homes if the market is favorable. See "The Contract

Pool--Delinquency, Loan Loss and Repossession Experience" in the Prospectus Supplement for certain historical statistical data relating to the delinquency and repossession experience of the contracts serviced through CITSF's Asset Service Center.

     The following table shows the composition of the CITSF portfolio, including conventional manufactured housing contracts serviced by CITSF on the dates indicated:





                      THE CIT GROUP/SALES FINANCING, INC.



                                                              At December 31,                                            At
                            --------------------------------------------------------------------------------
                                    1990                1991                  1992                1993           September 30, 1994
                             -------------------   ----------------     -----------------   ----------------     -------------------
                             (Number)  (Dollars)  (Number) (Dollars)   (Number)  (Dollars) (Number) (Dollars)    (Number)  (Dollars)

                                                                  (Dollars in thousands)

Unpaid principal balance of
contracts being serviced

   MH - Non-Recourse ........  5,500    $163,287   11,397    $275,999    9,282    $281,838    9,959    $251,371   14,112    $395,480
   MH - Recourse............. 23,423     260,076   19,739     215,568   17,081     183,129   14,031     142,246      527       6,098
   MH - Service Retained(1)..      0           0        0           0    3,328      43,831    6,983     175,554    8,454     196,358
   MH - Serviced For Others..      0           0      675      17,833   19,949     296,547   16,925     240,499   14,810     201,830
                              ------     -------   ------     -------   ------     -------   ------     -------   ------     -------

   Total MH.................  28,923    $423,363   31,811    $509,400   49,640    $805,345   47,898    $809,670   37,903    $799,766

   RV-Owned.................  32,487     660,555   39,648     845,601   43,309     930,326   40,547   1,021,983   40,913     895,405
   RV-Service  Retained(1)..       0           0        0           0        0           0        0           0    5,082     125,419
                              ------     -------   ------     -------   ------     -------   ------   ---------   ------     -------

   Total RV................   32,487    $660,555   39,648    $845,601   43,309    $930,326   40,547  $1,021,983   45,995  $1,020,824

   Home Equity..............       0           0        0           0        0           0    3,545     131,322    9,049     388,925

   Other....................  33,896     336,304    6,942     101,022    1,126      19,485    1,572      41,944    2,440      66,029
                               ------    -------   ------     -------   ------     -------    -----      -------   ------    -------

Total Contracts Serviced..... 95,306  $1,420,222   78,401  $1,456,023   94,075  $1,755,156   93,562  $2,004,919   95,387  $2,275,544



- ---------------------

MH = Manufactured Housing
RV = Recreation Vehicle


(1)  Represents Contracts securitized with servicing retained.

                              YIELD CONSIDERATIONS

     The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Remittance Rate with respect to each Certificate will be calculated similarly.

     The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class or such sub-class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class or sub-class of Certificates that is offered at a premium to its principal amount or without any principal amount.

     If a Series of Certificates contains Classes or sub-classes of Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or sub-class and the percentage of the original Stated Balance of each such Class or sub-class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust are made at rates corresponding to the various percentages of such prepayment standard or model.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

     Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 25 years.

Prepayment Considerations

     Contracts generally may be prepaid in full or in part without penalty. FHA Contracts and VA Contracts may be prepaid at any time without penalty. Based on CITSF's experience with the portfolio of manufactured housing contracts serviced by it, CITSF anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Certificates. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies CITSF's then-current underwriting standards.

     Information regarding the Payment Model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

     See "Description of the Certificates--Termination of the Agreement" for a description of CITSF's or the Company's option to repurchase the Contracts comprising part of a Trust when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust--The Contract Pools" for a description of the obligations of CITSF to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.


                                      CIT

     CIT is a successor to a company founded in St. Louis, Missouri on February 11, 1908. It has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 536-1950. CIT, operating directly or through its subsidiaries primarily in the United States, engages in financial services activities through a nationwide distribution network. CIT provides financing primarily on a secured basis to commercial borrowers, ranging from middle-market to larger companies and to consumers in connection with manufactured housing, recreational vehicles and boat financing, as well as residential mortgages. While these secured lending activities reduce the risk of losses from extending credit, CIT's results of operations can also be affected by other factors, including general economic conditions, competitive conditions, the level and volatility of interest rates, concentrations of credit risk and government regulation and supervision. CIT does not finance the development or construction of commercial real estate. CIT has eight strategic business units, seven of which offer corporate financing, dealer and manufacturer financing, and factoring products and services to clients, and an eighth strategic business unit which commenced operations in the last quarter of 1992 offering consumer second mortgage financing and which began offering home equity lines of credit and purchase money mortgage loans to consumers in 1994.

     Effective at year-end 1989, The Dai-Ichi Kangyo Bank, Limited ("DKB") purchased sixty percent (60%) of the issued and outstanding shares of common stock of CIT from Manufacturers Hanover Corporation ("MHC"). MHC retained a forty percent (40%) common stock interest in CIT. Effective March 29, 1990, MHC transferred its forty percent (40%) common stock interest in CIT to MHC Holdings (Delaware) Inc., a wholly-owned subsidiary of MHC ("MHC Holdings"). On December 31, 1991, MHC and Chemical Banking Corporation merged in a stock-for-stock transaction. The merged corporation is called Chemical Banking Corporation ("CBC"). CBC retains a forty percent (40%) common stock interest in CIT through MHC Holdings.

     In accordance with a stockholders agreement among DKB, CBC, as successor to MHC, and CIT (the "Stockholders Agreement"), CIT amended its Certificate of Incorporation and its By-Laws in conformity therewith. Pursuant to the Stockholders Agreement, immediately after MHC sold the sixty percent (60%) interest in CIT to DKB, the stockholders elected a new Board of Directors comprised of the President and Chief Executive Officer and the Vice Chairman of CIT, six nominees designated by DKB, and two nominees designated by MHC. The Stockholders Agreement also contains provisions for the management of CIT, majority voting by DKB on CIT's Executive Committee, consent of MHC Holdings with respect to major corporate and business changes, and restrictions with respect to the transfer of stock of CIT to third parties.

     CIT is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission and at the offices of the New York Stock Exchange, Inc. See "Additional Information."


                        DESCRIPTION OF THE CERTIFICATES


     Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each an "Agreement") to be entered into among the Company, as Seller, CITSF, as Servicer with respect to a Series of Certificates evidencing an interest in the Contracts, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.


     Each Series of Certificates will have been rated in the rating category and by the rating agency or agencies specified in the related Prospectus Supplement.

General

     The Certificates may be issued in one or more Classes or sub-classes (each referred to in this Prospectus as a "Class"). If the Certificate of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series, the Certificates of a sub-class within a Series or all of the Certificates of a single-Class Series, as the context may require.


     The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust") created pursuant to the related Agreement. The Trust will be held by the Trustee for the benefit of the Certificateholders. Each Trust, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time and any related mortgages, deeds of trust or similar instruments, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes (or the related real estate in the case of Land-Secured Contracts) acquired by repossession, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund, cash collateral account or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property (including amounts on deposit in the Pre-Funding Account) as may be specified in the related
Prospectus   Supplement.    Except  as  otherwise   specified  in  the   related

Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Ownership of each Contract Pool may be evidenced by one or more classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. One or more Classes of Certificates evidencing interests in Contracts may be Subordinated Certificates, evidencing the right of the Holders thereof to receive any or a portion of distributions of principal or interest or both on the Contracts subordinate to the rights of the Holders of other Classes of Certificates ("Senior Certificates") as provided in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement.


     A Series of Certificates may consist of Classes of Certificates evidencing the right to receive distributions of principal or interest or both in the order specified in the related Prospectus Supplement. A Class of Certificates of a Series may be divided into two or more sub-classes. The related Prospectus Supplement will specify whether a Class has been so divided and the terms of each sub-class. Within a Class, one or more of the sub-classes may be subordinated to other sub-classes or may be entitled to a specified priority in the distributions specified in the related Prospectus Supplement. The Holders of each sub-class of a Class of Certificates will be entitled to the percentages (which may be 0%) of principal or interest payments or both on the related Contracts as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").


     Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

     The Certificates of ahClassatey Prospectus Supplement (the "Record Date"). Distributions will be made by chec mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office o form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global
Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

     Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except in whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such

Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

     Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchases of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

     So long as the Depositary for a Global Certificate, or its nominee, is the owner of each Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to reserve physical delivery of Certificates of such Series in definitive form and will not be considered the owners or Holders thereof under the Agreement governing such Certificates.

     Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the Holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any impact of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

     The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

Conveyance of Contracts


     The Company will sell, transfer, assign, set over and otherwise convey to the Trustee on behalf of the Trust all right, title and interest of the Company in the Contracts, including, without limitation, all security interests created thereby and any related mortgages, deeds of trust or similar instruments, all principal and interest received on or with respect to the Contracts after the Cut-off Date (other than receipts of principal and interest due on or with respect to the  Contracts  on or before the Cut-off  Date),  all  principal  and interest received by the Company on or before the Cut-off Date which was due after the Cut-off Date, all rights under certain hazard insurance policies on the related Manufactured Homes, the proceeds from any errors and omissions protection policy and any blanket hazard insurance policy maintained pursuant to an Agreement to the extent such proceeds relate to the Contracts or the Manufactured Homes, all documents contained in the Contract files, all rights to the related portion of certain hazard insurance premiums for policies purchased by CITSF prior to the Cut-off Date and all proceeds derived from any of the foregoing. (Section 2.01.) On behalf of the Trust, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. (Sections 1.02 and 2.02.) Such list will include, among other things, the approximate amount of monthly payments due from obligors under the Contracts as of the Cut-off Date, the Contract Rate on each Contract as of the Cut-off Date and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. (Sections
1.02 and 5.04.) Prior to the conveyance of the Contracts to the Trust, CITSF will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes and confirm the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Trust in such Contract will be repurchased by CITSF or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, CITSF may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to cure such discrepancy. (Section 3.05.) If the Trust includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Contracts purchased from funds on deposit in the Pre-Funding Account, including the requisite characteristics of such Contracts.


     The Agreement will designate CITSF as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes. (Sections 2.03 and 4.01.) To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in CITSF's possession. Uniform Commercial Code financing statements will be filed in Oklahoma and New Jersey reflecting the sale and assignment of the Contracts by CITSF to the Company and by the Company to the Trustee and CITSF's and the Company's accounting records and computer systems will also reflect such sales and assignments. The Contracts will not be stamped to reflect their assignment by CITSF to the Company and by the Company to the Trustee. Therefore, if through fraud, negligence or otherwise, a subsequent purchaser from CITSF or the Company were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Special Considerations -- 5. Security Interests and Certain Other Aspects of the Contracts". The Agreement will designate the Servicer as the Trustee's agent, to maintain possession of the documents relating to all Land-Secured Contracts.

     Except as otherwise specified in the related Prospectus Supplement, CITSF will make certain warranties in the Agreement with respect to each Contract as of the Closing Date, including that (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 60 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file; (c) each Contract is a legal, valid and binding obligation of the obligor under such Contract (the "Obligor") and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no right of rescission, set-off, counterclaim or defense has been asserted with respect to any Contract; (e) each Contract is covered by hazard insurance described below under "Servicing--Hazard Insurance"; (f) each Contract was either (i) originated by a manufactured housing dealer acting in the ordinary course of its business and was purchased by CITSF in the ordinary course of its business, (ii) originated by an originating institution in the ordinary course of its business or (iii) originated by CITSF in the ordinary course of its business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract to the Company pursuant to a purchase and sale agreement or to the Trustee pursuant to the Agreement or pursuant to transfers of the Certificates or ownership of the Trust unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract (other than a Land-Secured Contract) creates a valid and enforceable perfected first priority security interest in favor of CITSF (or, if CITSF did not originate the Contract, the related contract originator or a successor to such contract originator by direct or mesne assignment) in the Manufactured Home covered thereby and, with respect to each Land-Secured Contract, the lien created thereby is a valid and enforceable first or second lien in favor of CITSF (or, if CITSF did not originate the Contract, the related contract originator or a successor to such contract originator by direct or mesne assignment) on the related real property (which, in a Land-Secured Contract, includes the Manufactured Home) and such security interest or lien has been assigned by CITSF to the Company and from the Company to the Trustee on behalf of the Trust; (k) all parties to each Contract had legal capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged by CITSF to any person other than the Company and, prior to the transfer of the Contracts by CITSF to the Company and the Company to the Trust, CITSF had good and marketable title to each Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Company; (m) as of the Cut-off Date, or the date of origination if later, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and CITSF has not waived any of the foregoing (except for payment delinquencies permitted by clause (a) above); (n) as of the Closing Date, there were, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the

Holder thereof adequate for realization against the collateral of the benefits of the security provided thereby (except as may be limited by creditors' rights generally); (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) except as specified in the related Prospectus Supplement, no more than 85% of the Contracts had a Loan-to-Value Ratio at origination greater than 90% and none of the Contracts had a Loan-to-Value Ratio at origination greater than 125%; (s) if a Manufactured Home is considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located (i) a UCC fixture filing was made or (ii) a mortgage, deed of trust or similar instrument was recorded, or (iii) under applicable law, even though the Manufactured Home is part of the real estate on which it is located, no fixture filing or mortgage recording is required to protect the priority of CITSF's security interest on these Manufactured Homes or (iv) irrespective of (i), (ii) or (iii) foregoing, no person in fact holds a security interest or mortgage lien upon the
Manufactured Home prior to CITSF's security interest therein; (t) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6), and each Contract was originated by (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or
(iii) a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act; and (u) if a Contract was, at the time of its origination, insured by the FHA or partially guaranteed by the VA, it has been serviced in accordance with the contractual agreements and regulations of the FHA or the VA ("FHA/VA Regulations"), the insurance or guarantee of the Contract under the FHA/VA Regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee. (Article III.)

     If the Company elects to cause the Trust relating to a Series of Certificates to be treated as a REMIC, CITSF will make warranties in the Agreement with respect to the related Contracts as of the Closing Date, including that (a) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, (b) each Manufactured Home is a "single family residence" within the meaning of Section 25(e)(10) of the Code and (i) has a minimum of 400 square feet of living space, (ii) has a minimum width in excess of 102 inches and (iii) is of a kind customarily used at a fixed location and
(c) none of the Contracts had a loan-to-value ratio greater than 125% at the time of origination, and in the case of a Contract that has been modified, at the time of origination and at the time such Contract has been modified. For purposes of computing such loan-to-value ratio for a Contract which, with respect to the real estate on which the related Manufactured Home is located, is not secured by a first mortgage, the fair market value of the Manufactured Home and other property securing the Contract must be reduced by the amount of any lien that is senior to the Contract, and must be further reduced by a proportionate amount of any lien that is in parity with the Contract.


     Under the terms of the Agreement and subject to the conditions specified in the preceding paragraph and to CITSF's option to effect a substitution as described in the next paragraph, CITSF will be obligated to repurchase for the Repurchase Price (as defined below) any Contract not later than 85 days after CITSF receives written notice from the Trustee or the Servicer or not later than 90 days after CITSF becomes aware of (i) a breach of any representation or warranty of CITSF in the Agreement that materially adversely affects the Trust's interest in any Contract if such breach has not been cured or (ii) the occurrence of certain other events specified in the Agreement, including events rendering such Contract unenforceable, which have not been cured. (Section 3.05.) The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the Due Date in the month immediately preceding such repurchase. (Section 1.02.) This repurchase obligation constitutes the sole remedy available to the Trust and the

Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase and a REMIC Election has been made with respect to such Series, distributions otherwise payable to the Holders of the Class which constitutes the "residual interest" in such REMIC will be applied to pay such tax. CITSF will be required to pay the amount of such tax that is not funded out of such distributions. (Section 3.05.)

     In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, CITSF may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies or does not cause to be incorrect, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. (Section 1.02.) CITSF will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Schedule Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment. (Sections 1.02 and 3.05.)

Payments on Contracts


     Each Certificate Account will be a trust account established by the Trustee on behalf of the Trust as to each Series of Certificates in the name of the Trustee with the Trustee or any depository institution or trust company (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (presently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term securities or unsecured long-term debt has been rated P-1 or higher by Moody's Investors Service, Inc. ("Moody's") in the case of short-term securities, or in one of the two highest rating categories by Moody's in the case of unsecured long-term debt, or with an institution otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates. The collateral eligible to secure accounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.


     Unless otherwise specified herein or in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account no later than two business days following receipt thereof the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date):

  (i) all  Obligor   payments  in  respect  of   principal,  ncluding  principal
      prepayments, on the Contracts;

 (ii) all Obligor payments in respect of interest on the Contracts except amounts received as late payment fees, extension fees, assumption fees or similar fees, which fees together with any net income and gain from investments of funds in the Certificate Account, are included as part of the Servicer's servicing fees;

(iii) all  amounts  received  and retained in connection with the liquidation of
      defaulted   Contracts  ("Liquidation   Proceeds"),   net   of  liquidation
      expenses ("Net Liquidation Proceeds");

 (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

  (v) any Advances made as described under "Advances" below, and certain other amounts required under the Agreement to be deposited in the Certificate Account; and

 (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates.


Subject to compliance with the Agreement, for as long as CITSF remains the Servicer under the Agreement, and CITSF remains a direct or indirect subsidiary of CIT, and if CIT has and maintains a short-term debt rating of P-1 by Moody's and the Trustee shall have received an opinion of counsel that any action taken pursuant to this sentence shall not adversely affect the status of the Trust as a REMIC, if applicable, or result in the imposition of a tax on the trust, the Servicer will not be required to make such deposits into the Certificate Account (the "Delayed Deposits") until the business day immediately preceding the next Remittance Date.


Distributions on Certificates


     Except as otherwise provided in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class or sub-class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the third business day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except in each case: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Remittance Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursements being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fees (as defined below) and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Contracts and other amounts which either are not required to be deposited in the Certificate Account or which may be withdrawn from the Certificate Account as set forth in the Agreement. The "Due Period" is the period for which interest and principal on the Contracts is calculated for a related Remittance Date, as specified in the related Prospectus Supplement. The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in (i) through (v) above, with respect to a Series of Certificates having a Class or sub-class of Subordinated Certificates, are referred to herein as the "Amount Available".

     Unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates having a Class or sub-class of Subordinated Certificates, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Holders of Senior Certificates, in the aggregate, the lesser of (i) the Senior Distribution Amount plus the Outstanding Senior Shortfall (each defined below) or (ii) the percentage interest (which may vary as specified in the related Prospectus Supplement) of the Classes (or sub-classes) of Senior Certificates times the Amount Available plus (A) the percentage interest (which may vary as specified in the related Prospectus Supplement) of the Classes (or sub-classes) of Subordinated Certificates times the Amount Available not to exceed the Available Subordinate Amount, if any, as defined in the related Prospectus Supplement and
(B) Advances, if any, made by the Servicer. The distributions made to the Certificateholders of each Class or sub-class of Senior Certificates shall be calculated as described in the related Prospectus Supplement and may vary as to the allocation of principal or interest or both. Unless otherwise specified in the related Prospectus Supplement, the "Senior Distribution Amount" is an amount equal to the percentage interest of the Classes of Senior Certificates times:


  (i) all regularly scheduled payments of principal and interest which were due on Contracts during the related Due Period, whether or not received, with the interest portions thereof adjusted to the Remittance Rate;

  (ii)  all Principal Prepayments made by  the  Obligor  during  the  prior  Due
        Period;

 (iii) with respect to each Contract not described in (iv) below, all insurance proceeds, all condemnation awards and any other cash proceeds from a source other than the Obligor, to the extent required to be deposited in the Certificate Account, which were received during the prior Due Period, net of related unreimbursed Advances and net of any portion thereof which, as to any Contract, constitutes late collections;

  (iv) with respect to each Contract as to which a receipt of Liquidation Proceeds has been received during the prior Due Period or other event of termination of the Contract has occurred during the prior Due Period, an amount equal to the principal amount of the Contract outstanding immediately prior to the date of receipt of such Liquidation Proceeds or such other event of termination, reduced by the principal portion of any unpaid payments due on or before such date to the extent previously advanced against or otherwise received by the Certificateholder, plus interest thereon from the most recent Due Date at the Remittance Rate; and

   (v) with respect to each Contract repurchased by CITSF for which the repurchase price was not distributed previously, an amount equal to the principal amount of the Contract outstanding on the date of such repurchase reduced by the principal portion of any unpaid payments due on or before such date (but only to the extent advanced against or otherwise received by the Certificateholders), plus interest thereon to the most recent Due Date.

     The "Outstanding Senior Shortfall" for any sub-class of Senior Certificates means as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for such sub-class for any Remittance Date exceeded the amount actually paid on such Remittance Date plus interest at the Remittance Rate.


     Unless otherwise specified in the related Prospectus Supplement, on each Remittance Date, the Servicer shall distribute to the Classes (and sub-classes) of Subordinate Certificateholders, in the order set forth in the Related Prospectus Supplement, the balance of the Amount Available, if any, after the payment to the Senior Certificateholders, as described above.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or sub-classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Remittance Date to the Certificateholders of the Class or sub-class then entitled to receive such Certificate distributions until the aggregate amount of such distributions have reduced the Stated Balance of the Certificates of such Class or sub-class to zero. Allocation of distributions in reduction of Stated Balance will be made to each Class or sub-class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class or sub-class then entitled to receive such distributions will be made pro rata among the Certificates of such Class or sub-class.

     Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of Stated Balance to Holders of Certificates of a Class or sub-class then entitled thereto on any Remittance Date will equal, to the extent funds are available, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series, if any, from the prior Remittance Date (or since the date specified in the related Prospectus Supplement in the case of first Remittance Date), (ii) the Certificate Remittance Amount and (iii) the applicable percentage of the Excess Cash Flow, if any, specified in such Prospectus Supplement.

     The "Certificate Remittance Amount" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Remittance Date, the amount, if any, by which the then outstanding Stated Balance of the Classes of Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates to be added to the Stated Balance thereof on such Remittance Date) exceeds the asset value of the Contracts included in the Trust for such Series as of the end of the related Due Period. "Compound Interest Certificates" are Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Certificate Remittance Amount with respect to a Remittance Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes or sub-classes of Compound Interest Certificates of such Series (before taking into account the amount of interest accrued on any Class or sub-class of Compound Interest Certificates of such Series to be added to the Stated Balance thereof on such Remittance Date) exceeds the asset value of the Contracts in the Contract Pool underlying such Series as of the end of the applicable Due Period specified in the related Prospectus Supplement. For the purposes of determining the Certificate Remittance Amount with respect to a Remittance Date, the asset value of the Contracts will be reduced to take into account the interest evidenced by such Classes or sub-classes of Certificates in the principal distributions on or with respect to such Contracts received by the Trustee during the preceding Due Period.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or sub-classes of which have been assigned a Stated Balance, Excess Cash Flow represents the excess of (i) the interest evidenced by such Classes or sub-classes of Certificates in the distributions received on the Contracts underlying such Series in the Due Period preceding a Remittance Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with income from the reinvestment thereof, (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes or sub-classes since the preceding Remittance Date (or since the date specified in the related Prospectus Supplement in the case of the first Remittance Date), the Certificate Remittance Amount for the then current Remittance Date and, if applicable, any payments made on any

Certificates of such Class or sub-class pursuant to any special distributions in reduction of Stated Balance during such Due Period.

     Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

     If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus the Outstanding Senior Shortfall. The difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, plus interest at the Remittance Rates of the respective Contracts to which such shortfall is attributable, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

     Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or sub-classes of which have been assigned a Stated Balance and having less frequent than monthly Remittance Dates, such Classes or sub-classes may receive special distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes or sub-classes may be less than the sum of (i) the interest scheduled to be distributed to Holders of the Certificates of such Classes or sub-classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.


     Subordinated   Certificates.   The  rights  of  a  Class  or  sub-class  of
Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. With respect to a Series of Certificates having a Class or sub-class of Subordinated Certificates, the Prospectus Supplement will set forth, among other things, the extent to which such Class or sub-class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes or sub-classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of the Senior Certificateholders to receive current distributions from the Contract Pool.

Advances

     To the extent provided in the related Prospectus Supplement, the Servicer is obligated to make periodic advances ("Advances") of cash from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Certificate Account not then required to be distributed to
Certificateholders for distribution to the Certificateholders (other than Subordinated Certificateholders) in an amount equal to the difference between the amount due to them and the amount in the Certificate Account eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts. The Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount. If so specified in the related Prospectus Supplement, the Servicer will not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, for the related Series is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest respecting which any such Advance was made.

Example of Distributions

     The following is an example of the flow of funds as it would relate to a hypothetical series of Certificates issued, and with a Cut-off Date occurring in June, 1994 (all days are assumed to be business days):

June 26 - July 25 .... (1)   Due Period.  Servicer  receives  scheduled payments
                             on the Contracts and any Principal Prepayments made by Obligors and applicable interest thereon.

July 30 .............. (2)   Record Date.

August 12 ............ (3)   Determination Date. Distribution amount determined.

August 15 ............ (4)   Remittance Date.

- --------
(1) Scheduled payments and Principal Prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest in the amount prepaid is collected from the Obligor only to the date of payment.

(2) Distributions on the Remittance Date will be made to Certificateholders of record at the close of business or the last business day of the month immediately preceding the month of distribution.

(3) On August 12 (the third business day prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on the Remittance Date. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on the Remittance Date will include the full amounts of principal and interest due during the Due Period. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust.

(4) On August 15, the amounts determined on August 12 will be distributed to Certificateholders.

     Succeeding months follow the pattern of (2) through (4). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.

Indemnification

     The Agreement requires CITSF to defend, hold harmless and indemnify the Company, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) from and against any and all liability, loss, costs and expenses resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. (Section 11.10.) The Agreement also requires CITSF to pay, and to defend, indemnify and hold harmless the Company, the Trust, the Trustee and the Certificateholders for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust (but not including any tax arising out of the creation of the Trust and the issuance of the Certificates or distributions with respect thereto) and the costs, expenses and reasonable counsel fees in defending the same. (Section 10.02.)

     The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Company, the Trust, the Trustee and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any negligent or wrongful action taken or failed to be taken by the Servicer with respect to any Contract while it was the Servicer. (Section 10.03.)

Servicing

     Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, exercising the degree of skill and care consistent with the same degree of skill and care that the Servicer exercises with respect to similar contracts serviced by it for its own account. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossessions.

     The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

     Hazard Insurance. Except as otherwise specified in the related Prospectus Supplement, the terms of the Agreement will require the Servicer to cause to be maintained with respect to each Contract and each Manufactured Home that has been repossessed in connection with certain defaulted Contracts one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein and provided further that such Hazard Insurance Policies may provide for customary deductible amounts. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligors' interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of the Agreement. The Servicer shall pay the premium for such policy on the basis described therein but shall not be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained as described in the immediately preceding paragraph or claims under any blanket insurance policy. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall maintain at its expense hazard insurance with respect to such Manufactured Home.


     Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that on or before April 1 of each year, the Servicer will deliver to the Trustee a report of independent public accountants stating that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.


     The Servicer will furnish to the Trustee such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense. (Article VI.)

     Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under such Agreement or applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's responsibilities and obligations under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement. (Section 12.01.)

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will also provide that neither the Servicer nor the Company, nor any director, officer, employee or agent of the Servicer or the Company, will be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that the Servicer, the Company or any such person will not be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in compliance with the standards of care set forth in the Agreement. The Servicer or the Company may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Servicer and the Company will be entitled to be reimbursed therefor out of the Certificate Account.


     The Servicer shall keep in force throughout the term of the Agreement (i) at such time as the long-term debt of its parent is rated less than A3 by Moody's, a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.


     To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract (except for real estate taxes that would create a lien for taxes that are not yet due and payable), the Servicer shall advance any such delinquent tax or charge and be reimbursed by the related Obligor or from Liquidation Proceeds in respect of such Contract.

     Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a monthly Servicing Fee ("Monthly Servicing Fee") for each Due Period (paid on the next succeeding Remittance Date) which, unless otherwise stated in the related Prospectus Supplement, will be equal to 1/12th of the product of 1.00% and the Pool Scheduled Principal Balance for such Remittance Date.


     The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust and for additional administrative services performed by the Servicer on behalf of the Trust. Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realizing the related Manufactured Home. (Section 5.08.)


     As part of its Servicing Fees, the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by

Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes. (Section 1.02.) As part of its Servicing Fees, the Servicer will also be entitled to retain the net income and gain from the investment of funds in the Certificate Account.

     Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will include
(i) any failure by the Servicer to make deposits required under an Agreement and such failure continues unremedied for 5 business days (or such other period specified in the related Prospectus Supplement) after the Servicer has become aware that such deposit was required; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure; (iii) any assignment by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; and (v) the Servicer is no longer an Eligible Servicer (as defined in the applicable Agreement). Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust.

     Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust, shall, unless prohibited by applicable law, terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions under the related Agreement, whereupon (subject to applicable law regarding the Trustee's ability to make advances), unless prohibited by applicable law, the Trustee under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that the Trustee will not assume any obligation of CITSF to repurchase Contracts pursuant to the Agreement, including for breaches of representations or warranties. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner CITSF's obligation to repurchase certain Contracts pursuant to the Agreement, including for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity, unless the Trustee is prohibited by law from so acting. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event (unless 100% of the Certificateholders consent in writing) may be greater than the compensation to the Servicer under the Agreement.

     No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

     The  Servicer  or  the  Trustee,  as  applicable,   will  forward  to  each
Certificateholder on each Remittance Date, or as soon thereafter as is practicable, a report, as described in the related Prospectus Supplement.

     In addition, within a reasonable period of time after the end of each calendar year, the Servicer or Trustee, as applicable, will furnish to each Certificateholder of record at any time during such calendar year a report containing information relating to interest accrued and principal paid on its Certificates during such calendar year and such other information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Servicing--Evidence as to Compliance" above.

     In addition, to the extent applicable, such report shall include:

  (i) in the case of Certificates which are assigned a Stated Balance, the amount of the distribution being made in reduction of Stated Balance specified in the related Prospectus Supplement, and the Stated Balance of each such Class of Certificates and a Single Certificate of the Holder's Class after giving effect to the distribution in reduction of Stated Balance made on such Remittance Date and after giving effect to all Special Distributions since the preceding Remittance Date or since the Closing Date in the case of the first Remittance Date; and

  (ii) with respect to a Compound Interest Certificate (but only if the Holder thereof shall not have received on such Remittance Date a distribution of interest equal to the entire amount of interest accrued on such
        Certificate during the related Due Period with respect to such Remittance Date):

              (A) the interest accrued on such Class of Compound Interest Certificates and on a Single Certificate of such Class during the Due Period (or specified interest accrual period) with respect to such Remittance Date and added to the principal of such Compound Interest Certificates; and

              (B) the Stated Balance of such Class of Compound Interest Certificates and of a Single Certificate of such Class after giving effect to the addition thereto of all interest accrued thereon during the Due Period (or specified interest accrual period) with respect to such Remittance Date.

Amendment

     Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders (i) to correct manifest error or to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended, to maintain the REMIC status of the Trust and to avoid the imposition of certain taxes on the REMIC or
(iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders evidencing, as to each Class of Certificates affected thereby, interests aggregating not less than 51% of such Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

Termination of the Agreement

     The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon the last action required to be taken by the Trustee on the final Remittance Date following the earlier of (i) the purchase by the Servicer of all Contracts and all property acquired in respect of any Contract remaining in the Trust as described below, or (ii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home. In addition, unless otherwise specified in the related
Prospectus Supplement, the Company or the Servicer may, at its option, with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

The Trustee

     The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee will make no representation as to the validity or sufficiency of the Agreement or the Certificates (other than its authentication or execution thereof) or any Contract, Contract file or related document, and will not be accountable for the use or application by the Company or CITSF of any funds paid to the Company or CITSF in consideration of the conveyance of the Contracts or deposited into or withdrawn from the Certificate Account. (Section 11.03.) If no Event of Termination has occurred and after the curing of all Events of Termination which may have occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. (Section 11.01.) Whether or not an Event of Termination has occurred and after the curing of all Events of Termination which may have occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 11.01.)

     Under the Agreement, CITSF agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it thereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Servicer has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder. (Section 11.05.)

                 DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

     Certain of the Contracts may be insured by the Federal Housing Administration (the "FHA") or guaranteed by the Veterans' Administration (the "VA"), the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

     The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to the United States Department of Housing and Urban Development ("HUD"). With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the contract rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the contract, (ii) accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per anum, (iii) costs paid to a dealer or other third party to repossess and preserve the manufactured home, (iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-Secured Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property,
(vi) uncollected court costs, (vii) legal fees, not to exceed $500, and (viii) expenses for recording the assignment of the lien on the collateral to the United States.

     The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to 10% of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of 10% of the reserve amount, and which is increased by an amount equal to 10% of the original principal balance of insured loans subsequently originated by the lender. If CITSF were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the

FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of CITSF, as Servicer of the FHA-insured Contracts.

     The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract Holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land-Secured Contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts or Land-Secured Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts or Land-Secured Contracts.

The Contracts (Other than Land-Secured Contracts)

     General. As a result of the assignment of the Contracts to the Trustee, the Trust will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Servicer will retain possession of the Contracts as custodian of the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Oklahoma and New Jersey to give notice of the Trustee's ownership of the Contracts. The Contracts will not be stamped to reflect their assignment from CITSF to the Company or from the Company to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. CITSF effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. However, contract originators other than CITSF may not have effected such notation or delivery of the required documents and fees, and may not have obtained possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event CITSF or a contract originator other than CITSF fails, due to clerical error

t

ceetificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. However, contract originators other than CITSF may not have effected such notation or delivery of the required documents and fees, and may not have obtained possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event ufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws of some states, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-Secured Contracts" below. These filings must be made in the real estate records office of the county where the home is located. CITSF believes that a large portion of the Contracts will contain provisions prohibiting the Obligor from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and (depending upon the requirements of applicable state law) the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and subsequently transferred to the Company. CITSF will represent that at the date of the initial issuance of the related Series of Certificates it has obtained a perfected first priority security interest with respect to the Manufactured Homes securing the Contracts. Such representation will not, however, be based upon any inspection of the sites of the Manufactured Homes.

     The Company will cause the security interest in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. CITSF believes that in most cases, the certificate of title names the contract originator (or its affiliates or predecessors or assignee, directly or by mesne assignment) as the secured party. Unless otherwise specified in the related Prospectus Supplement, CITSF, the Company and the Trustee will not amend the certificates of title to identify the Trustee as the new secured party or deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, CITSF, or the related contract originator (or its affiliate, predecessor or assignee) if other than CITSF, will continue to be named as the secured party on the certificates of title relating to some of the Manufactured Homes. In most states, such assignment from the related contract originator (if other than CITSF) to CITSF, from CITSF to the Company and from the Company to the Trustee is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the rights of the related contract originator (if other than CITSF), CITSF or the Company, as the case may be, as the secured party. However, in a few states in the absence of an amendment to the certificate of title, any such assignment of the security interest in the Manufactured Home may not be held effective or such security interest may not be perfected, and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors or a trustee in bankruptcy or against CITSF or the Company as debtor-in-possession.

     If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manu-factured Homes and holders of perfected security interest therein. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee (or the Servicer, as custodian for the Trustee) must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the contract originator would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title and the Servicer may not receive notice. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation in the case where the Servicer holds the certificate of title and is noted as the secured party thereon and may not have such an opportunity to re-perfect in other cases. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a Manufactured Home, the Trustee (or the Servicer, as custodian for the Trustee) must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and, accordingly, will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Such protections generally would not be available in the case of security interests in manufactured homes located in nontitle states where perfection of such security interest is achieved by appropriate filings under the UCC (as in effect in such state). Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest. Such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the Holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

Land-Secured Contracts

     General. The Land-Secured Contracts will be secured by (i) a first or second mortgage, deed of trust, or similar instrument, upon the land on which the Manufactured Home is located and (ii) either (A) a perfected first security interest or (B) a recorded first mortgage, deed of trust or similar instrument on the Manufactured Home (depending on whether the Manufactured Home is affixed to the land and upon the specific provisions of applicable state law). A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating any necessary party defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officerto conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholder. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage, deed of trust or similar instrument, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may be deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. A bankruptcy court may grant a debtor in a bankruptcy case a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. For example, with respect to a Land-Secured Contract, in a bankruptcy case commenced under Chapter 13 of the Bankruptcy Code, when it has been determined that the value of a home is less than the principal balance of the loan, bankruptcy courts historically have prevented a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduced the amount of the secured indebtedness to the value of the home as of the date the bankruptcy case was commenced, leaving the lender with a general unsecured claim for the difference between that value and the amount of outstanding indebtedness. This result may be sharply curtailed, however, as a result of a recent decision by the United States Supreme Court which denied confirmation of a Chapter 13 debtor's plan of rehabilitation which proposed to bifurcate a lender's secured claim on the debtor's principal residence into secured and unsecured claims and reduce the mortgage lien to the fair market value of the debtor's residence.

     The Code provides priority to certain tax liens over the lien of the mortgage, deed of trust or similar instrument. The laws of some states provide priority to certain tax liens over the lien of the mortgage, deed of trust or similar instrument. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

Certain Matters Relating to Insolvency

     Each of CITSF, as seller of the Contracts to the Company, and the Company, as seller of the Contracts to the Trustee, intend that the transfer of such Contracts from CITSF to the Company and from the Company to a Trust, respectively, will constitute a sale rather than a pledge of the Contracts to secure indebtedness of CITSF or the Company, respectively. However, if CITSF or the Company were to become a debtor under the Bankruptcy Code, it is possible that a creditor, receiver, other party-in-interest or trustee in bankruptcy of CITSF or the Company, or CITSF or the Company as a debtor-in-possession may argue that the sale of the Contracts by CITSF to the Company or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the related Certificateholders.

     A case (Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied 114 S. Ct. 554 (1993)) decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of the Company, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then delays or reductions in payments of collections on or in respect of the Contracts could occur.

Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract. Neither the Trust nor the Company has obtained any license required under any federal or state consumer or mortgage banking laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement rights.

Transfers of Manufactured Homes, Enforceability of "Due-on-Sale" Clauses

     The  Contracts,  in general,  prohibit  the sale or transfer of the related
Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. In the case of those Contracts that do not contain such due-on-sale clauses, CITSF may permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies CITSF's current underwriting standards.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes to the limited extent provided in the Garn-St. Germain Depository Institutions Act of 1982.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans.
Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described herein, subject to provisions of other federal and applicable state laws. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

     The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the DOL Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the DOL Regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934, as amended. The Certificates are not expected to be publicly-offered securities under the terms of the DOL Regulation.

     Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise provisions of Section 4975 of the Code) may be found under the provisions of specific statutory or administrative exemptive relief authorities under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the Plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of such certificates, and at least 50% of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by manufactured housing like the Contracts.

     There can be no assurance that any of the exceptions set forth in the DOL Regulation, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of Certificates offered hereby, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the Servicer, the Trustee and other persons, in providing services with respect to the Contracts, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

     In addition, certain affiliates of the Company may be considered to be parties in interest or disqualified persons with respect to some Plans. An investment by such a Plan may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences of the purchase, ownership, and disposition of the Certificates.

     Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust, or a segregated portion thereof evidenced by a particular series or sub-series of Certificates, as a REMIC within the meaning of Section 860D(a) of the Code. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC Series

     With respect to each Series of Certificates for which a REMIC Election is made, counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and (ii) ongoing compliance with the applicable Agreement, and in reliance upon the representations and warranties in the Agreement, at the initial issuance of the Certificates in such Series the Trust will qualify as a REMIC and the Certificates in such Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

     Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust as long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that an obligation is principally secured by an interest in real property if the fair market value of the real property securing the obligation is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the obligation at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the obligation at the time it is contributed to a REMIC. In the case of a second mortgage, the fair market value of the underlying real property must be reduced by the amount of any lien that is senior to such mortgage, and must be further reduced by a proportionate amount of any lien which is in parity with such mortgage. Alternatively, an obligation is principally secured by an interest in real property if substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day. The REMIC Regulations provide that obligations secured by manufactured housing which are treated as "single family residences" under
Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series - Status of Manufactured Housing Contracts."

     Permitted Investments. Permitted investments consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a fund (a "reserve fund"), if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). Certain credit enhancement arrangements which provide for full or partial payment on one or more classes of Regular Interests in the event of defaults or delinquencies on qualified mortgages, unanticipated losses or expenses incurred by the REMIC or lower than expected returns on cash flow investments are not treated as separate assets of the REMIC under the REMIC Regulations and payments under such arrangements are treated as payments received on qualified mortgages. In addition, the REMIC Regulations do not treat certain reserve funds maintained outside of the REMIC as an asset of the REMIC. A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for less than three months, unless such sale is necessary to prevent a default in payment of principal or interest on a regular interest as the result of a default on a qualified mortgage. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on Contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

     The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income
("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, in the case of any Trust for which a REMIC Election is made the transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest.

     If the Trust fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust consist of multiple classes, failure to treat the Trust as a REMIC may cause the Trust to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust being subject to corporate tax in the hands of the Trust and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which is part of a Trust which makes a REMIC Election meets this definition of a "single family residence." See the discussion above under "REMIC Series --Qualification as a REMIC."

     Two-Tier REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such Series of Certificates, counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series -- Taxation of Regular Interests".

     Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust, with respect to which a REMIC Election is made, is considered to be a

"single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders". Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, which hold their Regular Certificates either directly or through certain pass-through entities. Such a Holder of a Regular Certificate in a single-class REMIC will be allowed to deduct the foregoing expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other miscellaneous itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of certain itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an inflation-adjusted threshold amount specified in the Code ($111,800 for taxable years beginning in 1994, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. As a result of the foregoing limitations, certain Holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all of any part of the foregoing expenses.

     Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a financial institution described in Section 593(a) of the Code will represent interests in "qualifying real property loans" within the meaning of
Section 593(d) of the Code; (ii) Regular Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of
Section 7701(a)(19)(c)(xi) of the Code; and (iii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury Regulations promulgated pursuant to Section 593 on the Code define "qualifying real property loans" to include a loan secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to Section 856 of the Code provide that the term "real estate asset" includes manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "qualifying real property loans" within the meaning of Section 593(b) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

     Original Issue Discount. Regular Certificates may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). Although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates. Moreover, under the OID Regulations, there is some uncertainty as to the requirements for treating stated interest on a debt obligation like a Regular Certificate as "qualified stated interest". If the stated interest payments on a Regular Certificate were not considered to be "qualified stated interest", such interest would be treated as OID in the manner described below and, in the case of a Regular Certificate otherwise issued with de minimis OID, would cause all of the OID on such a Regular Certificate to be treated as non-de minimis OID.

     In general, in the hands of the original Holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price". The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the stated redemption price at maturity (generally the principal amount) of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that provide for payments of principal no more rapidly than a "self-amortizing installment obligation," i.e., an obligation that provides for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount is generally considered to be zero if it is less than .167% of the stated redemption price at maturity (generally the principal amount) of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

     Generally, the original Holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a Holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the Holder thereof. Pursuant to the OID Regulations, a Holder of a Regular Certificate may, however, elect to include in gross income all interest that accrues on a Regular
Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

     The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest". Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index. See "REMIC Series--Variable Rate Regular Certificates" below) during the entire term of the Regular Certificate (including short periods). In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate, by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the price paid by the first buyer of the particular Regular Certificate or, in the case of a Regular Certificate included in a class that is publicly offered, the initial offering price to the public at which a substantial amount of the Regular Certificates of such class are sold to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

     If the Regular Certificates are determined to be issued with original issue discount, a Holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular
Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

     The amount of original issue discount includable in income by a Holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the Holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period". Generally, the "accrual periods" for the Regular Certificates correspond to the intervals at which amounts are paid or compounded with respect to such Regular Certificates beginning with their date of issuance and ending with their maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the basis of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

     A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the code.

     The Company believes that the Holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

     Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated
interest at a fixed rate. Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount. Under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Further information regarding the treatment of variable interest that does not constitute qualified stated interest will be provided, when necessary, in the Prospectus Supplement relating to the issuance of such Regular Certificates.

     For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such minimum or maximum rates; (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether or to what extent such interest payments constitute qualified stated interest payments, must be treated either as part of a Regular

Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments which are recognized as ordinary gross income for federal income tax purposes only as the interest payments become fixed in each accrual period.

     If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A Holder of such a Regular Certificate would then recognize original issue discount during such accrual period at a rate equal to such a Regular Certificate's original, assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

     The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount with respect to the Regular Certificates, including variable rate Regular Certificates. When available, additional information regarding the manner of reporting original issue discount to the Service and to Holders of variable rate Regular Certificates will be set forth in the Prospectus Supplement relating to the issuance of such Regular Certificates.

     Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the disposition of the Regular Certificate. In general, the Holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there es no angiacc ed original t, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

     The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the Holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

     The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

     The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the Holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

     In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a Holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a Holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Premium. A Holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the Holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

     Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the Holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such Holder's holding period, over (ii) the amount of ordinary income actually recognized by the Holder with respect to such Regular Certificate.

     Certain Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions.

Such transactions are (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in a nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a Holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a Trust which makes a REMIC Election will generate a significant amount of such income.

     Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation". A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to Holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (plus all cash), less amounts remained to meet claims.

     Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes regardless of its source. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company (or subsequent holder of the Residual Certificates) and does not own actually or constructively 10% or more of the voting stock of the Company (or subsequent holder of the Residual Certificates). To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided either directly or through a clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at the regular graduated rates and such a Foreign Holder may avoid withholding of tax on such interest (or original issue discount, if any) if the Foreign Holder provides a properly completed Form 4224. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

     Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

     A Regular Certificate will not be includible in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company (or subsequent holder of the Residual Certificates).

     Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the Holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

     Reporting Requirements and Tax Administration. The Trustee will report annually to the Service, Holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

     The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person". The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as the tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

     Tax Status of the Trust. In the case of a Trust evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that, in its opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC
Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

     Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a financial institution taxed as described in Section 593(a) of the Code may represent interests in "qualifying real property loans" within the meaning of
Section 593(d) of the Code, (ii) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and (iii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. Treasury Regulations promulgated pursuant to Section 593 on the Code define "qualifying real property loans" to include a loan secured by a mobile unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site.
Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

     Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition" when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other miscellaneous itemized deductions, they exceed 2% of the adjusted gross income of the Holder. In addition, Section 68 of the Code provides that the amount of certain itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an inflation-adjusted threshold amount specified in the Code ($111,800 for taxable years beginning in 1994, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

     Under current Service interpretations of applicable Treasury Regulations the Company would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates.

Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

     Gain on the prepayment of a Contract on which the obligor is an individual will be treated as ordinary income. To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series--Original issue Discount". Similarly, Code provisions concerning (i) market discount will apply to the Contracts comprising of a Contract Pool to the extent that the loans were purchased after April 30, 1993 and (ii) amortizable bond premiums will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after September 27, 1985. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium".

     Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates". In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from an ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

     Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series -- Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each Holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series -- Market Discount" above.

     When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

     It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a Holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported income and gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

     Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series--Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC
Certificateholder. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. If the interest on a Non-REMIC Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at the regular graduated rates and such a foreign holder may avoid withholding tax on such interest (or original issue discount, if any) if the Foreign Holder provides a properly completed Form 4224. For additional information concerning the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series -- Taxation of Certain Foreign Investors".

     Tax Administration and Reporting. The Trustee will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to Holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

Other Tax Consequences

     No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will be enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories and, thus, would not constitute "mortgage related securities" for purposes of SMMEA.

     The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

     It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

     The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company, CITSF or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or fixed prices.

     In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discount, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

     If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to a contract providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational or charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the
jurisdiction   to  which  such  purchaser  is  subject  from   purchasing   such
Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

     The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

     Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company, CIT or their affiliates in the ordinary course of business.


                                 LEGAL MATTERS


     The legality of the Certificates will be passed upon for the Company by Schulte Roth & Zabel, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Schulte Roth & Zabel. Paul N. Roth, a director of CIT, is a partner of Schulte Roth & Zabel.


                                    EXPERTS

     The financial statements and schedule listed under the heading "Exhibits, Financial Statement Schedule and Reports on Form 8-K" in the Corporation's 1993 Annual Report on Form 10-K incorporated by reference herein have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in the method of accounting for post-retirement benefits other than pensions in 1993.

                             INDEX OF DEFINED TERMS

                                                                           Page
Act ...................................................................     67
Advances...............................................................     35
Agreement..............................................................      4
Amount Available.......................................................     31
Asset Service Center...................................................     17
Bankruptcy Code........................................................     14
Certificate Account....................................................     14
Certificate Remittance Amount..........................................     33
Certificateholder......................................................     25
Certificates...........................................................      4
CIT....................................................................      1
CITSF..................................................................      1
Class..................................................................     24
Code...................................................................     10
Commission.............................................................      2
Company................................................................      1
Compound Interest Certificates.........................................     33
Contract Pool..........................................................      4
Contract Rate..........................................................      5
Contracts..............................................................      1
Cut-off Date...........................................................      5
Delayed Deposits.......................................................     31
Depositary.............................................................      9
Determination Date.....................................................     31
Disqualified Organizations.............................................     54
disqualified persons...................................................     50
DOL....................................................................     51
DOL Regulation.........................................................     51
Due Period.............................................................     31
Due-on-Sale............................................................     22
Eligible Investments...................................................     30
ERISA..................................................................     10
FHA....................................................................      4
FHA/VA Regulations.....................................................     29
Foreign Holder.........................................................     61
Global Certificate.....................................................      9
Global Certificateholder...............................................      9
HUD....................................................................     42
Land-Secured Contract..................................................      5
Liquidation Proceeds...................................................     31
Loan-to-Value Ratio....................................................     71
Manufactured Home......................................................     71
Master REMIC...........................................................     54
Monthly Servicing Fee..................................................     38
Moody's................................................................     30
Net Liquidation Proceeds...............................................     31
Non-REMIC Certificates.................................................     62
Obligor................................................................     28
OID Regulations........................................................     56
Outstanding Senior Shortfall...........................................     32
Plans..................................................................     50
Pre-Funding Account....................................................      1
Prepayment Assumption..................................................     56
PTE 83-1...............................................................     51
Record Date............................................................     25
Registration Statement.................................................      2
Regular Certificates...................................................     52
Relief Act.............................................................     46
REMIC..................................................................      2
REMIC Election.........................................................     10
Remittance Date........................................................      8
Remittance Rate........................................................     15
Replaced Contract......................................................     30
Residual Certificates..................................................     52
Senior Certificates....................................................      6
Senior Distribution Amount.............................................     32
Series.................................................................      1
Service................................................................     54
Servicer...............................................................      1
Servicing Fees.........................................................     38
Single Certificate.....................................................     25
SMMEA..................................................................     66
Special Distributions..................................................     34
Startup Day............................................................     53
Stated Balance.........................................................      6
Stripped Certificates..................................................     64
Subordinated Certificates..............................................      6
Subsidiary REMIC.......................................................     54
Trust..................................................................      6
Trustee................................................................      4
UCC....................................................................     13
Underwriters...........................................................     67
VA.....................................................................      5

                                    GLOSSARY

     There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. Reference is also made to the Index of Defined Terms herein and in the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

     "Advances" means the advances made by a Servicer (including from advances made by a sub-servicer) on any Remittance Date pursuant to an Agreement.

     "Agreement" means each Pooling and Servicing Agreement by and among the Company, CITSF, as Servicer, and the Trustee.

     "Amount Available" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

     "Asset Service Center" means CITSF's asset service facility in Oklahoma City, Oklahoma.

     "Bankruptcy Code" means Title 11 of United States Code, 11 U.S.C. ss. 101 et seq.

     "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

     "Certificate Remittance Amount" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Remittance Date, the amount, if any, by which the then outstanding Stated Balance of the Classes of Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates to be added to the Stated Balance thereof on such Remittance Date) exceeds the asset value of the Contracts included in the Trust for such Series as of the end of the related Due Period.

     "Certificates"  means  the  Manufactured   Housing  Contract   Pass-Through
Certificates issued pursuant to an Agreement.

     "CIT" means The CIT Group Holdings, Inc.

     "CITSF" means The CIT Group/Sales Financing, Inc.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Company" means The CIT Group Securitization Corporation II.

     "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

     "Contract Pool" means, with respect to each Series of Certificates, the pool of manufactured housing installment sales contracts and installment loan agreements transferred by the Company to the Trustee.

     "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

     "Contracts" means the manufactured housing installment sales contracts and installment loan agreements, which constitute the corpus of a Trust.

     "Cut-off  Date"  means  the  date  specified  in  the  related   Prospectus
Supplement as the date from which principal and interest payments on the Contracts are included in the Trust.

     "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

     "DOL" means the United States Department of Labor.

     "Due Period" means the period for which interest and principal on the Contracts is calculated for a related Remittance Date, as specified in the related Prospectus Supplement.

     "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "FHA" means the Federal Housing Administration.

     "HUD" means the United States Department of Housing and Urban Development.

     "Land-Secured Contract" means a Contract that is secured by a new or used Manufactured Home and/or in certain cases, a mortgage, deed of trust or similar instrument on real estate on which the related Manufactured Home is located. Under the laws of the jurisdiction in which such real estate is located the Manufactured Home may or may not be deemed permanently affixed to the real estate on which such Manufactured Home is situated and may or may not be considered or classified as part of the real estate regardless of whether the Manufactured Home is deemed affixed to the real estate on which it is situated.

     "Liquidation   Proceeds"  means  all  amounts   received  and  retained  in
connection with the liquidation of defaulted Contracts.

     "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

     "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     "Record Date" means the date specified in the related Prospectus Supplement
for  the  list  of   Certificateholders   entitled  to   distributions   on  the
Certificates.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

     "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

     "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

     "Senior Certificates" means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

     "Senior Distribution Amount" means, with respect to a Series of Certificates having Subordinated Certificates, as of each Remittance Date and for each Class of Senior Certificates, the amount due the holders of such Class of Senior Certificates.

     "Series" means a series of Certificates.

     "Servicer" means, with respect to each Series of Certificates evidencing interests in Contracts, the Servicer specified in the related Prospectus Supplement.

     "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in the related Prospectus Supplement.

     "Single Certificate" means, unless otherwise specified in the related Prospectus Supplement, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such class.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollar amount (exclusive of interest at the related interest rate) to which the Holder thereof is entitled from the cash flow of the Trust.

     "Subordinated   Certificates"   means,  with  respect  to  each  Series  of
Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

     "Trust" means, with respect to each Series of Certificates, the trust created by the related Agreement.

     "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

     "UCC" means the Uniform Commercial Code.

     "VA" means the Veterans' Administration.

                                   PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


     Registration Fee.......................................    $172,415.00
     Blue Sky Fees and Expenses.............................      30,000.00
     Accountant's Fee and Expenses..........................      50,000.00
     Attorney's Fees and Expenses...........................     195,000.00
     Trustee's Fees and Expenses............................      20,000.00
     Printing and Engraving Expenses........................      60,000.00
     Rating Agency Fees.....................................      35,000.00
     Miscellaneous Fees and Expenses........................       5,000.00
                                                               ------------
           Total............................................    $567,415.00



Item 31.  Sales to Special Parties

            Not Applicable


Item 32.  Recent Sales of Unregistered Securities


     During June 1994, The CIT Group Securitzation Corporation II (the "Company") issued 200 shares of its Common Stock, no par value per share, to The CIT Group Holdings, Inc. ("CIT"). No underwriters were involved in connection with such issuance, which was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").


     Listed below are all other unregistered securities sold by the Company since its formation. These Certificates were distributed by the placement agent listed below and privately placed by such placement agent with institutional investors in transactions exempt from the registration provisions of the Securities Act.

                                    Principal Amount             Placement
 Series       Issue Date             of Certificates               Agent
 ------       ----------            ----------------             ---------
 1994-1      July 14, 1994        $42,033,000 (Class A)     Goldman, Sachs & Co.
                                      (Approximate)

Item 33. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     The Company's By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.


     Article X of the By-laws of CIT provides, in effect, that, in addition to any rights afforded to an officer, director or employee of CIT by contract or operation of law, CIT may indemnify any person who is or was a director, officer, employee, or agent of CIT, or of any other corporation which he served at the request of CIT, against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of CIT or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee, or agent of CIT or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of CIT or such other corporation, and, in connection with any criminal action proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article X further provides that any person who is or was a director, officer, employee, or agent of CIT or any direct or indirect wholly-owned subsidiary of CIT shall be entitled to indemnification as a matter of right if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the type described in the foregoing paragraph.

     In addition, the Registrants maintain directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $65,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act of 1933.


     Pursuant to the form of Underwriting Agreement, the Underwriters will agree, subject to certain conditions, to indemnify the Registrants, their directors, certain of their officers and persons who control the Registrants within the meaning of the Securities Act of 1933 against certain liabilities.


Item 34.  Treatment of Proceeds from Stock Being Registered

            Not Applicable

Item 35.  Financial Statements and Exhibits

      (a)   Financial Statements:

            Not Applicable

      (b)   Exhibits:


      1.1*        Form of Underwriting Agreement

      3(i).1* Certificate of Incorporation of The CIT Group Securitization Corporation II

      3(ii).1*    Bylaws of The CIT Group Securitization Corporation II

      4.1*        Form of Pooling and Servicing Agreement

      4.2*        Form of Limited Guarantee

      5.1*        Opinion and Consent of Schulte Roth & Zabel

      8.1*        Opinion of Schulte Roth & Zabel as to tax matters

      10.1*       Form of Sale and Purchase Agreement

      10.2*       Form of Subsequent Sale and Purchase Agreement

      12.1*       Computation of Ratios of Earnings to Fixed Charges

      24.1*       Consent of Schulte  Roth & Zabel  (included as part of Exhibit
                  5.1)

      24.2*       Consent of KPMG Peat Marwick LLP

      25.1* Powers of attorney of The CIT Group Securitization Corporation II (included on page II-6)

      25.2*       Powers of attorney of The CIT Group Holdings, Inc.

      --------------
      * Filed herewith

Item 36.  Undertakings.


     The undersigned registrants hereby undertake:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CIT pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) That, for purposes of determining any liability under Securities Act, each filing of CIT's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     The undersigned Registrants hereby agree to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on December 21, 1994.


                                     THE CIT GROUP SECURITIZATION CORPORATION II



                                     By: /s/ JAMES J. EGAN, JR.
                                        -----------------------
                                         Name:  James J. Egan, Jr.
                                         Title: President

                                    *By: /s/ JAMES J. EGAN, JR.
                                        -----------------------
                                         Name:  James J. Egan, Jr.
                                         Title: Attorney-in-Fact



                               POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James J. Egan, Jr., Joseph M. Leone and Norman
H. Rosen, or any of them (with the full power of each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                        Title                                  Date
         ---------                                        -----                                  ----


       *                                President and Director                             December 21, 1994
- -------------------------
     James J. Egan, Jr.


       *                                Executive Vice President and Director              December 21, 1994
- -------------------------
     Joseph M. Leone


       *                                Vice President and Director                        December 21, 1994
- -------------------------
     Edward A. Farley

       *                                Vice President, Treasurer and Controller           December 21, 1994
- -------------------------
     Robin H. Gordon                   (principal financial and accounting officer)


Original powers of attorney authorizing James J. Egan, Jr., Joseph M. Leone and Norman H. Rosen and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by the Corporation and available for examination pursuant to Item 302(b) of Registration S-T.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on December 21, 1994.

                                       THE CIT GROUP HOLDINGS, INC.

                                  By:  /s/ ERNEST D. STEIN
                                       ----------------------------------------
                                                  Ernest D. Stein
                                       Executive Vice President, General Counsel
                                        and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


               Signature and Title                                     Date
               -------------------                                     ----
                        *
- ------------------------------------------------
               Albert R. Gamper, Jr.
President, Chief, Executive Officer, and Director
          (principal executive officer)

                        *
- -------------------------------------------------
                 Hisao Kobayashi
                     Director

                        *
- -------------------------------------------------        *By /s/ ERNEST D. STEIN
                  Michio Murata                          -----------------------
                     Director                                    Ernest D. Stein
                                                                Attorney-in-fact
                        *
- -------------------------------------------------              December 21, 1994
               Joseph A. Pollicino
                      Director

                        *
- ------------------------------------------------
                   Paul N. Roth
                     Director

                        *
- ------------------------------------------------
                  Hideo Kitahara
                     Director

               Signature and Title                                      Date
               -------------------                                      ----




                        *
- ------------------------------------------------
                 Peter J. Tobin
                    Director

                        *
- ------------------------------------------------
                 Toshiji Tokiwa
                    Director

                        *
- ------------------------------------------------
                   Keiji Torii
                    Director

                        *
- ------------------------------------------------
                William H. Turner
                    Director


           /s/ JOSEPH J. CARROLL                               December 21, 1994
- ----------------------------------------------------
               Joseph J. Carroll
Executive Vice President and Chief Financial Officer
  (principal financial and accounting officer)


     Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Donald J. Rapson and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by The CIT Group Holdings, Inc. and available for examination pursuant to Item 302(b) of Regulation S-T.